RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                            Company,

                 RESIDENTIAL FUNDING CORPORATION,

                        Master Servicer,

                              and

                     BANKERS TRUST COMPANY,

                            Trustee




                 POOLING AND SERVICING AGREEMENT

                    Dated as of April 1, 1995



                Mortgage Pass-Through Certificates

                         Series 1995-S4




                        TABLE OF CONTENTS

                                                     Page

                            ARTICLE I

                           DEFINITIONS

Section 1.01.Definitions................................3
Accrued Certificate Interest............................3
Adjusted Mortgage Rate..................................3
Advance.................................................3
Affiliate...............................................4
Agreement...............................................4
Amount Held for Future Distribution.....................4
Appraised Value.........................................4
Assignment..............................................4
Assignment Agreement....................................4
Assignment of Proprietary Lease.........................4
Available Distribution Amount...........................4
Bankruptcy Amount.......................................5
Bankruptcy Code.........................................5
Bankruptcy Loss.........................................5
Book-Entry Certificate..................................5
Business Day............................................5
Buydown Funds...........................................5
Buydown Mortgage Loan...................................6
Cash Liquidation........................................6
Certificate.............................................6
Certificate Account.....................................6
Certificate Account Deposit Date........................6
Certificateholder or Holder.............................6
Certificate Owner.......................................6
Certificate Principal Balance...........................6
Certificate Register and Certificate Registrar..........7
Class...................................................7
Class A Certificate.....................................7
Class A-5 Principal Distribution Amount.................7
Class A-5 Collection Shortfall..........................8
Class B Certificate.....................................8
Class B Percentage......................................8
Class B-1 Percentage....................................8
Class B-1 Prepayment Distribution Trigger...............8
Class B-2 Percentage....................................8
Class B-2 Prepayment Distribution Trigger...............8
Class B-3 Percentage....................................8
Class B-3 Prepayment Distribution Trigger...............9
Class M Certificate.....................................9
Class M Percentage......................................9
Class M-1 Percentage....................................9
Class M-2 Percentage....................................9
Class M-2 Prepayment Distribution Trigger...............9
Class M-3 Percentage....................................9
Class M-3 Prepayment Distribution Trigger...............9
Class R Certificate....................................10
Closing Date...........................................10
Code...................................................10
Compensating Interest..................................10
Cooperative............................................10
Cooperative Apartment..................................10
Cooperative Lease......................................10
Cooperative Loans......................................10
Cooperative Stock......................................11
Cooperative Stock Certificate..........................11
Corporate Trust Office.................................11
Credit Support Depletion Date..........................11
Curtailment............................................11
Custodial Account......................................11
Custodial Agreement....................................11
Custodian..............................................11
Cut-off Date...........................................11
Cut-off Date Principal Balance.........................11
Debt Service Reduction.................................11
Deficient Valuation....................................11
Definitive Certificate.................................11
Deleted Mortgage Loan..................................12
Depository.............................................12
Depository Participant.................................12
Destroyed Mortgage Note................................12
Determination Date.....................................12
Discount Fraction......................................12
Discount Mortgage Loan.................................12
Disqualified Organization..............................12
Distribution Date......................................13
Due Date...............................................13
Due Period.............................................13
Duff & Phelps..........................................13
Eligible Account.......................................13
Eligible Funds.........................................13
Event of Default.......................................14
Excess Bankruptcy Loss.................................14
Excess Fraud Loss......................................14
Excess Special Hazard Loss.............................14
Excess Subordinate Principal Amount....................14
Extraordinary Events...................................14
Extraordinary Losses...................................15
FDIC...................................................15
FHLMC..................................................15
Final Distribution Date................................15
Fitch..................................................15
FNMA...................................................15
Foreclosure Profits....................................15
Fraud Loss Amount......................................15
Fraud Losses...........................................16
Independent............................................16
Initial Certificate Principal Balance..................16
Initial Monthly Payment Deposit........................16
Insurance Proceeds.....................................16
Insurer................................................16
Late Collections.......................................16
Liquidation Proceeds...................................17
Loan-to-Value Ratio....................................17
Maturity Date..........................................17
Monthly Payment........................................17
Moody's................................................17
Mortgage...............................................17
Mortgage File..........................................17
Mortgage Loan Schedule.................................17
Mortgage Loans.........................................18
Mortgage Note..........................................18
Mortgage Rate..........................................18
Mortgaged Property.....................................18
Mortgagor..............................................19
Net Mortgage Rate......................................19
Non-Discount Mortgage Loan.............................19
Non-Primary Residence Loans............................19
Non-United States Person...............................19
Nonrecoverable Advance.................................19
Nonsubserviced Mortgage Loan...........................19
Notional Amount........................................19
Officers' Certificate..................................19
Opinion of Counsel.....................................19
Original Senior Percentage.............................19
Outstanding Mortgage Loan..............................20
Ownership Interest.....................................20
Pass-Through Rate......................................20
Paying Agent...........................................20
Percentage Interest....................................20
Permitted Investments..................................20
Permitted Transferee...................................21
Person.................................................22
Pool Stated Principal Balance..........................22
Pool Strip Rate........................................22
Prepayment Assumption..................................22
Prepayment Distribution Percentage.....................22
Prepayment Distribution Trigger........................24
Prepayment Interest Shortfall..........................24
Prepayment Period......................................24
Primary Insurance Policy...............................24
Principal Prepayment...................................24
Principal Prepayment in Full...........................24
Program Guide..........................................24
Purchase Price.........................................24
Qualified Substitute Mortgage Loan.....................25
Rating Agency..........................................25
Realized Loss..........................................25
Record Date............................................26
Regular Certificate....................................26
REMIC..................................................26
REMIC Provisions.......................................26
REO Acquisition........................................26
REO Disposition........................................26
REO Imputed Interest...................................26
REO Proceeds...........................................26
REO Property...........................................26
Request for Release....................................27
Required Insurance Policy..............................27
Residential Funding....................................27
Responsible Officer....................................27
Schedule of Discount Fractions.........................27
Security Agreement.....................................27
Seller.................................................27
Seller's Agreement.....................................27
Senior Accelerated Distribution Percentage.............27
Senior Percentage......................................28
Senior Principal Distribution Amount...................28
Servicing Accounts.....................................28
Servicing Advances.....................................28
Servicing Fee..........................................29
Servicing Officer......................................29
Special Hazard Amount..................................29
Special Hazard Loss....................................30
Standard & Poor's......................................30
Stated Principal Balance...............................30
Subordinate Principal Distribution Amount..............30
Subserviced Mortgage Loan..............................30
Subservicer............................................31
Subservicer Advance....................................31
Subservicing Account...................................31
Subservicing Agreement.................................31
Subservicing Fee.......................................31
Tax Returns............................................31
Transfer...............................................31
Transferee.............................................31
Transferor.............................................31
Trust Fund ............................................31
Uncertificated Accrued Interest........................32
Uncertificated Notional Amount.........................32
Uncertificated Pass-Through Rate.......................32
Uncertificated REMIC Regular Interest Pool Strip Rate..32
Uncertificated REMIC Regular Interests.................32
Uncertificated REMIC Regular Interests Distribution
                           Amounts.....................32
Underwriters...........................................32
Uninsured Cause........................................33
United States Person...................................33
Voting Rights..........................................33


                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans............34
Section 2.02.  Acceptance by Trustee...................38
Section 2.03.  Representations, Warranties and Covenants
               of the Master Servicer and the Company..39
Section 2.04.  Representations and Warranties
                         of Sellers....................43
Section 2.05.  Execution and Authentication of
                         Certificates..................45
Section 2.06.  Conveyance of Uncertificated
               REMIC Regular Interests; Acceptance
                         by the Trustee................45

                                ARTICLE III

                       ADMINISTRATION AND SERVICING
                            OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer......47
Section 3.02.  Subservicing Agreements Between
               Master Servicer and Subservicers;
               Enforcement of Subservicers' and
               Sellers' Obligations....................48
Section 3.03.  Successor Subservicers..................49
Section 3.04.  Liability of the Master Servicer........49
Section 3.05.  No Contractual Relationship Between
               Subservicer and Trustee or
               Certificateholders......................49
Section 3.06.  Assumption or Termination of
               Subservicing Agreements by Trustee......50
Section 3.07.  Collection of Certain Mortgage Loan
               Payments; Deposits to Custodial
               Account.................................50
Section 3.08.  Subservicing Accounts; Servicing
               Accounts................................52
Section 3.09.  Access to Certain Documentation and
               Information Regarding the Mortgage
               Loans...................................54
Section 3.10.  Permitted Withdrawals from the Custodial
               Account.................................54
Section 3.11.  Maintenance of the Primary Insurance
               Policies; Collections Thereunder........56
Section 3.12.  Maintenance of Fire Insurance and
               Omissions and Fidelity Coverage.........56
Section 3.13.  Enforcement of Due-on-Sale Clauses;
               Assumption and Modification Agreements;
               Certain Assignments.....................58
Section 3.14.  Realization Upon Defaulted Mortgage
               Loans...................................60
Section 3.15.  Trustee to Cooperate; Release of Mortgage
               Files...................................62
Section 3.16.  Servicing and Other Compensation;
               Compensating Interest...................63
Section 3.17.  Reports to the Trustee and the Company..64
Section 3.18.  Annual Statement as to Compliance.......64
Section 3.19.  Annual Independent Public Accountants'
               Servicing Report........................64
Section 3.20.  Rights of the Company in Respect of the
               Master Servicer.........................65
Section 3.21.  Administration of Buydown Funds.........65

                            ARTICLE IV

                 PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account....................67
Section 4.02.  Distributions..........................67
Section 4.03.  Statements to Certificateholders.......74
Section 4.04.  Distribution of Reports to the Trustee
               and the Company; Advances by the Master
               Servicer.............................. 76
Section 4.05.  Allocation of Realized Losses......... 78
Section 4.06.  Reports of Foreclosures and
               Abandonment of Mortgaged Property..... 79
Section 4.07.  Optional Purchase of Defaulted
               Mortgage Loans........................ 79
Section 4.08.  Distributions on the Uncertificated
               REMIC Regular Interests............... 80

                        ARTICLE V

                    THE CERTIFICATES

Section 5.01.  The Certificates...................... 81
Section 5.02.  Registration of Transfer and Exchange
               of Certificates....................... 83
Section 5.03.  Mutilated, Destroyed, Lost or Stolen
               Certificates.......................... 87
Section 5.04.  Persons Deemed Owners................. 87
Section 5.05.  Appointment of Paying Agent........... 88
Section 5.06.  Optional Purchase of Certificates..... 88

                     ARTICLE VI

           THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company
               and the Master Servicer............... 90
Section 6.02.  Merger or Consolidation of the
               Company or the Master Servicer;
               Assignment of Rights and Delegation of
               Duties by Master Servicer............. 90
Section 6.03.  Limitation on Liability of the Company,
               the Master Servicer and Others.........91
Section 6.04.  Company and Master Servicer Not to
               Resign................................ 92

                         ARTICLE VII

                           DEFAULT

Section 7.01.  Events of Default..................... 93
Section 7.02.  Trustee or Company to Act;
               Appointment of Successor.............. 95
Section 7.03.  Notification to Certificateholders.... 95
Section 7.04.  Waiver of Events of Default........... 96

                        ARTICLE VIII

                 CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee..................... 97
Section 8.02.  Certain Matters Affecting the
               Trustee............................... 99
Section 8.03.  Trustee Not Liable for Certificates
               or Mortgage Loans.....................100
Section 8.04.  Trustee May Own Certificates..........100
Section 8.05.  Master Servicer to Pay Trustee's
               Fees and Expenses; Indemnification....100
Section 8.06.  Eligibility Requirements for Trustee..101
Section 8.07.  Resignation and Removal of the
               Trustee...............................102
Section 8.08.  Successor Trustee.....................103
Section 8.09.  Merger or Consolidation of Trustee....103
Section 8.10.  Appointment of Co-Trustee or Separate
               Trustee...............................104
Section 8.11.  Appointment of Custodians.............105
Section 8.12.  Appointment of Office or Agency.......105

                       ARTICLE IX

                      TERMINATION

Section 9.01.  Termination Upon Purchase by the
               Master Servicer or the Company or
               Liquidation of All Mortgage
               Loans.................................106
Section 9.02.  Additional Termination Requirements...108

                       ARTICLE X

                   REMIC PROVISIONS

Section 10.01.  REMIC Administration..................110
Section 10.02.  Master Servicer and Trustee
                Indemnification.......................113

                      ARTICLE XI

              MISCELLANEOUS PROVISIONS

Section 11.01.  Amendment.............................114
Section 11.02.  Recordation of Agreement;
                Counterparts..........................116
Section 11.03.  Limitation on Rights of
                Certificateholders....................117
Section 11.04.  Governing Law.........................117
Section 11.05.  Notices...............................117
Section 11.06.  Notices to Rating Agency..............118
Section 11.07.  Severability of Provisions............119
Section 11.08.  Supplemental Provisions for
                Resecuritization......................119

EXHIBITS

Exhibit A:      Form of Class A Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Form of Custodial Agreement
Exhibit One:    Form of Custodian Initial Certification
Exhibit Two:    Form of Custodian Interim Certification
Exhibit Three:  Form of Custodian Final Certification
Exhibit F:      Mortgage Loan Schedule
Exhibit G:      Form of Seller/Servicer Contract
Exhibit H:      Forms of Request for Release
Exhibit I-1:    Form of Transfer Affidavit and Agreement
Exhibit I-2:    Form of Transferor Certificate
Exhibit J:      Form of Investor Representation Letter
Exhibit K:      Form of Transferor Representation Letter
Exhibit L:      Form of Rule 144A Investment
                 Representation Letter
Exhibit M:      Text of Amendment to Pooling and
                 Servicing Agreement Pursuant to
                 Section 12.01(e) for a Limited Guaranty
Exhibit N:      Form of Limited Guaranty
Exhibit O:      Form of Lender Certification for
                 Assignment of Mortgage Loan
Exhibit P:      Schedule of Discount Fractions


     This Pooling and Servicing Agreement, effective as of April 1, 1995, among RESIDENTIAL FUNDING MORTGAGE
SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer
(together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as trustee
(together with its permitted successors and assigns, the "Trustee"),

                          PRELIMINARY STATEMENT:

The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the segregated pool of assets described in the definition of Trust Fund (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Deposit), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund." The Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-
1, Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3 Certificates and the Uncertificated REMIC Regular
Interests will represent ownership of "regular interests" in the Trust Fund, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-6 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

  The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate
Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                    Aggregate
                                     Initial
                        Pass-      Certificate
                       Through      Principal
Designation   Type      Rate         Balance

Class A-1    Senior      %       $54,360,000.00
Class A-2    Senior      %       $18,250,000.00
Class A-3    Senior      %       $ 6,624,000.00
Class A-4    Senior      %       $20,796,315.00
Class A-5    Senior    0.00%     $ 1,051,485.04
Class A-6    Senior   Variable
                         Rate    $         0.00
Class R     Residual/
             Senior      %       $       100.00
Class M-1   Mezzanine    %       $ 1,575,400.00
Class M-2   Mezzanine    %       $   525,100.00
Class M-3   Mezzanine    %       $   525,100.00
Class B-1  Subordinate   %       $   630,100.00
Class B-2  Subordinate   %       $   315,000.00
Class B-3  Subordinate   %       $   367,576.59


                                        Initial Ratings
Designation   Features   Maturity Date   S&P      Fitch

Class A-1      Senior    April 25, 2010  AAA      AAA
Class A-2      Senior    April 25, 2010  AAA      AAA
Class A-3      Senior    April 25, 2010  AAA      AAA
Class A-4      Senior    April 25, 2010  AAA      AAA
Class A-5     Principal
                Only     April 25, 2010  AAAr     AAA
Class A-6     Stripped
             Interests   April 25, 2010  AAAr     AAA
Class R       Residual   April 25, 2010  AAA      AAA
Class M-1    Mezzanine   April 25, 2010  AA       N/A
Class M-2    Mezzanine   April 25, 2010  A        N/A
Class M-3    Mezzanine   April 25, 2010  BBB      N/A
Class B-1   Subordinate  April 25, 2010  BB       N/A
Class B-2   Subordinate  April 25, 2010  B        N/A
Class B-3   Subordinate  April 25, 2010  N/A      N/A



    The Mortgage Loans have an aggregate Cut-off Date
Principal Balance equal to $105,020,175.63  The Mortgage
Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.

   In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                         ARTICLE I

                        DEFINITIONS

      Section 1.01.  Definitions.

   Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

   Accrued Certificate Interest:        With respect to
each Distribution Date, as to any Class A Certificate
(other than the Class A-5 Certificates, which are not entitled to distributions of interest, and the Class A-6
Certificates), any Class M Certificate, any Class B
Certificate or any Class R Certificate, one month's interest at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-6 Certificates, one month's interest at the Pass-Through Rate on the Notional
Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses and
Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section
4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash
Liquidation or REO Disposition of such Mortgage Loan or
REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special
Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B
Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors'
Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or Class M
Certificates will be reduced by the interest portion
(adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B
Certificates or Class M Certificates pursuant to Section
4.05.  The Class A-5 Certificates receive no
distributions of Accrued Certificate Interest.

     Adjusted Mortgage Rate:  With respect to any
Mortgage Loan and any date of determination, the Mortgage
Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

     Affiliate:  With respect to any Person, any other
Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

    Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

    Amount Held for Future Distribution:  As to any
Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i)
Liquidation Proceeds, Insurance Proceeds, Principal
Prepayments, Mortgage Loan purchases made pursuant to
Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date
(other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

    Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged
Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

    Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering
Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreement:  The Assignment and Assumption
Agreement, dated as of April 27, 1995, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related
Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

     Available Distribution Amount:  As to any
Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to
Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 2.01(f), (v) any amount deposited in the Certificate Account pursuant to
Section 4.07 and (vi) any amount deposited in the Certificate Account pursuant to Section 3.16(e), reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate
Foreclosure Profits, (x) the Amount Held for Future
Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-
(x), inclusive, of Section 3.10(a).

  Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over
(B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

    The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

    Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

    Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction;
provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy
Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service
Reduction.

   Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

    Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

    Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

  Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related
Buydown Funds in accordance with a related buydown agreement.

   Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master
Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

      Certificate:  Any Class A Certificate, Class M
Certificate, Class B Certificate or Class R Certificate.

   Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Funding Mortgage
Securities I, Inc., Mortgage Pass-Through Certificates,
Series 1995-S4" and which must be an Eligible Account.

   Certificate Account Deposit Date:  As to any
Distribution Date, the Business Day prior thereto.

  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R
Certificate for any purpose hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R
Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting
Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate
Register.

  Certificate Owner:  With respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

  Certificate Principal Balance:  With respect to each
Class A Certificate (other than a Class A-6 Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal
Balance of such Certificate as specified on the face thereof minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor
Certificate) and applied to reduce the Certificate
Principal Balance thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate
Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B
Certificates have been reduced to zero, the Certificate
Principal Balance of each Class M Certificate of those
Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage
Loans over (B) the then aggregate Certificate Principal
Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B
Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section
4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor
Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage
Loans over (B) the then aggregate Certificate Principal
Balance of all other Classes of Certificates then outstanding. The Class A-6 Certificates have no
Certificate Principal Balance.

   Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

   Class: Collectively, all of the Certificates bearing the same designation.

  Class A Certificate:  Any one of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5 or Class A-6
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-6 Certificates) evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions. The Class A-6
Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular
Interests.

   Class A-5 Principal Distribution Amount: As defined in Section 4.02(b)(i).

 Class A-5 Collection Shortfall:  With respect to the
Final Disposition of a Discount Mortgage Loan and any
Distribution Date, the excess, if any, of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

 Class B Certificate:  Any one of the Class B-1, Class B-
2, or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the Trust
Fund for purposes of the REMIC Provisions.

   Class B Percentage:  The Class B-1 Percentage, Class
B-2 Percentage and the Class B-3 Percentage.

   Class B-1 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount
Mortgage Loan) immediately prior to such Distribution
Date.

  Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and
Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

  Class B-2 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal
Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage
Loans (or related REO Properties) (other than the related
Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

  Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.65%.

 Class B-3 Percentage:  With respect to any Distribution
Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated
Principal Balance of all the Mortgage Loans (or related
REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

  Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.35%.

    Class M Certificate:  Any one of the Class M-1
Certificates, Class M-2 Certificates or Class M-3
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

  Class M Percentage:  The Class M-1 Percentage, Class M-
2 Percentage and Class M-3 Percentage.

  Class M-1 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal
Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage
Loans (or related REO Properties) (other than the related
Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

  Class M-2 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal
Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage
Loans (or related REO Properties) (other than the related
Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

  Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class
M-2 Certificates, Class M-3 Certificates, Class B-1
Certificates, Class B-2 Certificates and Class B-3
Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.25%.

  Class M-3 Percentage: With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal
Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage
Loans (or related REO Properties) immediately prior to such Distribution Date.

  Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class
M-3 Certificates, Class B-1 Certificates, Class B-2
Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.75%.

  Class R Certificate:  Any one of the Class R
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the Trust Fund for purposes of the REMIC Provisions.

  Closing Date:  April 27, 1995.

  Code:  The Internal Revenue Code of 1986.

  Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest
Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated
Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section
3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

  Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

  Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

  Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

  Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement,
(ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund.

  Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related
Cooperative.

  Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

  Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New
York, New York  10006, Attention: Residential Funding
Corporation Series 1995-S4.

  Credit Support Depletion Date:  The first Distribution
Date on which the Senior Percentage equals 100%.

  Curtailment:  Any Principal Prepayment made by a
Mortgagor which is not a Principal Prepayment in Full.

  Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

  Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

  Custodian: A custodian appointed pursuant to a Custodial Agreement.

  Cut-off Date: April 1, 1995.

  Cut-off Date Principal Balance:  As to any Mortgage
Loan, the unpaid principal balance thereof at the Cut-off
Date after giving effect to all installments of principal due on or prior thereto, whether or not received.
  Debt Service Reduction:  With respect to any Mortgage
Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

  Deficient Valuation:  With respect to any Mortgage
Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

  Definitive Certificate: Any definitive, fully registered Certificate.

  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

  Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

  Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

  Determination Date:  With respect to any Distribution
Date, the 20th day (or if such 20th day is not a Business
Day, the Business Day immediately following such 20th
day) of the month of the related Distribution Date.

  Discount Fraction:  With respect to each Discount
Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.00% minus the Net Mortgage
Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 8.00%. The Discount
Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

  Discount Mortgage Loan:  Any Mortgage Loan having a Net
Mortgage Rate (or the initial Net Mortgage Rate) of less than 8.00% and any Mortgage Loan deemed to be a Discount
Mortgage Loan pursuant to the definition of Qualified
Substitute Mortgage Loan.

  Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

  Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

  Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

  Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

  Duff & Phelps: Duff & Phelps Credit Rating Co. or its successor in interest.
  Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial
Account, either (A) a trust account or accounts maintained in the corporate trust department of The First
National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First
National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating
Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing
Date by such Rating Agency).

  Eligible Funds: On any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior
Interest Distribution Amount, the Senior Principal
Distribution Amount (determined without regard to Section
4.02(a)(ii)(Y)(D), the Class A-5 Principal Distribution
Amount (determined without regard to Section
4.02(b)(i)(E)) and the aggregate amount of Accrued
Certificate Interest on the Class M and Class B
Certificates.

  Event of Default:  As defined in Section 7.01.

  Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable
Bankruptcy Amount.

  Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

  Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable
Special Hazard Amount.

  Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal
Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the amount, if any, by which (i) the aggregate amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date, as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E), is greater than (ii) the excess, if any, of the Certificate
Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such class or classes of Certificates on such Distribution Date.

  Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

  (a) losses that are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section
3.12(b) but are in excess of the coverage maintained thereunder;

  (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard
Loss";

  (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.   by military, naval or air forces; or

3. by an agent of any such government, power, authority or forces;

  (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

  (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

  Extraordinary Losses:  Any loss incurred on a Mortgage
Loan caused by or resulting from an Extraordinary Event.

  FDIC: Federal Deposit Insurance Corporation or any successor thereto.

  FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home
Finance Act of 1970, as amended, or any successor thereto.

  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in
Section 9.02.

  Fitch: Fitch Investors Service, Inc. or its successor in interest.

  FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, or any successor thereto.

  Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance
Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property
(determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO
Disposition occurred.

  Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the third anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

  The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

  Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

  Independent:  When used with respect to any specified
Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
  Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal
Balance of such Class of Certificates as of the Cut-off
Date as set forth in the Preliminary Statement hereto.

  Initial Monthly Payment Deposit:  As defined in Section
2.01(f).

  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage
Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master
Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

  Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

  Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly
Payments due but delinquent for a previous Due Period and not previously recovered.

  Liquidation Proceeds:  Amounts (other than Insurance
Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted
Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

  Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

  Maturity Date:  With respect to (i) a Class of
Certificates representing a regular interest in the Trust
Fund or (ii) an Uncertificated REMIC Regular Interest, the latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance or Uncertificated Notional Amount, respectively, thereof would be reduced to zero.

  Monthly Payment:  With respect to any Mortgage Loan
(including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

  Moody's: Moody's Investors Service, Inc., or its successor in interest.

  Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage
Note.

  Mortgage File:  The mortgage documents listed in
Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

  Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute
Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

(i)  the Mortgage Loan identifying number ("RFC LOAN #");

(ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

(iii) the maturity of the Mortgage Note ("MATURITY
DATE");

(iv) the Mortgage Rate ("ORIG RATE");

(v)  the Subservicer pass-through rate ("CURR NET");

(vi) the Net Mortgage Rate ("RFC NET RATE");

(vii) the Pool Strip Rate ("STRIP");

(viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(ix) the Cut-off Date Principal Balance ("PRINCIPAL
BAL");

(x) the Loan-to-Value Ratio at origination ("LTV");

(xi) the rate at which the Subservicing Fee accrues
("SUBSERV FEE");

(xii) a code "T," "BT" or "CT" under the column "LN
FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence;

(xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence; and

(xiv) the rate at which the Servicing Fee accrues ("MSTR
SERV FEE").

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate,
Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related
Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

  Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

  Mortgaged Property: The underlying real property securing a Mortgage Loan.

  Mortgagor:  The obligor on a Mortgage Note.

  Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage
Rate less the per annum rate at which the Servicing Fee is calculated.

  Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

  Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan
Schedule.

  Non-United States Person:  Any Person other than a
United States Person.

  Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds,
Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section
4.02(a) hereof.

  Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

  Notional Amount: As of any Distribution Date, with respect to the Class A-6 Certificates, an amount equal to the aggregate Certificate Principal Balance of all Classes of Certificates immediately prior to such date.

  Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, and by the Treasurer, the Director, the Secretary, or one of the Assistant
Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

  Original Senior Percentage: 96.21%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal
Balance of the Class A Certificates (other than the Class
A-5 Certificates) and Class R Certificates and the denominator of which is the aggregate Stated Principal
Balance of the Mortgage Loans (other than the Discount
Fraction of the Discount Mortgage Loans).

  Outstanding Mortgage Loan:  As to any Due Date, a
Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash
Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due
Date pursuant to Section 2.02, 2.03 or 2.04.

  Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

  Pass-Through Rate:  With respect to the Class A
Certificates (other than the Class A-6 Certificates),
Class M Certificates, Class B Certificates and Class R
Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-6 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage
Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans, at the close of business on the immediately preceding
Distribution Date after giving effect to the distributions thereon allocable to principal (or, in the case of the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class
A-6 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.4562% per annum.

  Paying Agent:  Bankers Trust Company or any successor
Paying Agent appointed by the Trustee.

  Percentage Interest:  With respect to any Certificate
(other than a Class A-6 or Class R Certificate), the undivided percentage ownership interest in the related
Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial
Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class A-6 or Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

  Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;
(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only
Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard &
Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard
& Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating
Agency in its highest short-term rating available;
provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                                    (vi)                    other
obligations or
securities that are
                    acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating
                    assigned to any Class of Certificates by such Rating Agency below the lower of the then-current
                    rating or the rating assigned to such
Certificates
                    as of the Closing Date by such Rating Agency, as
                    evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.
References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's, either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by
Fitch in the case of Fitch.

Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United States Person.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal
Balances of each Mortgage Loan that was an Outstanding
Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

Pool Strip Rate: With respect to each Mortgage Loan, the rate per annum designated on the Mortgage Loan Schedule as the "STRIP" for such Mortgage Loan. For purposes of the definition of Qualified Substitute Mortgage Loan,
Pool Strip Rate is the excess of the Net Mortgage Rate over 8.00% per annum (but not less than 0.00% per annum).

Prepayment Assumption: A prepayment assumption of 200% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

  Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M
Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

(i)  For any Distribution Date on which the Class M-1
Certificates are outstanding and prior to the later to occur of (x) the Distribution Date in May 2002 and (y) the Distribution Date on which the sum of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Percentages
(before taking into account such month's distribution) equals or exceeds 4.55%:

(a)  in the case of the Class M-1 Certificates, 100%; and

(b)  in the case of each other Class of Class M
Certificates and each Class of Class B Certificates, 0%.

(ii)  For any Distribution Date not described in clause
(i) above:

(a) in the case of the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B
Certificates for which the related Prepayment
Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M
Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment
Distribution Triggers have been satisfied; and

(b)  in the case of each other Class of Class M
Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%.

(iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal
Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M
Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing
Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate
Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such
Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing
Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment
Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-
Maturing Classes in proportion to their respective
Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of
(1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
(ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus
(2) the related Adjustment Percentage.

Prepayment Distribution Trigger:  The Class M-2
Prepayment Distribution Trigger, Class M-3 Prepayment
Distribution Trigger, Class B-1 Prepayment Distribution
Trigger, Class B-2 Prepayment Distribution Trigger or
Class B-3 Prepayment Distribution Trigger.

Prepayment Interest Shortfall:  As to any Distribution
Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related
Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated
Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance
Proceeds, which is received in advance of its scheduled
Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

Purchase Price:  With respect to any Mortgage Loan (or
REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal
Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due
Date to which interest was last paid by the Mortgagor.

Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding, in the Custodial
Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted
Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage
Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute
Mortgage Loan shall be deemed to be a Discount Mortgage
Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified
Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool
Strip Rate of the related Deleted Mortgage Loan (i) the
Pool Strip Rate of such Qualified Substitute Mortgage
Loan shall be equal to the Pool Strip Rate of the related
Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-6 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified
Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

Rating Agency: Fitch and Standard & Poor's, with respect to the Class A Certificates and Class R Certificates, and
Standard & Poor's with respect to the Class M-1, Class M-
2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

Realized Loss:  With respect to each Mortgage Loan (or
REO Property) as to which a Cash Liquidation or REO
Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage
Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed
Interest, if any) at the Net Mortgage Rate from the Due
Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or
REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net
Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master
Servicer or any Subservicer with respect to related
Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related
Distribution Date occurs.

Regular Certificate: Any of the Certificates other than a Class R Certificate.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter
M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to
Section 3.14.

REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance
Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO
Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net
Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related
Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

REO Property:  A Mortgaged Property acquired by the
Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

Required Insurance Policy:  With respect to any Mortgage
Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any
Assistant Secretary, any Trust Officer or Assistant Trust
Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount
Mortgage Loans, attached hereto as Exhibit P.

Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program
Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more
Mortgage Loans.

Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:




Distribution Date                 Senior Accelerated
                                  Distribution Percentage

May 1995 through April 2000.......100%
May 2000 through April 2001.......Senior Percentage, plus
                                 70% of the difference
                                 between 100% and the
                                 Senior Percentage
May 2001 through April 2002.......Senior Percentage, plus
                                  60% of the difference
                                  between 100% and the
                                  Senior Percentage
May 2002 through April 2003.......Senior Percentage, plus
                                  40% of the difference
                                  between 100% and the
                                  Senior Percentage
May 2003 through June 2004........Senior Percentage, plus
                                  20% of the difference
                                  between 100% and the
                                  Senior Percentage
May 2004 and thereafter...........Senior Percentage;

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% and 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M
Certificates and Class B Certificates or (b)(1) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized
Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M
Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior
Accelerated Distribution Percentage for such Distribution
Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal
Balance of the Class A Certificates (other than the Class
A-5 Certificates) and Class R Certificates to zero, the
Senior Accelerated Distribution Percentage shall thereafter be 0%.

Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class A Certificates (other than the Class A-5 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Senior Principal Distribution Amount:  As to any
Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) (X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section
4.02(a)(ii)(Y), (xvi) and (xvii).

Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14.

Servicing Fee:  With respect to any Mortgage Loan and
Distribution Date, the fee payable monthly to the Master
Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan
Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master
Servicers as provided in Section 7.02.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

Special Hazard Amount: As of any Distribution Date, an amount equal to $525,100 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment
Amount (as defined below) as most recently calculated.
For each anniversary of the Cut-off Date, the Adjustment
Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of
(i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary times a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties locate in the State of California divided by the aggregated outstanding principal balance (as immediately preceding
Distribution Date) of all the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 15.45% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest
Mortgage Loan secured by a Mortgaged Property located in the State of California, and (B) the lesser of (i) the product of the Special Hazard Percentage for such anniversary and the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (iii) an amount calculated by the Master
Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

  The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

Standard & Poor's: Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or its successor in interest.

Stated Principal Balance:  With respect to any Mortgage
Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation
Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution
Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous
Distribution Date.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M
Certificates and Class B Certificates, the (a) sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section
4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in
Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior
Certificates; (iii) the product of (x) the related
Prepayment Distribution Percentage, (y) 100% minus the
Senior Accelerated Distribution Percentage and (z) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period
(other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loans); (iv) if such Class is the most senior Class of Certificates then outstanding
(as established in Section 4.05 hereof), any Excess
Subordinate Principal Amount for such Distribution Date;
and (v) any amounts described in clauses (i), (ii) and
(iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B
Certificates minus (b) any Excess Subordinate Principal
Amount not payable to such Class on such Distribution
Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.


Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master
Servicer and the Company.

Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master
Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage
Note over the rate per annum designated on the Mortgage
Loan Schedule as the "CURR NET" for such Mortgage Loan.

Tax Returns:  The federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage
Investment Conduit Income Tax Return, including Schedule
Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal
Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

Trust Fund : The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

(i)   the Mortgage Loans and the related Mortgage Files.

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate
Account and identified as belonging to the Trust Fund, but not including the Initial Monthly Payment Deposit.

(iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

(iv)  the hazard insurance policies and Primary Insurance
Policies, if any, and certain proceeds thereof.

Uncertificated Accrued Interest:  With respect to each
Distribution Date, as to each Uncertificated REMIC
Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest was equal to the related
Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest was equal to the related
Uncertificated Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest
Shortfalls, Realized Losses or other amounts to the Class
A-6 Certificateholders pursuant to Sections 4.02(a) and
4.05 hereof shall be allocated to the Uncertificated
REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related
Uncertificated Notional Amount and such Distribution
Date.

Uncertificated Notional Amount:  With respect to each
Uncertificated REMIC Regular Interest, the aggregate
Stated Principal Balance of the related Mortgage Loan.

Uncertificated Pass-Through Rate:  With respect to each
Uncertificated REMIC Regular Interest, the related
Uncertificated REMIC Regular Interest Pool Strip Rate.

Uncertificated REMIC Regular Interest Pool Strip Rate:
With respect to each Uncertificated REMIC Regular
Interest, the Pool Strip Rate for the related Mortgage
Loan.

Uncertificated REMIC Regular Interests: The 433 uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a particular Mortgage Loan, each having no principal balance, and each bearing interest at the respective
Uncertificated Pass-Through Rate on the Uncertificated
Notional Amount.
Uncertificated REMIC Regular Interests Distribution
Amounts: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interests for such
Distribution Date pursuant to Section 4.08(a).

Underwriters:  CS First Boston Corporation and
Residential Funding Securities Corporation.

Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United
States or any political subdivision thereof, or an estate or trust whose income from sources without the United
States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United
States. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98% of all of the Voting Rights shall be allocated among Holders of the Certificates, respectively, other than the Class A-6 and Class R
Certificates, in proportion to the outstanding
Certificate Principal Balances of their respective
Certificates; and the Holders of the Class A-6 and Class
R Certificates shall be entitled to 1% and 1% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.



                        ARTICLE II



               CONVEYANCE OF MORTGAGE LOANS;


             ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage
Loans on or before the Cut-off Date), except for scheduled payments due on May 1, 1995, with respect to which the Master Servicer made a deposit pursuant to
Section 2.01(f).

(b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;
and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)  The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary
Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(I)(iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

  On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this
Section 2.01(c), the Master Servicer shall deliver to (i)
Standard & Poor's, if it is one of the Rating Agencies,
(ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

(d)  In the event that in connection with any Mortgage
Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

  The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of Section
2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master
Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of
Section 2.01(b).  If any Assignment, Form UCC-3 or Form
UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form
UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment, Form UCC-3 or Form
UCC-1, as applicable, to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective
Custodian such Mortgage, Assignment, Form UCC-3 or Form
UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

  Any of the items set forth in Section 2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

(e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the
Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section
2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of
Proprietary Lease, Cooperative Stock Certificate,
Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative
Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related
Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and
(C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right
(including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses
(1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform
Commercial Code of any other applicable jurisdiction
(including, without limitation, Section 9-305, 8-313 or
8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

  The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential
Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage
Loan or (4) any transfer of any interest of Residential
Funding or the Company in any Uncertificated REMIC
Regular Interest.

(f) The Master Servicer hereby acknowledges that it will deposit cash in an amount equal to $54,085.03 (the
"Initial Monthly Payment Deposit"), representing scheduled principal amortization and interest at the Net
Mortgage Rate for the Due Date in May 1995, for those
Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Initial Monthly Payment
Deposit shall be retained in the Certificate Account pending the inclusion of such Initial Monthly Payment
Deposit in the Available Distribution Amount for the Distribution Date in May 1995. Notwithstanding anything herein to the contrary, the Initial Monthly Payment
Deposit shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Deposit constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Deposit shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury
Regulations.

Section 2.02.       Acceptance by Trustee.

   The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above
(except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian
(such Custodian being so obligated under a Custodial
Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to
Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage
Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt
(or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section
2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, as supplemented, that have been conveyed to it.

  If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage
File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master
Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage
File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase
Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect.
The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master
Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03.    Representations, Warranties and
Covenants of the Master Servicer and the Company.




(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that:

   (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage
Loan in accordance with the terms of this Agreement;

  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

 (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

   (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

 (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master
Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated
Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

  Upon discovery by either the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section
2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. The obligation of the Master
Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

(iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance
Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary
Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.62% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 1.26% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged
Properties located in any one zip code area outside
California; Not more than 1.00% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are Cooperative Loans;

(vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program
Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 0.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

(x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

(xi) One of the Mortgage Loans representing 0.2% of the Mortgage Loans by Aggregate Stated Principal Balance as of the Cut-off Date was a Buydown Mortgage Loan;

(xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury
Regulations Section 1.860G-2(a)(1);

(xiii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xiv) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

(xv) With respect to each Mortgage Loan originated under a "streamlined" mortgage loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced mortgage loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) The aggregate Monthly Payments for May 1995 for each Mortgage Loan described in Section 2.01(f) will equal the Initial Monthly Payment Deposit; and

(xvii)  None of the Mortgage Loans contain in the related
Mortgage File a Destroyed Mortgage Note.

(xviii) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in
Section 216 of the Code);

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

  Upon discovery by any of the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this
Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage
Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section
2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within
90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified
Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04.  Representations and Warranties of Sellers.

  The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage
Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related
Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's
Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential
Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage
Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement
Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such
Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified
Substitute Mortgage Loan or Loans for a Deleted Mortgage
Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified
Substitute Mortgage Loan or Loans, the original Mortgage
Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust
Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage
Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master
Servicer shall amend or cause to be amended the Mortgage
Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount
Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended
Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount
Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related
Subservicing Agreement in all respects, the related
Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute
Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section
2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

   In connection with the substitution of one or more
Qualified Substitute Mortgage Loans for one or more
Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).
Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.
Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section
860G(d)(1) of the Code or (b) any portion of the Trust
Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

  It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is
Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment
Agreement applicable to such Mortgage Loan.

Section 2.05.  Execution and Authentication of
               Certificates.

  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

Section 2.06.  Conveyance of Uncertificated REMIC Regular
              Interests; Acceptance by the Trustee.

  The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC Regular
Interests to the Trustee for the benefit of the Class A-6
Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class
A-6 Certificateholders.  The right of the Class A-6
Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Class A-6
Certificates, and all ownership interests of the Class A-
6 Certificateholders in such distributions, shall be as set forth in this Agreement.

                          ARTICLE III

                ADMINISTRATION AND SERVICING
                     OF MORTGAGE LOANS

Section 3.01.     Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration.
Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage
Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the REMIC to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage
Loan, the Master Servicer shall act reasonably and in good faith and, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage
Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master
Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02.  Subservicing Agreements Between Master
               Servicer and Subservicers; Enforcement of
               Subservicers' and Sellers' Obligations.


(a)  The Master Servicer may continue in effect
Subservicing Agreements entered into by Residential
Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new
Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master
Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage
Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each
Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing
Agreement is attached to this Agreement as Exhibit G.
With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master
Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different
Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on the interests of the Certificateholders in a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in
Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04.
Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing
Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master
Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.03.   Successor Subservicers.

  The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement;
provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing
Agreement.  If the Master Servicer or any Affiliate of
Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related
Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.   Liability of the Master Servicer.

  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master
Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between
                           Subservicer and Trustee or
                           Certificateholders.

  Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section 2.02 hereof.

Section 3.06.   Assumption or Termination of Subservicing
                Agreements by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into.
The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing
Agreement to the same extent as if the Subservicing
Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing
Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage
Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan
                           Payments; Deposits to
                           Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related
Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program
Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance
Policy or materially adversely affect the lien of the related Mortgage or the interest of the Certificateholders. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the Master
Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In the event of any such arrangement, the Master Servicer shall make timely
Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  All payments on account of principal, including
Principal Prepayments made by Mortgagors on the Mortgage
Loans and the principal component of any Subservicer
Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii)  All payments on account of interest at the Adjusted
Mortgage Rate on the Mortgage Loans, including Buydown
Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO
Disposition has occurred;

(iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to
Section 2.01(f), 3.07(c) or 3.21; and

(vi)  All amounts transferred from the Certificate
Account to the Custodial Account in accordance with
Section 4.02(a).

The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial
Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The
Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial
Account that have been identified by it as being attributable to the Mortgage Loans.

  With respect to Insurance Proceeds, Liquidation
Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03,
2.04 and 4.07 received in any calendar month, the Master
Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution
Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized
Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account
Deposit Date next following the date of such investment
(with the exception of the Amount Held for Future
Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate
Account prior to the use thereof.


Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible
Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master
Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The
Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial
Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged
Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master
Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master
Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors
(or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance
Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing
Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary
Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance
Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section
9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing
Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master
Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
Information Regarding the Mortgage Loans.

  In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift
Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial
               Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial
Account of amounts on deposit therein pursuant to Section
3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a), 3.14 and
4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds,
Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or
4.07) which represent (A) Late Collections of Monthly
Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section
4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing
Advances;

(iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections
3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate
Person, as the case may be, with respect to each Mortgage
Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts
received thereon and not required to be distributed to Certificateholders as of the date on which the related
Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to
Section 4.02(a)(iii);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise;

(ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured
Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x)  to withdraw any amount deposited in the Custodial
Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master
Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate
Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account
Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance
Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage
Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance
Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy.
In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value
Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in
Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary
Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance
Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section
3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
               Omissions and Fidelity Coverage.





(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan
(other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds as to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof.
Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related
Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master
Servicer shall be made on the Certificate Account Deposit
Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial
Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master
Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master
Servicer were servicing and administering the Mortgage
Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master
Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this
Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses;
Assumption and Modification Agreements; Certain
Assignments.





(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing:

 (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master
Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section
3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage
Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person;
provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury
Regulations promulgated thereunder) and causing the REMIC to fail to qualify as such under the Code. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage
Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master
Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage
Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related
Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master
Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan.
Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO
Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section
3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary, reasonable or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master
Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The
Master Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds
(respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses are actually recoverable from related Liquidation Proceeds, Insurance
Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this
Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to
Section 3.10.  Concurrently with the foregoing, the
Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master
Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance
Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash
Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO
Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted
Mortgage Loan or REO Property have been received, and
(ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.
Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO
Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO
Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title
(after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO
Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer, on behalf of the Trust Fund, shall sell any REO Property either (i) within two years after its acquisition by the Trust Fund as determined for the purposes of Section 860G(a)(8) of the Code or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust Fund by the Master Servicer (at the expense of the Trust Fund) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates or Uncertificated REMIC Regular Interests are outstanding in which case the Trust Fund may continue to hold such REO
Property (subject to any conditions contained in such opinion of counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust
Fund in such a manner or pursuant to any terms that would
(i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d)  The proceeds of any Cash Liquidation, REO
Disposition or purchase or repurchase of any Mortgage
Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation
Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO
Imputed Interest, at the Net Mortgage Rate to the Due
Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO
Property); fourth, to all Servicing Fees and Subservicing
Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

Section 3.15.Trustee to Cooperate; Release of Mortgage
Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master
Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate
Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master
Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy.
Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master
Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage
File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master
Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.Servicing and Other Compensation;
Compensating Interest.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv) and (v) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.
In the event that Liquidation Proceeds, Insurance
Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial
Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder
(including payment of premiums for the Primary Insurance
Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (not below zero) by an amount equal to Compensating Interest (if any) for such Distribution
Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing
Fee to which the Master Servicer is entitled pursuant to
Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii);
(ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b); and
(iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

Section 3.17.Reports to the Trustee and the Company.

   Not later than fifteen days after each Distribution
Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing
Officer, setting forth the status of the Custodial
Account as of the close of business on such Distribution
Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.   Annual Statement as to Compliance.

  The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants'
Servicing Report.

   On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public
Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements
(including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit
Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the
Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Company, the Master Servicer and the Trustee relating to Mortgage
Pass-Through Certificates evidencing an interest in first mortgage loans are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

Section 3.20.   Rights of the Company in Respect of the
Master Servicer.

  The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master
Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The
Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding.
The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The
Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds.

(a)  With respect to any Buydown Mortgage Loan, the
Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing
Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown
Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof
(either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master
Servicer in accordance with the terms of the Subservicing
Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


                        ARTICLE IV

            PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.   Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of
(i) any Advance for the immediately succeeding
Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section
3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 4.07, (iv) any amount required to be deposited in the Certificate
Account pursuant to Section 3.16(e), (v) any amount required to be deposited in the Certificate Account pursuant to Section 9.01 and (vi) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master
Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02.  Distributions.

 (a) On each Distribution Date, the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section
4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section
4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

 (i)   to the Class A Certificateholders (other than the
Class A-5 Certificateholders) and Class R
Certificateholders on a pro rata basis based on Accrued
Certificate Interest payable thereon, Accrued Certificate
Interest on such Classes of Certificates as applicable for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(ii)  (X)   to the Class A-5 Certificateholders, the
Class A-5 Principal Distribution Amount; and

(Y)  to the Class A Certificateholders (other than the
Class A-5 and Class A-6 Certificateholders) and Class R
Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) and (c), the sum of the following (applied to reduce the Certificate Principal
Balances of such Class A or Class R Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

                    (1)                 the principal portion of
each Monthly
Payment
due during the related Due Period on each Outstanding
Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other
Bankruptcy Losses exceeds the Bankruptcy Amount;

 (2) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with
Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal
Balance or shortfall with respect to a Discount Mortgage
Loan); and



(3) the principal portion of all other unscheduled collections (other than Principal Prepaymentsin Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);
(B) with respect to each Mortgage Loan
for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud
Losses, Excess Bankruptcy Losses or Extraordinary
Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan
(other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior
Accelerated Distribution Percentage for such
Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage
Loan pursuant to Section 3.14 (in each case, other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to a Discount Mortgage Loan) included in
Section 4.02(b)(i)(C));
(C) the Senior Accelerated Distribution
 Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment
 Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage
 Loan);

 (D)       any Excess Subordinate Principal
           Amount for such Distribution Date;

  (E)      any amounts described in subsection
           (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

   (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero; to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

   (iv)    to the Holders of the Class M-1
           Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

   (v)     to the Holders of theClass M-1
           Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
          Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-5 Collection shortfalls remaining unpaid for all previous
        Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

   (vi)   to the Holders of the Class M-2
          Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

   (vii)   to the Holders of the Class M-2
           Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-5 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

  (viii)   to the Holders of the Class M-3
           Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

   (ix)    to the Holders of the Class M-3
           Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-5 Collection
          Shortfalls remaining unpaid for all previous
           Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
           4.02(a)(ix), (xiii) and (xv) are insufficient
         therefor, applied in reduction of the Certificate
          Principal Balance of the Class M-3 Certificates;

   (x)    to the Holders of the Class B-1
         Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

  (xi)   to the Holders of the Class B-1
         Certificates, an amount equal to (x) the
          Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-5 Collection Shortfalls remaining unpaid for all previous
       Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

  (xii)    to the Holders of the Class B-2
           Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any
          Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

  (xiii)   to the Holders of the Class B-2
           Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-5 Collection
          Shortfalls remaining unpaid for all previous
           Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

 (xiv)    to the Holders of the Class B-3
         Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

  (xv)       to the Holders of the Class B-3
           Certificates, an amount equal to (x) the
            Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-5 Collection
           Shortfalls remaining unpaid for all previous
         Distribution Date, applied in reduction of the
          Certificate Principal Balance of the Class B-3
          Certificates;

   (xvi) to the Class A Certificateholders (other than the Class A-5 and Class A-6
          Certificateholders) and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution
         Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal
     Balances of such Class A Certificates and Class R
      Certificates, but in no event more than the sum of the outstanding Certificate Principal Balances of the Class A Certificates (other than the Class A-5 and Class A-6 Certificates) and Class R
      Certificates and thereafter to each Class of Class
     M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates (other than the Class A-5 and Class A-6 Certificates)
and
                    Class R Certificates have been retired, applied to
                    reduce the Certificate Principal Balance of each
                    such Class of Class M Certificates, but in no event
                    more than the outstanding Certificate Principal Balance of each such Class of Class M
Certificates;
                    and thereafter to each such Class of Class B
                    Certificates then outstanding beginning with such
                    Class with the lowest numerical designation, any
                    portion of the Available Distribution Amount remaining after the Class M Certificates have been
                    retired, applied to reduce the Certificate
                    Principal Balance of such Class of Class B
                    Certificates, but in no event more than the outstanding Certificate Principal Balance of each
                    such Class of Class B Certificates thereof; and

   (xvii)     to the Class R Certificateholders, the
                    balance, if any, of the Available Distribution
                    Amount.

                 Notwithstanding the foregoing, on any
Distribution Date, with respect to the Class of Class B
Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B
Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates,
Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate
Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master
Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash
Liquidation or REO Disposition.

                    (b)                 Distributions of principal
on the Class
A
Certificates (other than the Class A-6 Certificates) and
Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion
Date will be made as follows:

   (i)                 first, to the Class A-5 Certificates,
                    until the Certificate Principal Balance thereof is
                    reduced to zero, an amount (the "Class A-5
                    Principal Distribution Amount") equal to the aggregate of:

     (a)      the related DiscountFraction of the
              principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not
received on or prior to the related Determination
Date, minus the Discount Fraction of the principal portion of any related Debt Service
Reduction  which together with other Bankruptcy
Losses exceeds the Bankruptcy Amount;

    (B)  the related Discount Fraction of the

    principal portion of all unscheduled

collections on each Discount Mortgage Loan

 received during the preceding calendar month

    (other than amounts received in connection

     with a Cash Liquidation or REO Disposition of

         a Discount Mortgage Loan described in clause

            (C) below), including Principal Prepayments in

        Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of

    Discount Mortgage Loans (or, in the case of a

        substitution of a Deleted Mortgage Loan, the

           Discount Fraction of the amount of any

        shortfall deposited in the Custodial Account

           in connection with such substitution);

  (C) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy
Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount
   Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;
 (D)                 any amounts allocable
to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E)  the amount of any Class A-5 Collection
shortfalls for such Distribution Date and the amount of any Class A-5 Collections
Shortfalls remaining unpaid for all previous
Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

   (ii)   second, the balance, if any, of the
Senior Principal Distribution Amount shall be distributed as follows:

 (A) first, to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

 (B)          second, to the Class A-1 Certificates
until the Certificate Principal Balance
thereof has been reduced to zero;

 (C)          third, to the Class A-2 Certificates
  until the Certificate Principal Balance
  thereof has been reduced to zero;
 (D)                 fourth, to the Class A-3 Certificate
 until the Certificate Principal Balance
 thereof has been reduced to zero; and

(E)             fifth, to the Class A-4 Certificates
   until the Certificate Principal Balance
   thereof has been reduced to zero.

  (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the Class A Certificates and Class R Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-5 Certificates, and the Senior Principal Distribution Amount will be distributed to the Class A Certificates (other than the Class A-5 Certificates) and
Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

 (d) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan
(including, but not limited to, recoveries in respect of the representations and warranties made by the related
Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following. No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO
Disposition had occurred but had resulted in a Realized
Loss equal to zero. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized
Loss pursuant to any instrument or fund established under
Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof.
Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage
Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust
Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

  (e)     Each distribution with respect to a Book-Entry
Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate
Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

 (f)    Except as otherwise provided in Section
9.01,
if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master
Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business
Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders do not surrender their Certificates for final cancellation, the Trustee shall cause such funds to be withdrawn from the Certificate
Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section
9.01(d).

      Section 4.03.  Statements to Certificateholders.

 (a)        Concurrently with each distribution
charged to the Certificate Account and with respect to
each Distribution Date the Master Servicer shall forward
to the Trustee and the Trustee shall forward by mail to
each Holder, the Company and the Underwriters   a
statement setting forth the following information as to each Class of Certificates to the extent applicable:

   (i)   (a) the amount of such distribution to
                    the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof,
                    and (b) the aggregate amount included therein representing Principal Prepayments;

(ii)        the amount of such distribution to the
 Certificateholders of such Class allocable to interest;

(iii)               if the distribution to the
                    Certificateholders of such Class is less than the
                    full amount that would be distributable to such Certificateholders if there were sufficient funds
                    available therefor, the amount of the
shortfall;

(iv)                    the amount of any
Advance by the Master
 Servicer pursuant to Section 4.04;

 (v)                    the number and Pool
Stated Principal
 Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

 (vi)                    the aggregate
Certificate Principal
  Balance of each Class of Certificates, and each of the Senior, Class M-1, Class M-2, Class M-3, Class
 B-1, Class B-2 and Class B-3 Percentages, after giving effect to the amounts distributed on such
 Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

 (vii)                    the related
Subordinate Principal
 Distribution Amount and Prepayment Distribution
 Percentage, if applicable;

 (viii)                    on the basis of the
most recent reports
  furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
 (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)                    the number, aggregate
principal balance
 and book value of any REO Properties;

(x)                    the aggregate Accrued
Certificate
Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi)                    the Special Hazard
Amount, Fraud Loss
Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

 (xii)                    the Pass-Through Rate
on the Class A-6
 Certificates for such Distribution Date;

(xiii)                    the occurrence of the
Credit Support
Depletion Date;

 (xiv)                    the Senior Accelerated
Distribution
Percentage applicable to such distribution;

 (xv)                    the Senior Percentage
for such
Distribution Date;

 (xvi)                    the aggregate amount
of Realized Losses
 for such Distribution Date;

(xvii)                    the aggregate amount
of any recoveries on
 previously foreclosed loans from Sellers due to a
 breach of representation or warranty;
(xviii)                    the weighted average
remaining term to
maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution
Date; and

(xix)                    the weighted average
Mortgage Rates of
the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses
(i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.
In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

 (b)                 Within a reasonable
period of time after
the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses
(i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master
Servicer and Trustee pursuant to any requirements of the Code.

(c)                 Within a reasonable
period of time after
the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master
Servicer and Trustee pursuant to any requirements of the Code.

   (d)                 Upon the written
request of any
Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting
Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

 Section 4.04.    Distribution of Reports to the
                  Trustee and the Company;
                  Advances by the Master Servicer.




    (a)                 Prior to the close of
business on the
Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate
Account on the immediately succeeding Certificate Account
Deposit Date pursuant to clause (iii) of Section 4.01(a).
The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

   (b)                 On or before 2:00 P.M.
New York time on
each Certificate Account Deposit Date, the Master
Servicer shall either (i) deposit in the Certificate
Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related
Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net
Mortgage Rate), less the amount of any related Debt
Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related
Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future
Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate
Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master
Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section
4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly
Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

    The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance, if made, would constitute a Nonrecoverable
Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

    In the event that the Master Servicer
determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account
Deposit Date the Trustee shall, unless by 12:00 Noon, New
York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master
Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to
Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate
Account an amount equal to the Advance for the immediately succeeding Distribution Date.

     The Trustee shall deposit all funds it
receives
pursuant to this Section 4.04 into the Certificate
Account.

   Section 4.05.
    Allocation of Realized Losses.

     Prior to each Distribution Date, the
Master
Servicer shall determine the total amount of Realized
Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO
Disposition that occurred during the related Prepayment
Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized
Losses, other than Excess Special Hazard Losses, Excess
Bankruptcy Losses, Excess Fraud Losses or Extraordinary
Losses shall be allocated as follows: first, to the Class
B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-
2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1
Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-
3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2
Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1
Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-5 Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage
Loans among all the Class A Certificates (other than the Class A-5 Certificates) and Class R Certificates on a pro rata basis, as described below. Any Excess Special
Hazard Losses, Excess Bankruptcy Losses, Excess Fraud
Losses and Extraordinary Losses on Non-Discount Mortgage
Loans will be allocated among the Class A Certificates
(other than the Class A-5 Certificates) and Class M,
Class B and Class R Certificates on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-
5 Certificates in an amount equal to the related Discount
Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class
A Certificates (other than the Class A-5 Certificates),
Class M, Class B and Class R Certificates on a pro rata basis, as described below.

    As used herein, an allocation of a
Realized
Loss on a "pro rata basis" among two or more specified
Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate
Interest thereon (without regard to any Compensating
Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt
Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution
Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class of Class B Certificates then outstanding with the highest numerical designation or, after the Certificate Principal Balances of the Class B
Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a).
Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued
Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

    Section 4.06.  Reports of Foreclosures and
                   Abandonment of Mortgaged
                   Property.

  The Master Servicer or the Subservicers
shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

       Section 4.07.    Optional Purchase of Defaulted
                       Mortgage Loans.
          As to any Mortgage Loan which is
delinquent in
payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate
Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.



    Section 4.08. Distributions on the
Uncertificated REMIC Regular Interests.

(a)                 On each Distribution
Date, the Trustee
shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests,
Uncertificated Accrued Interest on the Uncertificated
REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

  (b)                 In determining from
time to time the
Uncertificated REMIC Regular Interest Distribution
Amounts, Realized Losses allocated to the Class A-6
Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

  (c)                 On each Distribution
Date, the Trustee
shall be deemed to distribute from the Trust Fund, in the priority set forth in Sections 4.02(a), to the Class A-6
Certificates, the amounts distributable thereon from the Uncertificated REMIC Regular Interest Distribution
Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 4.08. The amount deemed distributable hereunder with respect to the Class
A-6 Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC Regular
Interests.

  (d)                 Notwithstanding the
deemed distributions
on the Uncertificated REMIC Regular Interests described in this Section 4.07, distributions of funds from the Certificate Account shall be made only in accordance with
Section 4.02.




                         ARTICLE V



                     THE CERTIFICATES

  Section 5.01.       The Certificates.

   (a)                 The Class A, Class M,
Class B and Class R
Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class A-6 and Class R Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3 and Class B
Certificates) and integral multiples of $1 (or $1,000 in the case of the Class A-5, Class M-1, Class M-2 and Class
M-3 Certificates) in excess thereof, except that one
Certificate of the Class A-5 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:


   Class A-5:   $485.04
   Class B-3:   $575.59

 he Class A-6 and Class R Certificates
shall be
issuable in minimum denominations of not less than a 20%
Percentage Interest; provided, however, that one Class R
Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

      The Certificates shall be executed by
manual or
facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates.
No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

   (b)                 The Class A-1, Class
A-2, Class A-3 and
Class A-4 Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein.  The Certificate
Owners shall hold their respective Ownership Interests in and to the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry
Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the
Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry
Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

    If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive
Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership interest that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such beneficial ownership interest. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive
Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

 Section 5.02.    Registration of Transfer and
                    Exchange of Certificates.

      (a)                 The Trustee shall
cause to be kept at one
of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate
Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

     (b)                 Upon surrender for
registration of
transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate
Percentage Interest.

     (c)                 At the option of the
Certificateholders,
Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (d)  No transfer, sale, pledge or other
disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said
Act and laws.  Except as otherwise provided in this
Section 5.02(d), in the event that a transfer of a Class
B Certificate is to be made (i) unless the Company directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class B
Certificates may be made in accordance with this Section
5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and
(ii) is aware that the proposed transferror intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master
Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

      (e)                 In the case of any
Class M, Class B or
Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA") or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan or any other Person who is using "plan assets" of any plan to effect such acquisition, unless otherwise directed by the Company, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master
Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The Trustee may require that any prospective transferee of a Class M, Class B or Class R Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition.

        (f)                 (i)  Each Person who
has or who acquires
any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

      (A)                 Each Person holding
or acquiring any
                    Ownership Interest in a Class R Certificate shall
                    be a Permitted Transferee and shall promptly notify
                    the Trustee of any change or impending change in
                    its status as a Permitted Transferee.

                               (B)  In connection with any proposed
Transfer
                    of any Ownership Interest in a Class R
Certificate,
                    the Trustee shall require delivery to it, and shall
                    not register the Transfer of any Class R
                    Certificate until its receipt of, (I) an affidavit
                    and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as
Exhibit
                    I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things,
                    that it is a United States Person and a
Permitted
                    Transferee, that it is not acquiring its Ownership
                    Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a
Permitted
                    Transferee, and that it has reviewed the provisions
                    of this Section 5.02(f) and agrees to be bound by
                    them, and (II) a certificate, in the form attached
                    hereto as Exhibit I-2, from the Holder wishing to
                    transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things,
                    that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                   (C)                 Notwithstanding the
delivery of a
                    Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a
Responsible
                    Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed
                    Transferee is not a United States Person or not a
                    Permitted Transferee, no Transfer of an
Ownership
                    Interest in a Class R Certificate to such proposed
                    Transferee shall be effected.

                   (D)                 Each Person holding
or acquiring any
                    Ownership Interest in a Class R Certificate shall
                    agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such
Person
                    attempts to transfer its Ownership Interest in a
                    Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate
                    to the Trustee in the form attached hereto as
                    Exhibit I-2.

                    (E)                 Each Person holding
or acquiring an
                    Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder"
                    within the meaning of Temporary Treasury
                    Regulations Section 1.67-3T(a)(2)(i)(A)
immediately
                    upon acquiring an Ownership Interest in a Class
R
                    Certificate, if it is, or is holding an
Ownership
                    Interest in a Class R Certificate on behalf of, a
                    "pass-through interest holder."

                    (ii)                The Trustee will
register the Transfer of
any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class
R Certificates to Non-United States Persons and
"Disqualified Organizations" (as defined in Section
860E(c)(5) of the Code) are prohibited.

                                        (iii)

(A)                 If any "Disqualified
Organization" (as defined in Section 860E(c)(5) of the Code) shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
Section 1.860G-3, then the last preceding Permitted
Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

      (B)                 If any purported
Transferee shall become
a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause
(iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R
Certificate to a purchaser selected by the Master
Servicer on such terms as the Master Servicer may choose.
Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (iv)  The Master Servicer, on behalf of the
Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R
Certificates required to be provided to the Internal
Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

 (v)       The provisions of this
Section 5.02(f) set
forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A)                 written notification
from each Rating
                    Agency to the effect that the modification, addition to or elimination of such provisions will
                    not cause such Rating Agency to downgrade its then-
                    current ratings, if any, of any Class of the Class
                    A, Class M, Class B or Class R Certificates below
                    the lower of the then-current rating or the rating
                    assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B)                 a certificate of the
Master Servicer
                    stating that the Master Servicer has received an
                    Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect
                    that such modification, addition to or absence of
                    such provisions will not cause the Trust Fund to
                    cease to qualify as a REMIC and will not cause
(x)
                    the Trust Fund to be subject to an entity-level tax
                    caused by the Transfer of any Class R
Certificate
                    to a Person that is a Disqualified Organization or
                    (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that
                    is not a United States Person and a Permitted
                    Transferee.

      (h)                 No service charge
shall be made for any
transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (i)                 All Certificates
surrendered for transfer
and exchange shall be destroyed by the Certificate
Registrar.

Section 5.03.        Mutilated, Destroyed, Lost or
                     Stolen Certificates.

       If (i) any mutilated Certificate is
surrendered
to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new
Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding.
Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

 Section 5.04.     Persons Deemed Owners.
Prior to due presentation of a Certificate for registration of transfer, the Company, the Master
Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

 Section 5.05.      Appointment of Paying Agent.

The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section
4.02, such sum to be held in trust for the benefit of Certificateholders.

    The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible
Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

Section 5.06.     Optional Purchase of
                    Certificates.

    (a)                 On any Distribution
Date on which the Pool
Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued
Certificate Interest thereon and any previously unpaid
Accrued Certificate Interest.

       (b)                 The Master Servicer
or the Company, as
applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master
Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section
5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

 (i)      the Distribution Date upon which
                    purchase of the Certificates is anticipated to be
                    made upon presentation and surrender of such Certificates at the office or agency of the
Trustee
                    therein designated,

   (ii)     the purchase price therefor, if
             known, and

   (iii)        that the Record Date otherwise
                    applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at
                    the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate
Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

      (c)                 Upon presentation and
surrender of the
Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding
Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

            (d)                 In the event that any
Certificateholders
do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master
Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates.
The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder.
The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


                        ARTICLE VI



            THE COMPANY AND THE MASTER SERVICER

Section 6.01.     Respective Liabilities of the
                  Company and the Master
                   Servicer.

     The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master
Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02.    Merger or Consolidation of the
Company or the Master Servicer; Assignment of Rights and
Delegation of Duties by Master Servicer.




    (a)                 The Company and the
Master Servicer will
each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      (b)                 Any Person into which
the Company or the
Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding;
provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

     (c)                 Notwithstanding
anything else in this
Section 6.02 and Section 6.04 to the contrary, the Master
Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master
Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

 Section 6.03.
 Limitation on Liability of the
 Company, the Master Servicer
 and Others.


    Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master
Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master
Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans
(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

    Neither the Company nor the Master
Servicer
shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Company or the Master
Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage
Loans on deposit in the Custodial Account as provided by
Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued
Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.   Company and Master Servicer Not
to Resign.

     Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


                        ARTICLE VII



                          DEFAULT

 Section 7.01.        Events of Default.

 Event of Default, wherever used herein,
means
any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

 (i)                 the Master Servicer
shall fail to
                    distribute or cause to be distributed to Holders of
                    Certificates of any Class any distribution required
                    to be made under the terms of the Certificates of
                    such Class and this Agreement and, in either case,
                    such failure shall continue unremedied for a period
                    of 5 days after the date upon which written notice
                    of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to
the
                    Master Servicer, the Company and the Trustee by the
                    Holders of Certificates of such Class
evidencing
                    Percentage Interests aggregating not less than 25%;
                    or

 (ii)                the Master Servicer
shall fail to observe
                    or perform in any material respect any other of the
                    covenants or agreements on the part of the Master
                    Servicer contained in the Certificates of any Class
                    or in this Agreement and such failure shall continue unremedied for a period of 30 days
(except
                    that such number of days shall be 15 in the case of
                    a failure to pay the premium for any Required Insurance Policy) after the date on which written
                    notice of such failure, requiring the same to be
                    remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to
the
                    Master Servicer, the Company and the Trustee by the
                    Holders of Certificates of any Class
evidencing, as
                    to such Class, Percentage Interests aggregating not
                    less than 25%; or

 (iii)  a decree or order of a court or
                    agency or supervisory authority having
jurisdiction
                    in the premises in an involuntary case under
any
                    present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of
                    assets and liabilities or similar proceedings,
or
                    for the winding-up or liquidation of its
affairs,
                    shall have been entered against the Master
Servicer
                    and such decree or order shall have remained in force undischarged or unstayed for a period of
60
                    days; or

               (iv)                the Master Servicer
shall consent to the
                    appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt,
                    marshalling of assets and liabilities, or similar
                    proceedings of, or relating to, the Master
Servicer
                    or of, or relating to, all or substantially all of
                    the property of the Master Servicer; or

         (v)                 the Master Servicer
shall admit in
                    writing its inability to pay its debts
generally as
                    they become due, file a petition to take advantage
                    of, or commence a voluntary case under, any applicable insolvency or reorganization statute,
                    make an assignment for the benefit of its creditors, or voluntarily suspend payment of its
                    obligations; or

        (vi)                the Master Servicer
shall notify the
                    Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

                    If an Event of Default described in
clauses
(i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting
Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master
Servicer under this Agreement and in and to the Mortgage
Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

            Notwithstanding any termination of the
activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential
Funding would have been entitled pursuant to Sections
3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

 Section 7.02.     Trustee or Company to Act;
                   Appointment of Successor.

       On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial
Account or the Certificate Account pursuant to Sections
3.07(c) and 4.01(b) by the terms and provisions hereof);
provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master
Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage
Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate
Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial
Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master
Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The
Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

 Section 7.03.     Notification to Certificateholders.

                       (a)                 Upon any such
termination or appointment
of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                       (b)                 Within 60 days after
the occurrence of any
Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.    Waiver of Events of Default.

              The Holders representing at least 66% of the
Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


                       ARTICLE VIII



                  CONCERNING THE TRUSTEE

Section 8.01.         Duties of Trustee.

             (a)                 The Trustee, prior to
the occurrence of an
Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

              (b)                 The Trustee, upon
receipt of all
resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

                   The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The
Trustee shall furnish in a timely fashion to the Master
Servicer such information as the Master Servicer may reasonably request from time to time for the Master
Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c)                 No provision of this
Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i)  Prior to the occurrence of an Event
of
                    Default, and after the curing or waiver of all such
                    Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this
                    Agreement, the Trustee shall not be liable except
                    for the performance of such duties and
obligations
                    as are specifically set forth in this
Agreement, no
                    implied covenants or obligations shall be read into
                    this Agreement against the Trustee and, in the absence of bad faith on the part of the
Trustee,
                    the Trustee may conclusively rely, as to the truth
                    of the statements and the correctness of the opinions expressed therein, upon any certificates
                    or opinions furnished to the Trustee by the Company
                    or the Master Servicer and which on their face, do
                    not contradict the requirements of this
Agreement;

              (ii)  The Trustee shall not be personally
                    liable for an error of judgment made in good faith
                    by a Responsible Officer or Responsible
Officers of
                    the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent
                    facts;

     (iii)  The Trustee shall not be personally
                    liable with respect to any action taken, suffered
                    or omitted to be taken by it in good faith in accordance with the direction of
Certificateholders
                    of any Class holding Certificates which
evidence,
                    as to such Class, Percentage Interests
aggregating
                    not less than 25% as to the time, method and place
                    of conducting any proceeding for any remedy available to the Trustee, or exercising any trust
                    or power conferred upon the Trustee, under this Agreement;

              (iv)  The Trustee shall not be charged
with
                    knowledge of any default (other than a default
in
                    payment to the Trustee) specified in clauses
(i)
                    and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01
                    unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure
or
                    event or the Trustee receives written notice of such failure or event at its Corporate Trust
Office
                    from the Master Servicer, the Company or any Certificateholder; and

              (v)  Except to the extent provided in
Section
                    7.02, no provision in this Agreement shall require
                    the Trustee to expend or risk its own funds
                    (including, without limitation, the making of any
                    Advance) or otherwise incur any personal financial
                    liability in the performance of any of its duties
                    as Trustee hereunder, or in the exercise of any of
                    its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of
                    funds or adequate indemnity against such risk or
                    liability is not reasonably assured to it.

             (d)                 The Trustee shall
timely pay, from its own
funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A)
"prohibited transaction" penalty taxes as defined in
Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.


 Section 8.02.  Certain Matters Affecting the Trustee.

     (a)                 Except as otherwise
provided in Section 8.01:
  (i)
The Trustee may rely and shall be
                    protected in acting or refraining from acting upon
                    any resolution, Officers' Certificate,
certificate
                    of auditors or any other certificate,
statement,
                    instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper
or
                    document believed by it to be genuine and to have
                    been signed or presented by the proper party or parties;

        (ii)     The Trustee may consult with counsel
                    and any Opinion of Counsel shall be full and complete authorization and protection in respect of
                    any action taken or suffered or omitted by it hereunder in good faith and in accordance with such
                    Opinion of Counsel;

               (iii)
                   The Trustee shall be under no
                    obligation to exercise any of the trusts or powers
                    vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in
                    relation hereto at the request, order or direction
                    of any of the Certificateholders, pursuant to the
                    provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against
                    the costs, expenses and liabilities which may be
                    incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the
                    obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this
                    Agreement, and to use the same degree of care and
                    skill in their exercise as a prudent investor would
                    exercise or use under the circumstances in the conduct of such investor's own affairs;

             (iv)
The Trustee shall not be personally
                    liable for any action taken, suffered or omitted by
                    it in good faith and believed by it to be authorized or within the discretion or rights
or
                    powers conferred upon it by this Agreement;

              (v)
Prior to the occurrence of an Event
                    of Default hereunder and after the curing of all
                    Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated
in
                    any resolution, certificate, statement,
instrument,
                    opinion, report, notice, request, consent, order,
                    approval, bond or other paper or document, unless
                    requested in writing so to do by Holders of Certificates of any Class evidencing, as to such
                    Class, Percentage Interests, aggregating not less
                    than 50%; provided, however, that if the payment
                    within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation
                    is, in the opinion of the Trustee, not
reasonably
                    assured to the Trustee by the security afforded to
                    it by the terms of this Agreement, the Trustee may
                    require reasonable indemnity against such expense
                    or liability as a condition to so proceeding.
The
                    reasonable expense of every such examination shall
                    be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing,
and
                    otherwise by the Certificateholder requesting the
                    investigation;

              (vi)
The Trustee may execute any of the
                    trusts or powers hereunder or perform any duties
                    hereunder either directly or by or through agents
                    or attorneys provided that the Trustee shall remain
                    liable for any acts of such agents or
attorneys;
                    and

               (vii)
                   To the extent authorized under
                    the Code and the regulations promulgated thereunder, each Holder of a Class R
Certificate
                    hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of
                    signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign
                    on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax
Returns
                    prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined
                    by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the
                    Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or
                    omissions.

                (b)                 Following the issuance
of the
Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

 Section 8.03.     Trustee Not Liable for Certificates or Mortgage
Loans.

                 The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

   Section 8.04.
   Trustee May Own Certificates.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

  Section 8.05.
  Master Servicer to Pay Trustee's Fees and Expenses;
  Indemnification.


               (a)                 The Master Servicer
covenants and agrees
to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section
8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

              (b)                 The Master Servicer
agrees to indemnify
the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i)
with respect to any such claim, the
                    Trustee shall have given the Master Servicer written notice thereof promptly after the
Trustee
                    shall have actual knowledge thereof;

             (ii)
while maintaining control over its
                    own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing
                    such defense; and

             (iii)
                   notwithstanding anything in
                    this Agreement to the contrary, the Master
Servicer
                    shall not be liable for settlement of any claim by
                    the Trustee entered into without the prior consent
                    of the Master Servicer which consent shall not be
                    unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

                       Notwithstanding the foregoing, the
indemnification provided by the Master Servicer in this
Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

 Section 8.06.
 Eligibility Requirements for Trustee.

                    The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

  Section 8.07.
   Resignation and Removal of the
   Trustee.

            (a)                 The Trustee may at any
time resign and be
discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b)                 If at any time the
Trustee shall cease to
be eligible in accordance with the provisions of Section
8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the
Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

                   (c)                 The Holders of
Certificates entitled to at
least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  (d)                 Any resignation or
removal of the Trustee
and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

 Section 8.08.
 Successor Trustee.


    (a)                 Any successor trustee
appointed as
provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage
Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

           (b)                 No successor trustee
shall accept
appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

           (c)                 Upon acceptance of
appointment by a
successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.
Merger or Consolidation of Trustee.

     Any corporation or national banking
association
into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

  Section 8.10.
  Appointment of Co-Trustee or
  Separate Trustee.

                 (a)                 Notwithstanding any
other provisions
hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust
Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b)                 In the case of any
appointment of a co-
trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master
Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c)                 Any notice, request
or other writing given
to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d)                 Any separate trustee
or co-trustee may, at
any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.
If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

    Section 8.11.
    Appointment of Custodians.

 The Trustee may, with the consent of the Master
Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master
Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the
Trustee agrees to comply with the terms of each Custodial
Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

  Section 8.12.
  Appointment of Office or
  Agency.

              The Trustee will maintain an office or
agency
in the City of New York where Certificates may be surrendered for registration of transfer or exchange.
The Trustee initially designates its offices located at Four Albany Street, New York, New York 10006 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section
11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


                        ARTICLE IX



                        TERMINATION

 Section 9.01.
  Termination Upon Purchase by
  the Master Servicer or the
  Company or Liquidation of All
  Mortgage Loans.


    (a)                 Subject to Section
9.02, the respective
obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final
Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final
Distribution Date pursuant to this Article IX following the earlier of:

                (i)
the later of the final payment or
                    other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the
                    Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

             (ii)
the purchase by the Master Servicer
                    or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage
Loan
                    remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage
Loan
                    with respect to Mortgage Loans as to which title
                    has been acquired, (net of any unreimbursed
                    Advances attributable to principal) on the day of
                    repurchase plus accrued interest thereon at the Net
                    Mortgage Rate to, but not including, the first day
                    of the month in which such repurchase price is distributed, provided, however, that in no event
                    shall the trust created hereby continue beyond the
                    expiration of 21 years from the death of the last
                    survivor of the descendants of Joseph P.
Kennedy,
                    the late ambassador of the United States to the Court of St. James, living on the date hereof
and
                    provided further that the purchase price set forth
                    above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

            The right of the Master Servicer or the
Company
to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated
Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal
Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

                (b)                 The Master Servicer
or, in the case of a
final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust
Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise).
Notice of any termination, specifying the anticipated
Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

            (i)
                  the anticipated Final
                    Distribution Date upon which final payment of the
                    Certificates is anticipated to be made upon presentation and surrender of Certificates at the
                    office or agency of the Trustee therein
designated,

           (ii)
                  the amount of any such final
                    payment, if known, and

         (iii)
                  that the Record Date otherwise
                    applicable to such Distribution Date is not applicable, and (A) in the case of the Class A Certificates (other than the Class A-5 Certificates) and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified and (B)
in
                    the case of Class A-5 Certificates, Class M
                    Certificates and Class B Certificates, that such
                    Certificates shall be delivered to the Trustee no
                    later than 30 days following the anticipated
Final
                    Distribution Date.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

           (c)                 In the case of the
Class A Certificates
(other than the Class A-5 Certificates), upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class
A-5, Class M and Class B Certificate, without any such presentation, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection
(a) of this Section) over the total amount distributed under the immediately preceding clause (A). Each Holder of a Class A-5, Class M or Class B Certificate, by its acceptance thereof, shall be deemed to agree to, and shall, deliver such Certificates held by such Holder to the Trustee no later than 30 days following receipt of the final distribution in respect thereof.

             (d)                 In the event that any
Certificateholders
shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date
(if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee
(in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining
Certificateholders concerning surrender of their
Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master
Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master
Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

  Section 9.02.
  Additional Termination Requirements.

              (a)                 The Trust Fund shall
be terminated in
accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

              (i)
The Master Servicer shall establish
                    a 90-day liquidation period for the Trust Fund and
                    specify the first day of such period in a statement
                    attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section
1.860F-1.
                    The Master Servicer also shall satisfy all of the
                    requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and regulations thereunder;

              (ii)
The Master Servicer shall notify the
                    Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of
                    making of the final payment on the
Certificates,
                    the Trustee shall sell or otherwise dispose of all
                    of the remaining assets of the Trust Fund in accordance with the terms hereof; and

         (iii)
                    If the Master Servicer is
                    exercising its right to purchase the assets of the
                    Trust Fund, the Master Servicer shall, during the
                    90-day liquidation period and at or prior to the
                    Final Distribution Date, purchase all of the assets
                    of the Trust Fund for cash; provided, however, that
                    in the event that a calendar quarter ends after the
                    commencement of the 90-day liquidation period but
                    prior to the Final Distribution Date, the Master
                    Servicer shall not purchase any of the assets of
                    the Trust Fund prior to the close of that calendar
                    quarter.

             (b)                 Each Holder of a
Certificate and the
Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the REMIC in accordance with the terms and conditions of this Agreement.


                         ARTICLE X



                     REMIC PROVISIONS

     Section 10.01.  REMIC Administration.

             (a)                 The Master Servicer
shall make an election
to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A (other than the Class A-6), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R
Certificates shall be designated as the sole class of "residual interests" in the Trust Fund. The Class A-6
Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular
Interest. The Master Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Trust Fund as defined in Sections 860G(a)(1) and 860G(a)(2) of the Code, respectively, other than the regular interests and the interests represented by the Class R Certificates, respectively.

                 (b)                 The Closing Date is
hereby designated as
the "startup day" of the Trust Fund within the meaning of
Section 860G(a)(9) of the Code.

             (c)                 Residential Funding
shall hold a Class R
Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the Trust Fund in the manner provided under Treasury Regulations Section
1.860F-4(d) and Temporary Treasury regulations section
301.6231(a)(7)-1T. Residential Funding Corporation, as tax matters person, shall (i) act on behalf of the Trust
Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust
Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and Residential Funding Corporation shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of Residential Funding's willful misfeasance, bad faith or gross negligence. If Residential Funding is no longer the Master Servicer hereunder Residential Funding shall be paid reasonable compensation by any successor Master
Servicer hereto for so acting as tax matters person.

            (d)                 The Master Servicer
shall prepare or cause
to be prepared all of the Tax Returns that it determines are required with respect to the Trust Fund and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Master Servicer without any right of reimbursement therefor. The Master Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

              (e)                 The Master Servicer
shall provide (i) to
any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

              (f)                 The Master Servicer
shall take such
actions and shall cause the Trust Fund to take such actions as are reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer, to the extent reasonably requested by the Master Servicer to do so).
The Master Servicer shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the Trust
Fund, endanger such status or, unless the Master Servicer determines in its sole discretion to indemnify the Trust
Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust
Fund, and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer. At all times as may be required by the Code, the Master
Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust
Fund as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

           (g)                 In the event that any
tax is imposed on
"prohibited transactions" of the Trust Fund as defined in
Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund as defined in
Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

            (h)                 The Trustee and the
Master Servicer shall,
for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

       (i)                 Following the Startup
Day, neither the
Master Servicer nor the Trustee shall accept any contributions of assets to the Trust Fund unless the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

        (j)                 Neither the Master
Servicer nor the
Trustee shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                   (k)                 Solely for the
purposes of Section 1.860G-
1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate
Principal Balance of each Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero is April 25, 2010, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

         (l)                 Within 30 days after
the Closing Date, the
Master Servicer shall prepare and file with the Internal
Revenue Service Form 8811, "Information Return for Real
Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.


   (m)                 Neither the Trustee
nor the Master
Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage
Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to the Trust Fund after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not
(a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02.  Master Servicer and Trustee Indemnification.

     (a)                 The Trustee agrees to
indemnify the Trust
Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article
VIII or this Article X.

               (b)                 The Master Servicer
agrees to indemnify
the Trust Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust
Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this
Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax
Returns prepared by the Master Servicer that contain errors or omissions.




                        ARTICLE XI



                 MISCELLANEOUS PROVISIONS

  Section 11.01.
    Amendment.

              (a)                 This Agreement or any
Custodial Agreement
may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

      (i)                 to cure any ambiguity,

      (ii)                to correct or
supplement any provisions
                    herein or therein, which may be inconsistent with
                    any other provisions herein or therein or to correct any error,

      (iii)
to modify, eliminate or add to any
                    of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize
                    the risk of the imposition of any tax on the Trust
                    Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the
Trustee
                    has received an Opinion of Counsel to the effect
                    that (A) such action is necessary or desirable to
                    maintain such qualification or to avoid or minimize
                    the risk of the imposition of any such tax and
(B)
                    such action will not adversely affect in any material respect the interests of any Certificateholder,

  (iv)                to change the timing
and/or nature of
                    deposits into the Custodial Account or the Certificate Account or to change the name in which
                    the Custodial Account is maintained, provided that
                    (A) the Certificate Account Deposit Date shall in
                    no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an
                    Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any
                    Class of Certificates below the lower of the then-
                    current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced
                    by a letter from each Rating Agency to such effect,

    (v)                 to modify, eliminate
or add to the
                    provisions of Section 5.02(f) or any other provision hereof restricting transfer of the
Class
                    R Certificates by virtue of their being the "residual interests" in the Trust Fund, respectively, provided that (A) such change shall
                    not result in reduction of the rating assigned to
                    any such Class of Certificates below the lower of
                    the then-current rating or the rating assigned to
                    such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to
                    such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense
                    of the party seeking so to modify, eliminate or add
                    such provisions), cause either the Trust Fund or
                    any of the Certificateholders (other than the transferor) to be subject to a federal tax caused
                    by a transfer to a Person that is not a
Permitted
                    Transferee, or

      (vi)                to make any other
provisions with respect
                    to matters or questions arising under this Agreement or such Custodial Agreement which shall
                    not be materially inconsistent with the
provisions
                    of this Agreement, provided that such action shall
                    not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

             (b)                 This Agreement or any
Custodial Agreement
may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class;
provided, however, that no such amendment shall:

                           (i)
reduce in any manner the amount of,
                    or delay the timing of, payments which are required
                    to be distributed on any Certificate without the
                    consent of the Holder of such Certificate,

            (ii)
adversely affect in any material
                    respect the interest of the Holders of
Certificates
                    of any Class in a manner other than as
described in
                    clause (i) hereof without the consent of Holders of
                    Certificates of such Class evidencing, as to such
                    Class, Percentage Interests aggregating not less
                    than 66%, or

           (iii)
                   reduce the aforesaid percentage
                    of Certificates of any Class the Holders of which
                    are required to consent to any such amendment, in
                    any such case without the consent of the Holders of
                    all Certificates of such Class then
outstanding.

            (c)                 Notwithstanding any
contrary provision of
this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

           (d)                 Promptly after the
execution of any such
amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (e)                 The Company shall have
the option, in its
sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust
Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of proposed Treasury
Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders, the Class R Certificateholders, the
Class M Certificateholders, the Master Servicer or the
Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors
Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M
(in which case Residential Funding's Subordinate
Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate;
it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

  Section 11.02.
  Recordation of Agreement; Counterparts.

                    (a)                 To the extent
permitted by applicable law,
this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                (b)                 For the purpose of
facilitating the
recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

 Section 11.03.
   Limitation on Rights of
   Certificateholders.

                      (a)                 The death or
incapacity of any
Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust
Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

               (b)                 No Certificateholder
shall have any right
to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

              (c)                 No Certificateholder
shall have any right
by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other
Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

    Section 11.04.
    Governing Law.

       This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

  Section 11.05.
   Notices.

          All demands and notices hereunder shall
be in
writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400
Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master
Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 8400 Normandale Lake
Boulevard, Suite 700, Minneapolis, Minnesota 55437,
Attention: Investor Relations, Series 1995-S4 or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Four Albany
Street, New York, New York 10006, Attention:  Residential
Funding Corporation Series 1995-S4 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York
10004, Attention: MBS Monitoring or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch, (e) in the case of Standard & Poor's, 25 Broadway, New York, New
York 10004 and (f) in the case of the Underwriters, 55
East 52nd Street, New York, New York 10055 with respect to CS First Boston Corporation and 8400 Normandale Lake
Boulevard, Suite 600, Minneapolis, Minnesota 55437, with respect to Residential Funding Securities Corporation, or such other addresses as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard &
Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

   Section 11.06.
   Notices to Rating Agency.

                    The Company, the Master Servicer or the
Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a),
(b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:


            (a)                 a material change or
amendment to this
                    Agreement,

         (b)                 the occurrence of an
Event of Default,

            (c)                 the termination or
appointment of a
                    successor Master Servicer or Trustee or a change in
                    the majority ownership of the Trustee,

          (d)                 the filing of any
claim under the Master
                    Servicer's blanket fidelity bond and the errors
and
                    omissions insurance policy required by Section
3.12
                    or the cancellation or modification of coverage under any such instrument,

             (e)                 the statement required
to be delivered to
                    the Holders of each Class of Certificates pursuant
                    to Section 4.03,

         (f)                 the statements
required to be delivered
                    pursuant to Sections 3.18 and 3.19,

       (g)                 a change in the
location of the Custodial
                    Account or the Certificate Account,

        (h)                 the occurrence of any
monthly cash flow
                    shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to
                    Section 4.04,

         (i)                 the occurrence of the
Final Distribution
                    Date, and

       (j)                 the repurchase of or
substitution for any
                    Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or
(h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

 Section 11.07.
 Severability of Provisions.

                  If any one or more of the covenants,
agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

  Section 11.08.
   Supplemental Provisions for
   Resecuritization.

     This Agreement may be supplemented by
means of
the addition of a separate Article hereto (a
"Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered
Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new
REMIC, grantor trust or custodial arrangement (a
"Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee;
provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement subject to the requirements of Section 11.01.

 Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860(G)(d) of the Code.
                        IN WITNESS WHEREOF, the Company, the
Master
Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                      RESIDENTIAL FUNDING


                                      MORTGAGE SECURITIES I,


                                      INC.




[Seal]





                               By:




                               Name:  Jill M. Davis


                               Title:   Vice President

Attest:


                  Name:   Diane Wold
                  Title:    Director




                                      RESIDENTIAL FUNDING


                                      CORPORATION

[Seal]





                                      By:




                                      Name:   Diane Wold


                                      Title:    Director


Attest:


                  Name:   Jill M. Davis
                  Title:    Vice President







                                      BANKERS TRUST COMPANY, as


                                      Trustee

[Seal]


                                      By:




                                      Name:  Gary R. Vaughan


                                      Title:  Assistant Vice
                                              President

Attest:


                  Name:

                  Title:

STATE OF NEW YORK

     )


     ) ss.:
COUNTY OF NEW YORK

)


                     On the 27th day of April, 1995 before me, a notary public in and for said State, personally appeared
Jill M. Davis, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.









    Notary
Public

[Notarial Seal]


STATE OF NEW YORK

     )


     ) ss.:
COUNTY OF NEW YORK

)

                     On the 27th day of April, 1995 before me, a notary public in and for said State, personally appeared
Diane Wold, known to me to be a Director of Residential
Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.









    Notary
Public

[Notarial Seal]
STATE OF CALIFORNIA

     )


     ) ss.:
COUNTY OF ORANGE

     )


                    On the 27th day of April, 1995 before me, a notary public in and for said State, personally appeared
Gary R. Vaughan, known to me to be an Assistant Vice President of Bankers Trust Company, a banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.









    Notary
Public

[Notarial Seal]


                         EXHIBIT A



             FORM OF CLASS A _____ CERTIFICATE

                    SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES,
THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

                 [THIS CERTIFICATE IS SUBORDINATED IN RIGHT
OF
PAYMENT TO THE CLASS A ___ CERTIFICATES AS DESCRIBED IN
THE POOLING AND SERVICING AGREEMENT (AS DEFINED BELOW).]

                   [THE FOLLOWING INFORMATION IS PROVIDED
SOLELY
FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS APRIL
27, 1995.  ASSUMING THAT THE MORTGAGE LOANS PREPAY AT
200% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED
IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT
PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH
RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN
$_____ OF OID PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE
YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $_______ PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT],
COMPUTED USING THE APPROXIMATE METHOD.  NO REPRESENTATION
IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE
BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY
OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH
RATE.]
Certificate No. ____  [___%][Variable] Pass-Through Rate

Class A-__ Senior     [___%] [Initial] Pass-Through Rate
                      [based on a Notional Amount]
Date of Pooling and Servicing
Agreement and Cut-off Date:   [Percentage Interest: ___%]
April 1, 1995
                          Aggregate [Initial Certificate
                          Principal Balance]
First Distribution Date:  [Notional Amount] of the Class
May 25 1995               A-__ Certificates:
                          $_____________]

Master Servicer:          [Initial] [Certificate
Residential Funding       Principal
Corporation               Balance] [Notional Amount] of
                          this Certificate:
                          $_____________]

Assumed Final
Distribution Date:
April 25, 2010             CUSIP ______-_____





             MORTGAGE PASS-THROUGH CERTIFICATE


                      SERIES 1995-S4

                    evidencing a percentage interest in the
                    distributions allocable to the Class A-__
                    Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                   This Certificate is payable solely from
the
assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. [None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

                                        This certifies that
_____________________________ is the registered owner of
the Percentage Interest evidenced by this Certificate
[(obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the aggregate Initial
Certificate Principal Balance of all Class A-___
Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding Mortgage
Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee
(the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 Pursuant to the terms of the Agreement,
a
distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class
A-__ Certificates on such Distribution Date. [The
Notional Amount of the Class A-6 Certificates as of any date of determination is equal to the aggregate
Certificate Principal Balance of all Classes of
Certificates.]  [The Class A-6 Certificates have no
Certificate Principal Balance.]

              Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

           Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

            This Certificate is one of a duly
authorized
issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                 The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

       As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

       The Agreement permits, with certain
exceptions
therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any
such
registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the
Trustee
and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

             This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                    Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this
Certificate to be duly executed.

Dated: April 27, 1995

                                       BANKERS TRUST COMPANY,


as Trustee



By:




Authorized Signatory


























               CERTIFICATE OF AUTHENTICATION

       This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.



BANKERS TRUST COMPANY,


as Certificate Registrar



By:




Authorized Signatory


                        ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby
sell(s),
assign(s) and transfer(s) unto
_______________________________________________________
__________________________
_______________________________________________________
__________________________
_______________________________________________________
__________________________


(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar
to
issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such
Certificate to the following address:
_______________________________________________________
_______
_______________________________________________________
_______________________.

Dated:




_______________________________________
Signature by or on behalf of assignor


_______________________________________
Signature Guaranteed









                 DISTRIBUTION INSTRUCTIONS


                    The assignee should include the following for purposes of distribution:

                    Distributions shall be made, by wire transfer
or
otherwise, in immediately available funds to
_______________________________________________________
_______________________
_______________________________________________________
__________________________ for the account of
_______________________________________________________
_______ account number ________________, or, if mailed by
check, to ____________________
__________________________________________________.
Applicable statements should be mailed to _____________________________________. This information is provided by
___________________________________________________, the
assignee named above, or _____________________________,
as its agent.
EXHIBIT B



              FORM OF CLASS M- __ CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [AND
CLASS M-1 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS
DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES
AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER
SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE
OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN
ASSETS" OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW,
WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION AND WILL NOT SUBJECT THE MASTER SERVICER, THE
COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO
THOSE UNDERTAKEN IN THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL
ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE
ISSUE  DATE  OF  THIS  CERTIFICATE IS APRIL 27, 1995.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE
STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE
PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED
WITH NO MORE THAN
$        OF OID PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, THE YIELD TO MATURITY IS     % AND THE
AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD
IS NO MORE THAN $           PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE
APPROXIMATE METHOD.  NO REPRESENTATION IS MADE THAT THE
MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE
STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]
Certificate No. ___           ____% Pass-Through Rate

Class M-    Subordinate       Aggregate Certificate
                              Principal Balance of the
                              Class M Certificates:
Date of Pooling and Servicing        $_______________
Agreement and Cut-off Date:




April 1, 1995                 Initial Certificate
                              Principal Balance of this
                              Certificate:
First Distribution Date:      $_______________
May 25, 1995
                              CUSIP: ______-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
April 25, 2010




            MORTGAGE PASS-THROUGH CERTIFICATE,


                      SERIES 1995-S4

                    evidencing a percentage interest in any
                    distributions allocable to the Class M-__
                    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                   This Certificate is payable solely from
the
assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. [None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

                                        This certifies that
_________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__
Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding Mortgage
Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee
(the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement,
a
distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__
Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                    Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                     This Certificate is one of a duly
authorized
issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

             The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

             As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                The Agreement permits, with certain
exceptions
therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

       As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any
such
registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the
Trustee
and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

      The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                IN WITNESS WHEREOF, the Trustee has caused this
Certificate to be duly executed.

Dated:

BANKERS TRUST COMPANY,


as Trustee



By:




                                       Authorized Signatory


























               CERTIFICATE OF AUTHENTICATION

        This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.



BANKERS TRUST COMPANY,


as Certificate Registrar



By:




                                       Authorized
SignatoryASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby
sell(s),
assign(s) and transfer(s) unto
_______________________________________________________
__________________________
_______________________________________________________
__________________________
_______________________________________________________
__________________________


(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar
to
issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such
Certificate to the following address:
_______________________________________________________
_______
_______________________________________________________
_______________________.

Dated:

_______________________________________
Signature by or on behalf of assignor


_______________________________________
Signature Guaranteed









                 DISTRIBUTION INSTRUCTIONS


                    The assignee should include the following for purposes of distribution:

                    Distributions shall be made, by wire transfer
or
otherwise, in immediately available funds to
_______________________________________________________
_______________________
_______________________________________________________
__________________________ for the account of
_______________________________________________________
_______ account number ________________, or, if mailed by
check, to ____________________
__________________________________________________.
Applicable statements should be mailed to _____________________________________. This information is provided by
___________________________________________________, the
assignee named above, or _____________________________,
as its agent.
EXHIBIT C



              FORM OF CLASS B ___ CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R CERTIFICATES AND CLASS
M CERTIFICATES [AND CLASS B __ CERTIFICATES] AS DESCRIBED
IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR
TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH
ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER
APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE
WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE
"CODE") UNLESS THE TRANSFEREE PROVIDES AN OPINION OF
COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY
AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY,
ON BEHALF OF OR WITH "PLAN ASSETS" OF SUCH PLAN IS
PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR
RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION AND WILL
NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.  THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES
OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE ISSUE
DATE OF THIS CERTIFICATE IS APRIL 27, 1995.  ASSUMING
THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD
PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS
SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO
MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE
AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD
IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD.
NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL
PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT
ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. __       ____% Pass-Through Rate

Class B __ Subordinate   Aggregate Certificate Principal
                         Balance of the Class B__
                         Certificates as of the
                         Cut-off Date: $
Date of Pooling and
Servicing Agreement
and Cut-off Date:

                             $_______________
April 1, 1995
                         Initial Certificate Principal
                         Balance of this Certificate:
                         $
First Distribution Date:
May 25, 1995

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
April 25, 2010




            MORTGAGE PASS-THROUGH CERTIFICATE,


                      SERIES 1995-S4

                    evidencing a percentage interest in any
                    distributions allocable to the Class B __
                    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                     This Certificate is payable solely from
the
assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                                        This certifies that
___________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B __
Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding Mortgage
Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee
(the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                   Pursuant to the terms of the Agreement,
a
distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B __ Certificates on such Distribution
Date.

                    Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                     Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B __ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The
Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not, and is not using "plan assets" of, an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section
4975 of the Code, or (ii) if such transferee is, or is using "plan assets" of, such a plan subject to ERISA, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under applicable law and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

                   This Certificate is one of a duly
authorized
issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                    The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                     As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                   The Agreement permits, with certain
exceptions
therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

                     The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any
such
registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Master Servicer, the
Trustee
and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

                     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this
Certificate to be duly executed.

Dated: April 27, 1995

                                       BANKERS TRUST COMPANY,


as Trustee



By:




                                       Authorized Signatory


























               CERTIFICATE OF AUTHENTICATION

               This is one of the Class B __ Certificates referred to in the within-mentioned Agreement.



BANKERS TRUST COMPANY,


as Certificate Registrar



By:




                                       Authorized Signatory



                        ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby
sell(s),
assign(s) and transfer(s) unto
_______________________________________________________
__________________________
_______________________________________________________
__________________________
_______________________________________________________
__________________________


(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar
to
issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such
Certificate to the following address:
_______________________________________________________
_______
_______________________________________________________
_______________________.

Dated:




_______________________________________
Signature by or on behalf of assignor





_______________________________________
Signature Guaranteed









                 DISTRIBUTION INSTRUCTIONS


                    The assignee should include the following for purposes of distribution:

                    Distributions shall be made, by wire transfer
or
otherwise, in immediately available funds to
_______________________________________________________
_______________________
_______________________________________________________
__________________________ for the account of
_______________________________________________________
_______ account number ________________, or, if mailed by
check, to ____________________
__________________________________________________.
Applicable statements should be mailed to _____________________________________. This information is provided by
___________________________________________________, the
assignee named above, or _____________________________,
as its agent.
EXHIBIT D



                FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION
(AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE
PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES
AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER
SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE
OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN
ASSETS" OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW,
WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION AND WILL NOT SUBJECT THE MASTER SERVICER, THE
COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO
THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE
PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND
THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION
THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY
AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER
THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF
ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR THE
FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT
SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN
GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY
OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY
ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES
DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT
FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING
THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED
BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND
TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C)
OF THE CODE AND (E) ANY OTHER PERSON SO DESIGNATED BY THE
TRUSTEE BASED UPON AN OPINION OF COUNSEL THAT THE HOLDING
OF AN OWNERSHIP INTEREST IN A CLASS R CERTIFICATE BY SUCH
PERSON MAY CAUSE THE TRUST FUND OR ANY PERSON HAVING AN
OWNERSHIP INTEREST IN ANY CLASS OF CERTIFICATES (OTHER
THAN SUCH PERSON) TO INCUR A LIABILITY FOR ANY FEDERAL
TAX IMPOSED UNDER THE CODE THAT WOULD NOT OTHERWISE BE
IMPOSED BUT FOR THE TRANSFER OF AN OWNERSHIP INTEREST IN
A CLASS R CERTIFICATE TO SUCH PERSON (ANY SUCH PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR
(E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED
ORGANIZATION") OR AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO
IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH
TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS
RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED
TRANSFEREE. THE TERMS "UNITED STATES," "STATE" AND
"INTERNATIONAL ORGANIZATION" SHALL HAVE THE MEANINGS SET
FORTH IN SECTION 7701 OF THE CODE OR SUCCESSOR
PROVISIONS. NOTWITHSTANDING THE REGISTRATION IN THE
CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER
DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION,
SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE
OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED
TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF
DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS
CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE
DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
PARAGRAPH.

Certificate No. ___            ____% Pass-Through Rate

Class R Senior                 Aggregate Initial
                               Certificate Principal
                               Balance of the Class R
                               Certificates:
Date of Pooling and Servicing                $100.00
Agreement and Cut-off Date:
April 1, 1995                  Initial Certificate
                               Principal Balance
                               of this Certificate:
First Distribution Date:       $_______________
May 25, 1995
                                Percentage Interest:
Master Servicer:                _______%
Residential Funding Corporation
                                CUSIP ______-_____
Assumed Final Distribution Date:
April 25, 2010




            MORTGAGE PASS-THROUGH CERTIFICATE,


                      SERIES 1995-S4

                    evidencing a percentage interest in any
                    distributions allocable to the Class R
                    Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from
the
assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage
Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                                        This certifies that
_________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the
"Mortgage Loans"), formed and sold by Residential Funding
Mortgage Securities I, Inc. (hereinafter called the
"Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement,
a
distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R
Certificates on such Distribution Date.

                 Each Holder of this Certificate will be
deemed
to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership
Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

           Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.
Notwithstanding the reduction of the Certificate
Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

             This Certificate is one of a duly
authorized
issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage
Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain
exceptions
therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.
The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any
such
registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                   The Company, the Master Servicer, the
Trustee
and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                   This Certificate shall be governed by and construed in accordance with the laws of the State of New
York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

              IN WITNESS WHEREOF, the Trustee has caused this
Certificate to be duly executed.

Dated: April 27, 1995

                                       BANKERS TRUST COMPANY,


as Trustee



By:




                                       Authorized Signatory


























               CERTIFICATE OF AUTHENTICATION

                   This is one of the Class R Certificates
referred to in the within-mentioned Agreement.



BANKERS TRUST COMPANY,


as Certificate Registrar



By:




                                       Authorized Signatory


                        ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby
sell(s),
assign(s) and transfer(s) unto
_______________________________________________________
__________________________
_______________________________________________________
__________________________
_______________________________________________________
__________________________


    (Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar
to
issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such
Certificate to the following address:
_______________________________________________________
_______
_______________________________________________________
_______________________.

Dated:

_______________________________________
Signature by or on behalf of assignor


_______________________________________
Signature Guaranteed









                 DISTRIBUTION INSTRUCTIONS


                    The assignee should include the following for purposes of distribution:

                    Distributions shall be made, by wire transfer
or
otherwise, in immediately available funds to
_______________________________________________________
_______________________
_______________________________________________________
__________________________ for the account of
_______________________________________________________
_______ account number ________________, or, if mailed by
check, to ____________________
__________________________________________________.
Applicable statements should be mailed to _____________________________________. This information is provided by
___________________________________________________, the
assignee named above, or _____________________________,
as its agent.
EXHIBIT E



                    CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of April 1, 1995, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling
Agreement defined below, the "Trustee"), RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL
FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling
Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").




              W I T N E S S E T H   T H A T :


         WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing
Agreement dated as of April 1, 1995, relating to the issuance of Residential Funding Mortgage Securities I,
Inc., Mortgage Pass-Through Certificates, Series 1995-S4
(as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement");
and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling
Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                NOW, THEREFORE, in consideration of the
premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:




                         ARTICLE I



                        Definitions

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




                        ARTICLE II



               Custody of Mortgage Documents

              Section 2.1.  Custodian to Act as Agent;
Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                 Section 2.2.  Recordation of Assignments.
If
any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

           Section 2.3.  Review of Mortgage Files.

              (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial
Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage
Loan listed on the Schedule attached hereto (the
"Mortgage Loan Schedule").

              (b)  Within 45 days of the initial
issuance of
the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling
Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification.
Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling
Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either
(i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage
File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage
File.

                     (c)  Upon receipt of all documents
required to
be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                   Section 2.4.  Notification of Breaches of
Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

               Section 2.5.  Custodian to Cooperate;
Release
of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage
Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification
(which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related
Mortgage File.  The Master Servicer shall deliver to the
Custodian and the Custodian agrees to accept the Mortgage
Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

              From time to time as is appropriate for
the
servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary
Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the
Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

          Section 2.6.  Assumption Agreements.  In
the
event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.




                        ARTICLE III



                 Concerning the Custodian

         Section 3.1.  Custodian a Bailee and Agent
of
the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage
File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage
Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.  Indemnification.  The
Company
hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                         Section 3.3.  Custodian May Own
Certificates.
The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                 Section  3.4.  Master Servicer to Pay
Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                      Section 3.5.  Custodian May Resign;
Trustee May
Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

           The Trustee may remove the Custodian at
any
time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master
Servicer or the Company.

                  Any resignation or removal of the
Custodian and
appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor
Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of
Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                      Section 3.7.  Representations of the
Custodian.
The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.




                        ARTICLE IV



                 Miscellaneous Provisions

               Section 4.1.  Notices.  All notices,
requests,
consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                Section 4.2.  Amendments.  No modification
or
amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling
Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling
Agreement and furnish the Custodian with written copies thereof.

                    Section 4.3.  Governing Law.  This
Agreement
shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                Section 4.4.  Recordation of Agreement.
To the
extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master
Servicer and at its expense on direction by the Trustee
(pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                     For the purpose of facilitating the
recordation
of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.5.  Severability of Provisions.
If
any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                   IN WITNESS WHEREOF, this Agreement is
executed
as of the date first above written.

Address:

                                               THE FIRST NATIONAL
BANK OF

                                               CHICAGO, as Trustee
Four Albany Street
New York, New York 10006
Attention:  Residential Funding Corporation
              Series 1995-S4


                                               By:




                                               Name:


                                               Title:  Vice
President


Address:

                                               RESIDENTIAL FUNDING


                                               MORTGAGE


                                               SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


                                               By:




                                               Name:  Robert S.
Conway


                                               Title:   Vice
President


Address:

                                               RESIDENTIAL FUNDING


                                               CORPORATION, as
Master
Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437


                              By:



                            Name:               Jill M. Davis


                            Title:              Vice President


Address:

                                               NORWEST BANK
MINNESOTA,


                                               NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479



                                               By:




                                               Name:  Kathleen
Marshall


                                               Title:   Trust
Officer

STATE OF NEW YORK

                   )


                   ) ss.:
COUNTY OF NEW YORK

)

                  On the ____ day of April, 1995, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a
Vice President of Bankers Trust Company, a ________ banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set
my
hand and affixed my official seal the day and year in this certificate first above written.












                  Notary
Public


[SEAL]

STATE OF MINNESOTA

)


) ss.:
COUNTY OF HENNEPIN

)

                 On the ____ day of April, 1995, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust
Officer of Norwest Bank Minnesota, National
Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set
my
hand and affixed my official seal the day and year in this certificate first above written.











                                       Notary Public


[SEAL]

STATE OF NEW YORK

)


) ss.:
COUNTY OF NEW YORK

)


              On the ____ day of April, 1995, before me, a notary public in and for said State, personally appeared Robert S. Conway, known to me to be a Vice
President of Residential Funding Mortgage Securities I,
Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                      IN WITNESS WHEREOF, I have hereunto set
my
hand and affixed my official seal the day and year in this certificate first above written.









Notary Public

[Notarial Seal]


STATE OF NEW YORK

                   )


                   ) ss:
COUNTY OF NEW YORK

)

                     On the ____ day of April, 1995, me, a
notary
public in and for said State, personally appeared Jill
M. Davis, known to me to be a Vice President of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                   IN WITNESS WHEREOF, I have hereunto set
my
hand and affixed my official seal the day and year in this certificate first above written.










Notary Public

[Notarial Seal]

EXHIBIT ONE



                     FORM OF CUSTODIAN


                   INITIAL CERTIFICATION




                                     ___________________,
1995


Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-S4

 Re:                 Custodial Agreement dated as of April 1,
                     1995, by and amongBankers Trust
                     Company, Residential Funding Mortgage
                     Securities I, Inc.,
                     Residential Funding Corporation and
Norwest Bank Minnesota,
National Association,
Mortgage Pass-
Through Certificates,
Series 1995-S4
Ladies and Gentlemen:

     In accordance with Section 2.3 of the
above-
captioned Custodial Agreement, and subject to Section
2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage
Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                                           NORWEST
BANK



MINNESOTA, NATIONAL



ASSOCIATION





                                                           By:




                                                           Name:




                                                           Title:


EXHIBIT TWO



          FORM OF CUSTODIAN INTERIM CERTIFICATION





                   ________________ ____, 1995



Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series
1995-S4

                     Re:                 Custodial Agreement
dated as of April 1,
1995, by and among
Bankers Trust
Company, Residential
Funding Mortgage
Securities I, Inc., Residential Funding
Corporation and
Norwest Bank Minnesota,
 National Association,
Mortgage Pass-
 Through Certificates,
Series 1995-S4

Ladies and Gentlemen:

   In accordance with Section 2.3 of the
above-
captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to
Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan
Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                                           NORWEST
BANK



MINNESOTA, NATIONAL



ASSOCIATION





                                                           By:




                                                           Name:




                                                           Title:

                                             EXHIBIT THREE




           FORM OF CUSTODIAN FINAL CERTIFICATION





                                       _____________ ___, 1995



Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series
1995-S4

    Re:                 Custodial Agreement
dated as of April 1,
  1995, by and among
Bankers Trust
   Company, Residential
Funding Mortgage
  Securities I, Inc.,
Residential Funding
  Corporation and
Norwest Bank Minnesota,
National Association,
Mortgage Pass-
 Through Certificates,
Series 1995-S4

Ladies and Gentlemen:

                    In accordance with Section 2.3 of the
above-
captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule it has received:

           (i)                 The original Mortgage
Note, endorsed
                    without recourse to the order of the Trustee and
                    showing an unbroken chain of endorsements from the
                    originator thereof to the Person endorsing it to
                    the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost,
                    misplaced or destroyed, together with a copy of the related Mortgage Note;

   (ii)                The original Mortgage
with evidence of
                    recording indicated thereon or a copy of the Mortgage certified by the public recording office
                    in which such mortgage has been recorded;

          (iii)
An original Assignment of the
                    Mortgage to the Trustee with evidence of recording
                    indicated thereon or a copy of such assignment certified by the public recording office in which
                    such assignment has been recorded;

      (iv)                The original recorded
assignment or
                    assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the
                    Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which
                    such assignment or assignments have been recorded;


  (v)                 The original of each
modification,
                    assumption agreement or preferred loan
agreement,
                    if any, relating to such Mortgage Loan or a copy
                    of each modification, assumption agreement or preferred loan agreement certified by the public
                    recording office in which such document has been
                    recorded;

       (vi)                The certificate of
mortgage insurance,
                    if any, or a true and correct copy thereof; and

            (vii)
The original power of attorney
                    granted by the Mortgagor in the event that the related Mortgage Note or Mortgage was not signed
                    by such Mortgagor, or a true and correct copy thereof.

             Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                                           NORWEST
BANK



MINNESOTA, NATIONAL



ASSOCIATION




                                                           By:




                                                           Name:




                                                           Title:


EXHIBIT F

                     MORTGAGE LOAN SCHEDULE

  RUN ON     : 04/17/95           RFC DISCLOSURE SYSTEM
RFFSD177-01
  AT         : 10.09.06          FIXED RATE LOAN LISTING
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S4
CUTOFF : 04/01/95
  POOL       : 0004168
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL
LOAN FEATURE
  MORTGAGOR NAME                   ORIG TERM     PRINCIPAL BAL
# OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I
LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I
VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE
MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE
MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

_________________________________________________________________
_____________


    1352282          299/299             F          235,000.00
    ZZ
    WHITE               FORREST  R       180        213,837.68
     1
    946-948 JAMESTOWN CRESCENT         6.500          2,047.11
    57
                                       6.250          2,047.11
 415,000.00
    NORFOLK          VA   23508          2            08/12/93
    00
    232943                               05           10/01/93
     0
    232943                               O            09/01/08
    0


    1355180          560/560             F           50,000.00
    ZZ
    ROBERTS             MARGARET J       180         44,583.09
     1
    503 EAST TENNIS AVENUE             6.875            445.93
    24
                                       6.750            445.93
 215,000.00
    AMBLER           PA   19002          2            09/23/93
    00
    221056120                            05           11/01/93
     0
    410072904                            O            10/01/08
    0


    1360118          614/728             F          115,000.00
    ZZ
    HUANG               MIAO     H       180        106,840.47
     1
    THREE A MARTEN ROAD                7.500          1,066.06
    70
                                       7.330          1,066.06
 165,000.00
    MONTGOMERY       NJ   08540          2            02/17/94
    00
    0380074469                           01           04/01/94
     0
    7300018633                           O            03/01/09
    0


    1370509          705/755             F          367,500.00
    ZZ
    DE SOCIO            ROBERT           180        351,888.14
     1
    1 BEAVER DRIVE                     7.000          3,303.20
    70
                                       6.750          3,303.20
 525,000.00
    LOCUST VALLEY    NY   11560          2            03/01/94
    00
    0144812-6                            05           04/01/94
     0
1


    94030002                             O            03/01/09
    0


    1377755          581/581             F           71,250.00
    ZZ
    BEALL               BRIAN            180         67,164.01
     1
    641 MOUNTAIN VIEW DRIVE            6.750            630.50
    95
                                       6.500            630.50
  75,000.00
    PALM SPRINGS     CA   92264          2            10/22/93
    14
    4615662                              05           12/01/93
    22
    3000012250                           O            11/01/08
    0


    1377867          581/581             F          114,000.00
    ZZ
    AMOR                ERNESTO  R       180        107,077.16
     1
    8135 EDDINGTON WAY                 7.500          1,056.79
    95
                                       7.250          1,056.79
 120,000.00
    SACRAMENTO       CA   95823          2            08/17/93
    04
    4361192                              05           10/01/93
    22
    101503                               O            09/01/08
    0


    1377876          581/581             F          167,200.00
    ZZ
    COCHRAN             LOGAN    W       180        157,147.67
     1
    8951 AZURITE AVENUE                7.625          1,561.87
    95
                                       7.375          1,561.87
 176,000.00
    RANCHO CUCAMONG  CA   91730          2            08/12/93
    11
    4361234                              05           10/01/93
    25
    103238                               O            09/01/08
    0


    1379329          704/670             F          122,300.00
    ZZ
    NELSON              CHRISTOPH        180        117,567.24
     1
    820 LA RUE AVENUE                  7.125          1,107.84
    92
                                       7.000          1,107.84
 133,000.00
    RENO             NV   89509          2            03/08/94
    11
    940046840                            05           05/01/94
    22
    940046840                            O            04/01/09
    0


    1380115          076/076             F          248,000.00
    ZZ
    PENNA               RICHARD  M       180        233,202.41
     1
    5053 SUNSET BEACH ROAD             6.250          2,126.41
    65
                                       6.000          2,126.41
 385,000.00
    BRANFORD         CT   06405          5            10/15/93
    00
    6791661                              05           12/01/93
     0
    6791661                              O            11/01/08
    0


1


    1381068          406/728             F          400,000.00
    ZZ
    KOCH                HORST            180        396,875.73
     1
    800 ADMIRALTY WAY                  9.250          4,116.77
    80
                                       9.000          4,116.77
 505,000.00
    WEBSTER          NY   14580          1            12/07/94
    00
    0380087297                           03           02/01/95
     0
    2819068                              O            01/01/10
    0


    1381295          597/728             F          123,900.00
    ZZ
    GEORGALAS           STEVEN           180        122,899.22
     2
    209-211 MAIN STREET                8.875          1,247.48
    70
                                       8.625          1,247.48
 177,000.00
    KEYPORT          NJ   07735          1            12/28/94
    00
    0380090820                           05           02/01/95
     0
    240191                               O            01/01/10
    0


    1383214          356/356             F          272,000.00
    ZZ
    WINKLER             WILLIAM  H       180        265,757.98
     1
    875 TRESTLE GLEN ROAD              9.000          2,758.81
    80
                                       8.750          2,758.81
 340,000.00
    OAKLAND          CA   94610          2            07/19/94
    00
    2252641                              05           09/01/94
     0
    2252641                              O            08/01/09
    0


    1383948          047/047             F          243,750.00
    ZZ
    MOON                KYUNG            180        241,258.15
     1
    7757 EDGEWATER COURT               9.500          2,545.30
    75
                                       9.250          2,545.30
 325,000.00
    LITTLETON        CO   80124          1            11/18/94
    00
    10880188-2                           05           01/01/95
     0
    10880188                             O            12/01/09
    0


    1384395          562/562             F          130,000.00
    ZZ
    BEN-REUVEN          MEYER            180        126,708.49
     1
    250 SOUTH END AVENUE UNIT 8-B      8.625          1,289.71
    60
                                       8.375          1,289.71
 218,000.00
    NEW YORK         NY   10280          1            06/15/94
    00
    444737                               06           08/01/94
     0
    444737                               O            07/01/09
    0


    1385300          635/728             F          135,800.00
    T
    AGOSTI              GIANFRANC        180        123,917.35
     1
    35 IRONWOOD DRIVE                  7.125          1,230.12
    70
                                       6.955          1,230.12
 194,000.00
1


    COLLEGEVILLE     PA   19426          1            01/03/94
    00
    0380037144                           03           03/01/94
     0
    3423720                              O            02/01/09
    0


    1385713          686/686             F          102,200.00
    ZZ
    ERVIN               CHARLES  L       180         99,527.57
     1
    2182 NE RIDGEWOOD DRIVE            8.250            991.49
    70
                                       8.125            991.49
 146,000.00
    POULSBO          WA   98370          5            06/21/94
    00
    30816241111                          05           08/01/94
     0
    30816241111                          O            07/01/09
    0


    1385888          560/560             F        1,157,000.00
    ZZ
    LEVINSON            FRED             180      1,100,743.20
     1
    12 E 82ND ST                       8.000         11,056.89
    43
                                       7.875         11,056.89
2,750,000.00
    NEW YORK         NY   10028          2            11/30/93
    00
    221224298                            07           01/01/94
     0
    221224298                            O            12/01/08
    0


    1385903          560/560             F          228,000.00
    ZZ
    HOLDEN              JOHN     D       180        220,842.48
     1
    1312 KINGS COACH CIRCLE            7.375          2,097.43
    80
                                       7.250          2,097.43
 285,000.00
    GRAND BLANC      MI   48439          1            05/27/94
    00
    221471238                            05           07/01/94
     0
    221471238                            O            06/01/09
    0


    1385959          028/728             F          170,000.00
    T
    EUKSUZIAN           SARKIS           180        165,741.93
     1
    1 RIGGS LANE AKA 1060A             8.750          1,699.07
    64
    LONG BEACH BLVD                    8.580          1,699.07
 266,000.00
    NORTH BEACH      NJ   08008          2            06/29/94
    00
    0380040932                           05           08/01/94
     0
    330957                               O            07/01/09
    0


    1385963          028/728             F          128,000.00
    ZZ
    ARNOLD              WILLIAM  D       180        124,759.19
     1
    5459 HEDGEROW DRIVE                8.625          1,269.86
    74
                                       8.455          1,269.86
 175,000.00
    INDIANAPOLIS     IN   46226          5            06/24/94
    00
    0380037094                           05           08/01/94
     0
    345180                               O            07/01/09
    0
1




    1386357          477/477             F          100,000.00
    ZZ
    SINIBALDI           KURT     S       180         97,523.75
     1
    925 & 941 CLARANE AVENUE           8.500            984.74
    67
                                       8.250            984.74
 150,000.00
    STOCKTON         CA   95207          1            07/26/94
    00
    65032                                05           09/01/94
     0
    65032                                O            08/01/09
    0


    1387356          073/728             F          124,250.00
    ZZ
    ZEFI                FRANK            180        122,242.56
     2
    3421 WHITE PLAINS RD               9.000          1,260.23
    70
                                       8.750          1,260.23
 177,500.00
    BRONX            NY   10467          1            09/29/94
    00
    0380074493                           05           11/01/94
     0
    441773970                            O            10/01/09
    0


    1387761          201/201             F          251,250.00
    ZZ
    VARELIS             CAROL            180        248,026.58
     1
    14 ANDERSON DRIVE                  9.500          2,623.62
    75
    COUNTY OF PASSAIC                  9.250          2,623.62
 335,000.00
    CITY OF CLIFTON  NJ   07013          5            10/07/94
    00
    1500775265                           05           12/01/94
     0
    1500775265                           O            11/01/09
    0


    1387830          450/450             F          268,000.00
    T
    WOLF                RAYMOND  P       180        261,792.32
     1
    38614 DEERWOOD                     8.250          2,599.98
    80
                                       8.125          2,599.98
 335,000.00
    FARMINGTON HILL  MI   48167          1            07/26/94
    00
    3425683                              03           09/01/94
     0
    3425683                              O            08/01/09
    0


    1389439          372/728             F          500,000.00
    ZZ
    BLONDER             RONALD   D       180        490,829.11
     1
    4915 LANGDALE WAY                  8.750          4,997.24
    76
                                       8.500          4,997.24
 661,718.00
    COLORADO SPRING  CO   80906          4            10/04/94
    00
    0380078726                           05           11/01/94
     0
    6619464                              O            10/01/09
    0


    1390218          074/074             F          119,000.00
    ZZ
    PEREIRA             PATRICIA         180        113,207.37
   117
1


    54 WEST 16TH STREET                8.375          1,163.14
    75
    APT#15D                            8.125          1,163.14
 160,000.00
    NEW YORK         NY   10011          2            07/19/94
    00
    60032719                             11           09/01/94
     0
    60032719                             O            08/01/09
    0


    1390851          A06/728             F          642,250.00
    ZZ
    JENKINS             JAMES    E       180        635,610.29
     1
    2329 HERON WOOD DRIVE              9.375          6,658.18
    80
                                       9.125          6,658.18
 802,825.00
    BLOOMFIELD HILL  MI   48303          1            11/17/94
    00
    0380078452                           03           01/01/95
     0
    001000940003429                      O            12/01/09
    0


    1391245          637/728             F          560,000.00
    ZZ
    GOLDBERG            ROBERT   P       180        552,150.16
     1
    23 SHAWANDASEE ROAD                8.500          5,514.55
    80
                                       8.330          5,514.55
 700,000.00
    WATERFORD        CT   06385          1            10/03/94
    00
    0380075060                           05           12/01/94
     0
    4053690                              O            11/01/09
    0


    1392132          686/686             F          216,000.00
    ZZ
    LUNA                ROBERTO          180        211,786.19
     1
    1707 HEATHER HILL ROAD             8.650          2,146.08
    80
    HACIENDA HEIGHTS AREA              8.400          2,146.08
 270,000.00
    CO. OF LOS ANGE  CA   91745          5            08/17/94
    00
    30816173876                          05           10/01/94
     0
    30816173876                          O            09/01/09
    0


    1392869          637/728             F          280,000.00
    ZZ
    GILLISS             CHARLES  M       180        276,160.45
     1
    1989 HIDDEN CANYON WAY             8.750          2,798.46
    67
                                       8.500          2,798.46
 420,000.00
    PRESCOTT         AZ   86301          4            10/20/94
    00
    0380078957                           03           12/01/94
     0
    3121266                              O            11/01/09
    0


    1392871          575/728             F          297,000.00
    ZZ
    BAGLEY              SAMUEL   L       180        286,368.08
     1
    4733 SUNSET TERRACE                8.750          2,968.36
    90
                                       8.580          2,968.36
 330,000.00
    ROYALTON         NY   14067          4            08/23/94
    14
    0380067026                           05           10/01/94
    20
1


    456004916                            O            09/01/09
    0


    1392942          635/728             F          275,000.00
    ZZ
    ROCCO               RAYMOND          180        271,180.73
     1
    6 MAY COURT                        8.875          2,768.83
    35
                                       8.625          2,768.83
 800,000.00
    MAHWAH           NJ   07430          4            10/26/94
    00
    0380081225                           05           12/01/94
     0
    606044600                            O            11/01/09
    0


    1393036          597/728             F          150,000.00
    ZZ
    WONG                CHIT     M       180        148,733.41
     1
    55 ROEHRS DRIVE                    8.375          1,466.14
    66
                                       8.205          1,466.14
 228,000.00
    WALLINGTON       NJ   07057          1            12/09/94
    00
    0380085499                           05           02/01/95
     0
    340293                               O            01/01/10
    0


    1393980          003/728             F          210,600.00
    ZZ
    AGUILAR             ADORABLE S       180        207,044.90
     1
    1076 TALON TRACE                   8.500          2,073.86
    95
                                       8.330          2,073.86
 221,715.00
    LAWRENCEVILLE    GA   30243          1            09/30/94
    12
    0380072158                           03           11/01/94
    25
    0061056118                           O            10/01/09
    0


    1394057          406/728             F          400,000.00
    ZZ
    APPELBAUM           DAVID    M       180        394,268.94
     1
    170 SANDRINGHAM ROAD               8.250          3,880.56
    62
                                       8.080          3,880.56
 650,000.00
    BRIGHTON         NY   14610          1            10/19/94
    00
    0380075193                           05           12/01/94
     0
    2867554                              O            11/01/09
    0


    1394185          375/375             F          262,500.00
    ZZ
    HUI                 RICHARD          180        258,164.72
     1
    627 CACTUS FLOWER                  8.750          2,623.55
    74
                                       8.500          2,623.55
 356,714.00
    SAN ANTONIO      TX   78260          4            09/28/94
    00
    360947                               03           11/01/94
     0
    360947                               O            10/01/09
    0


1


    1394248          375/728             F          250,000.00
    ZZ
    STERLING            THOMAS   S       180        244,140.55
     1
    9 FOUR WINDS ROAD                  7.875          2,371.13
    84
                                       7.705          2,371.13
 300,000.00
    PITTSBURGH       PA   15214          2            08/25/94
    04
    0380072026                           05           10/01/94
    12
    0101704541                           O            09/01/09
    0


    1394324          A17/728             F          339,000.00
    ZZ
    ZINKOWSKI           PATRICIA A       180        335,211.91
     1
    155 BAY ROAD                       8.500          3,338.27
    78
                                       8.330          3,338.27
 439,000.00
    DUXBURY          MA   02332          1            11/22/94
    00
    0380080136                           05           01/01/95
     0
    1394324                              O            12/01/09
    0


    1394337          491/491             F          300,000.00
    ZZ
    TRAN                THANH    V       180        294,880.21
     1
    18662 JOCKEY CIRCLE                8.375          2,932.28
    55
                                       8.125          2,932.28
 550,000.00
    HUNTINGTON BEAC  CA   92647          1            09/19/94
    00
    3938298                              03           11/01/94
     0
    3938298                              O            10/01/09
    0


    1394409          664/728             F          220,000.00
    ZZ
    CHO                 JAE      S       180        216,406.26
     1
    3141 CHADNEY DRIVE                 8.875          2,215.06
    80
                                       8.705          2,215.06
 275,000.00
    GLENDALE         CA   91206          1            09/13/94
    00
    0380073560                           05           11/01/94
     0
    1886167                              O            10/01/09
    0


    1394412          032/728             F          273,500.00
    ZZ
    KANG                GERALD   J       180        270,356.93
     1
    7140 KUKII STREET                  8.500          2,693.26
    55
                                       8.250          2,693.26
 500,000.00
    HONOLULU         HI   96825          2            11/04/94
    00
    0380082413                           05           01/01/95
     0
    2526CCD                              O            12/01/09
    0


    1394592          637/728             F          326,000.00
    ZZ
    MEYER               SUSAN    L       180        321,430.30
     1
    8121 TIARA COVE CIRCLE             8.500          3,210.25
    80
                                       8.250          3,210.25
 407,500.00
1


    LAS VEGAS        NV   89128          1            10/04/94
    00
    0380074253                           03           12/01/94
     0
    3173473                              O            11/01/09
    0


    1394715          A18/728             F           84,000.00
    ZZ
    MITCHELL            DONNA            180         83,131.60
     2
    3035 SOUTH FLETCHER AVENUE         9.375            870.82
    70
                                       9.125            870.82
 120,000.00
    FERNANDINA BEAC  FL   32034          2            11/14/94
    00
    0380080631                           05           01/01/95
     0
    102016                               O            12/01/09
    0


    1394775          700/728             F          449,100.00
    ZZ
    BERK                MARK     A       180        442,873.52
     1
    3450 WEST ARTHUR                   8.625          4,455.43
    72
                                       8.375          4,455.43
 630,000.00
    LINCOLNWOOD      IL   60645          2            10/17/94
    00
    0380076670                           05           12/01/94
     0
    1092907                              O            11/01/09
    0


    1394861          074/074             F          215,000.00
    ZZ
    PARK                JONG     Y       180        210,230.71
     1
    2224 PHILLIPS                      8.750          2,148.82
    55
                                       8.125          2,148.82
 395,000.00
    GLENVIEW         IL   60025          1            07/28/94
    00
    9746240                              05           09/01/94
     0
    9746240                              O            08/01/09
    0


    1394862          074/074             F          250,000.00
    ZZ
    KIM                 KWANG    H       180        245,165.28
     1
    3310 GLENLAKE DRIVE                8.750          2,498.63
    55
                                       8.125          2,498.63
 455,291.00
    GLENVIEW         IL   60025          1            08/29/94
    00
    9746283                              05           10/01/94
     0
    9746283                              O            09/01/09
    0


    1394863          074/074             F          247,000.00
    ZZ
    KIM                 KEY      M       180        242,118.15
     1
    2825 FARMINGTON ROAD               8.500          2,432.31
    65
                                       8.125          2,432.31
 380,000.00
    NORTHBROOK       IL   60062          1            08/25/94
    00
    9746410                              05           10/01/94
     0
    9746410                              O            09/01/09
    0
1




    1394864          074/074             F          180,000.00
    ZZ
    CALABRESE           ALDO             180        176,519.01
     1
    18 CATON STREET                    8.750          1,799.01
    74
                                       8.125          1,799.01
 246,500.00
    EAST NORTHPORT   NY   11731          1            08/03/94
    00
    10246390                             05           10/01/94
     0
    10246390                             O            09/01/09
    0


    1394865          074/074             F          400,500.00
    ZZ
    MCKENZIE            MICHAEL  R       180        391,807.25
     1
    10 WESTCHESTER DRIVE               9.000          4,062.14
    75
                                       8.125          4,062.14
 534,000.00
    CANTON           MA   02021          2            07/07/94
    00
    10265260                             05           09/01/94
     0
    10265260                             O            08/01/09
    0


    1394866          074/074             F          355,000.00
    ZZ
    BILOTTI             RICHARD          180        349,264.49
     1
    10 HARBOURTON RIDGE DRIVE          9.000          3,600.65
    71
                                       8.125          3,600.65
 500,000.00
    HOPEWELL         NJ   08534          4            09/14/94
    00
    10301182                             05           11/01/94
     0
    10301182                             O            10/01/09
    0


    1394867          074/074             F          262,500.00
    ZZ
    MASSARAT            KASRA            180        256,677.04
     1
    4998 NFORT VERDE TRAIL             8.750          2,623.56
    72
                                       8.125          2,623.56
 365,000.00
    TUCSON           AZ   85715          5            07/25/94
    00
    10338069                             03           09/01/94
     0
    10338069                             O            08/01/09
    0


    1394868          074/074             F          400,000.00
    ZZ
    GLASS               IRV              180        351,161.98
     1
    269 CEDAR COURT                    8.500          3,938.96
    62
                                       8.125          3,938.96
 650,000.00
    WYCKOFF          NJ   07481          1            08/12/94
    00
    10350144                             05           10/01/94
     0
    10350144                             O            09/01/09
    0


    1394869          074/074             F          350,000.00
    ZZ
    O'HARA JR           JOHN     C       180        342,129.55
     1
1


    18 ROLLING HILL ROAD               8.750          3,498.07
    44
                                       8.125          3,498.07
 807,000.00
    PRINCETON        NJ   08558          1            07/06/94
    00
    10355160                             05           09/01/94
     0
    10355160                             O            08/01/09
    0


    1394870          074/074             F          203,200.00
    ZZ
    FELD                STEVEN   E       180        196,612.77
     1
    4 JUNIPER POINT                    9.125          2,076.13
    55
                                       8.125          2,076.13
 370,000.00
    KITTERY          ME   03904          1            07/18/94
    00
    10364987                             05           09/01/94
     0
    10364987                             O            08/01/09
    0


    1394872          074/074             F          359,300.00
    ZZ
    TRAMMELL            ROBERT   D       180        352,427.14
     1
    1013 DUNE ALLEN DRIVE              8.875          3,617.59
    60
                                       8.125          3,617.59
 600,000.00
    SANTA ROSA BEAC  FL   32459          4            08/30/94
    00
    10387905                             05           10/01/94
     0
    10387905                             O            09/01/09
    0


    1394873          074/074             F          330,000.00
    ZZ
    OTA                 DAVID    M       180        323,548.25
     1
    3041 PICKET POST                   8.625          3,273.87
    73
                                       8.125          3,273.87
 455,000.00
    COLUMBIA         MO   65203          4            09/01/94
    00
    10392042                             05           10/01/94
     0
    10392042                             O            09/01/09
    0


    1394874          074/074             F          175,000.00
    ZZ
    OLIVENCIA           EDGARDO          180        162,187.22
     1
    6767 COLLINS AVENUE #1503          9.250          1,802.50
    68
                                       8.125          1,802.50
 260,000.00
    MIAMI BEACH      FL   33141          1            09/15/94
    00
    10422880                             06           11/01/94
     0
    10422880                             O            10/01/09
    0


    1394875          074/074             F          155,000.00
    ZZ
    WALMACH             HAROLD   E       180        152,354.73
     1
    105 ST. LUCIE LANE                 8.375          1,515.02
    62
                                       8.125          1,515.02
 250,000.00
    STUART           FL   34994          5            09/16/94
    00
    10442300                             05           11/01/94
     0
1


    10442300                             O            10/01/09
    0


    1394876          074/074             F          350,000.00
    ZZ
    EMMONS              HAMILTON         180        343,157.21
     1
    16800 SOUTH WOODLAND               8.625          3,472.29
    57
                                       8.125          3,472.29
 620,000.00
    SHAKER HEIGHTS   OH   44120          1            08/12/94
    00
    30800028                             05           10/01/94
     0
    30800028                             O            09/01/09
    0


    1394877          074/074             F          280,000.00
    ZZ
    YOUSIF              ASAAD            180        274,702.34
     1
    6634 TORYBROOKE CIRCLE             9.000          2,839.95
    73
                                       8.125          2,839.95
 385,000.00
    WEST BLOOMFIELD  MI   48323          1            08/09/94
    00
    32402048                             05           10/01/94
     0
    32402048                             O            09/01/09
    0


    1394878          074/074             F          305,600.00
    ZZ
    LOUDERMILK          ARVIN            180        299,754.31
     1
    2626 E. ARIZONA BILTMORE           8.875          3,076.92
    80
    CIR #41                            8.125          3,076.92
 382,000.00
    PHOENIX          AZ   85016          1            08/10/94
    00
    32803730                             03           10/01/94
     0
    32803730                             O            09/01/09
    0


    1394879          074/074             F          244,000.00
    ZZ
    TYLKOWSKI           CHESTER  M       180        239,108.60
     1
    640 LAKESHORE DRIVE                8.625          2,420.68
    80
                                       8.125          2,420.68
 305,000.00
    LEXINGTON        KY   40502          1            08/19/94
    00
    33000731                             03           10/01/94
     0
    33000731                             O            09/01/09
    0


    1394880          074/074             F          370,000.00
    ZZ
    BOYADJIAN           JUAN     C       180        362,999.53
     1
    3000 ISLAND BLVD, UNIT TH5         9.000          3,752.79
    65
                                       8.125          3,752.79
 570,000.00
    MIAMI            FL   33160          1            08/30/94
    00
    33503914                             06           10/01/94
     0
    33503914                             O            09/01/09
    0


1


    1394881          074/074             F          236,700.00
    ZZ
    BRENNAN             JAMES    G       180        232,021.73
     1
    31 MANN HILL ROAD                  8.500          2,330.88
    90
                                       8.125          2,330.88
 263,000.00
    SCITUATE         MA   02066          1            09/02/94
    10
    33707798                             05           10/01/94
    17
    33707798                             O            09/01/09
    0


    1394882          074/074             F          250,000.00
    ZZ
    SMITH               ROBERT           180        245,004.92
     1
    34 TARA DRIVE                      8.375          2,443.57
    54
                                       8.125          2,443.57
 470,000.00
    EAST HILLS       NY   11576          5            08/17/94
    00
    60027480                             05           10/01/94
     0
    60027480                             O            09/01/09
    0


    1394883          074/074             F          200,000.00
    ZZ
    KENIN               MICHAEL          180        196,696.89
   188
    200 EAST END AVENUE #10M           8.750          1,998.90
    56
                                       8.125          1,998.90
 358,000.00
    NEW YORK         NY   10128          2            08/29/94
    00
    60034656                             12           11/01/94
     0
    60034656                             O            10/01/09
    0


    1394884          074/074             F          230,800.00
    ZZ
    MALINOV             VLADIMIR         180        226,188.58
     1
    77 PARK AVENUE                     8.375          2,255.90
    80
    UNIT #14G                          8.125          2,255.90
 288,500.00
    NEW YORK         NY   10016          1            08/19/94
    00
    60045517                             06           10/01/94
     0
    60045517                             O            09/01/09
    0


    1394885          074/074             F          125,000.00
    ZZ
    BERNSTEIN           MARK             180        122,450.86
     1
    517 GREEN PLACE                    8.250          1,212.68
    42
                                       8.125          1,212.68
 300,000.00
    WOODMERE         NY   11598          1            08/30/94
    00
    60047909                             05           10/01/94
     0
    60047909                             O            09/01/09
    0


    1394886          074/074             F          331,200.00
    T
    HUT                 PIETER           180        325,547.73
     1
    104 WEST 70TH STREET #10D/E        8.375          3,237.24
    80
                                       8.125          3,237.24
 414,000.00
1


    NEW YORK, NY     NY   10023          1            09/02/94
    00
    60048388                             06           11/01/94
     0
    60048388                             O            10/01/09
    0


    1394887          074/074             F          246,000.00
    T
    LEFKOWSKI           LAWRENCE         180        241,937.16
     1
    212 BEACH WALK                     8.750          2,458.65
    80
    SALTAIRE                           8.125          2,458.65
 307,500.00
    FIRE ISLAND      NY   11706          1            09/30/94
    00
    60048741                             05           11/01/94
     0
    60048741                             O            10/01/09
    0


    1394888          074/074             F          225,000.00
    ZZ
    NESJE               BERNT            180        221,364.84
     1
    9 TRAIL ROAD                       9.000          2,282.10
    90
                                       8.125          2,282.10
 250,000.00
    HAMPTON BAYS     NY   11946          1            09/07/94
    04
    60049868                             05           11/01/94
    17
    60049868                             O            10/01/09
    0


    1394890          074/074             F          225,000.00
    ZZ
    SOFRONIS            ARIS             180        221,160.15
     2
    146-30 22ND AVENUE                 8.375          2,199.21
    75
                                       8.125          2,199.21
 300,000.00
    WHITESTONE       NY   11357          2            09/01/94
    00
    60052614                             05           11/01/94
     0
    60052614                             O            10/01/09
    0


    1394891          074/074             F          225,000.00
    ZZ
    BLANK               CRAIG            180        221,740.90
     2
    215-02 23RD ROAD                   8.125          2,166.49
    75
                                       8.000          2,166.49
 300,000.00
    BAYSIDE          NY   11360          1            10/04/94
    00
    60054482                             05           12/01/94
     0
    60054482                             O            11/01/09
    0


    1394892          074/074             F          300,000.00
    ZZ
    SOUKERAS            CHRISTINE        180        295,976.09
     1
    39 VERNON DRIVE                    9.000          3,042.80
    75
                                       8.125          3,042.80
 400,000.00
    SCARSDALE        NY   10583          1            10/06/94
    00
    60058122                             05           12/01/94
     0
    60058122                             O            11/01/09
    0
1




    1396975          637/728             F          436,000.00
    ZZ
    ROGER               VICENTE  E       180        429,888.34
     1
    2817 COLUMBUS BOULEVARD            8.500          4,293.47
    80
                                       8.250          4,293.47
 545,000.00
    CORAL GABLES     FL   33134          1            10/20/94
    00
    0380075839                           05           12/01/94
     0
    2893709                              O            11/01/09
    0


    1396995          369/369             F          293,000.00
    T
    NEWBERRY            MARTHA   T       180        288,847.62
     1
    GULF BEACH DRIVE                   8.375          2,863.86
    75
                                       8.125          2,863.86
 395,000.00
    ST GEORGE ISLAN  FL   32328          4            10/11/94
    00
    48571665                             05           12/01/94
     0
    48571665                             O            11/01/09
    0


    1396996          686/686             F          140,000.00
    ZZ
    HAGEN               FRANCIS  A       180        138,058.95
     1
    10024 DENSMORE AVENUE N            8.625          1,388.92
    80
                                       8.375          1,388.92
 175,000.00
    SEATTLE          WA   98133          5            09/28/94
    00
    30816443709                          05           12/01/94
     0
    30816443709                          O            11/01/09
    0


    1397053          635/728             F          193,500.00
    ZZ
    SCHAD               CHARLES  L       180        191,477.05
     1
    1236 MAIN ST                       9.250          1,991.49
    71
                                       9.000          1,991.49
 275,000.00
    SOUTH WINDSOR    CT   06074          2            11/25/94
    00
    0380084906                           05           01/01/95
     0
    6052708                              O            12/01/09
    0


    1397122          757/757             F          236,475.00
    ZZ
    SPARKES             MARY     L       180        233,232.29
     1
    27 HICKORY GROVE WAY               8.750          2,363.45
    90
                                       8.625          2,363.45
 265,000.00
    SAVANNAH         GA   31405          1            10/25/94
    12
    2284917                              03           12/01/94
    17
    2284917                              O            11/01/09
    0


    1397141          450/450             F          255,600.00
    ZZ
    YANIKOSKI           RICHARD  A       180        251,816.34
     1
1


    19828 SCHOOLHOUSE ROAD             7.875          2,424.24
    90
                                       7.625          2,424.24
 284,000.00
    NEW LENOX        IL   60451          1            10/25/94
    14
    3712627                              05           12/01/94
    17
    3712627                              O            11/01/09
    0


    1397143          450/450             F           50,000.00
    ZZ
    LAFATA              JOHN     D       180         49,283.56
     1
    6540 CHURCH                        8.250            485.08
    59
                                       8.000            485.08
  85,000.00
    TOWNSHIP         MI   48023          1            10/14/94
    00
    3647658                              05           12/01/94
     0
    3647658                              O            11/01/09
    0


    1397144          450/450             F          300,000.00
    ZZ
    DION                GARY     W       174        290,607.50
     1
    1070    GUNN RD                    6.750          2,707.85
    71
                                       6.625          2,707.85
 425,000.00
    OAKLAND TWP      MI   48306          4            06/06/94
    00
    3055290                              05           08/01/94
     0
    3055290                              O            01/01/09
    0


    1397177          560/560             F          524,800.00
    ZZ
    STEIN               ROBERT   W       120        439,298.68
     1
    347 W. 57TH STREET, APT PH-A       7.750          6,298.16
    70
                                       7.580          6,298.16
 750,000.00
    NEW YORK         NY   10019          2            12/04/92
    00
    220573042                            01           02/01/93
     0
    220573042                            O            01/01/03
    0


    1397178          560/560             F           46,400.00
    ZZ
    WEHMEYER            PEGGY    L       180         43,111.60
     1
    30 CRESTBRIAR COURT                8.125            446.78
    80
                                       7.955            446.78
  58,000.00
    BAYTOWN          TX   77521          2            04/19/93
    00
    220738462                            05           06/01/93
     0
    220738462                            O            05/01/08
    0


    1397180          560/560             F          219,000.00
    ZZ
    LITT                ERIC     E       180        213,105.76
     1
    4936 MANCHESTER COURT              8.125          2,108.71
    80
                                       7.955          2,108.71
 274,565.00
    ROCHESTER        MI   48306          1            06/06/94
    00
    221480387                            03           08/01/94
     0
1


    221480387                            O            07/01/09
    0


    1397181          560/560             F          340,000.00
    ZZ
    SCUDIERI            COSMO            180        331,109.48
     1
    1062 82ND STREET                   8.250          3,298.48
    76
                                       8.080          3,298.48
 450,000.00
    BROOKLYN         NY   11228          2            06/24/94
    00
    221499874                            05           08/01/94
     0
    221499874                            O            07/01/09
    0


    1397182          560/560             F          250,000.00
    ZZ
    MAMPILLY            ANTONY   F       180        243,321.71
     1
    510 CROYDON LANE                   8.000          2,389.13
    73
                                       7.830          2,389.13
 344,220.00
    ALPHARETTA       GA   30202          1            06/30/94
    00
    221503303                            05           08/01/94
     0
    221503303                            O            07/01/09
    0


    1397183          560/560             F          275,000.00
    ZZ
    KNIGHT              KEVIN    C       180        268,351.41
     1
    1602 MASTERS WAY                   7.750          2,588.51
    61
                                       7.580          2,588.51
 456,095.00
    CHADDS FORD      PA   19317          1            07/06/94
    00
    221506447                            05           09/01/94
     0
    221506447                            O            08/01/09
    0


    1397184          560/560             F          114,000.00
    ZZ
    KAPLAN              MORTON           180        111,415.82
     1
    7413 NEWMANS LANE                  8.500          1,122.60
    70
                                       8.330          1,122.60
 165,000.00
    CHARLOTTE        NC   28270          2            06/30/94
    00
    221506454                            03           09/01/94
     0
    221506454                            O            08/01/09
    0


    1397185          560/560             F          260,000.00
    ZZ
    KIDD SR             PAUL     H       180        254,042.17
     1
    624 LOOP ROAD                      8.375          2,541.31
    65
                                       8.205          2,541.31
 405,000.00
    MONROE           LA   71201          5            07/01/94
    00
    221507585                            05           09/01/94
     0
    221507585                            O            08/01/09
    0


1


    1397186          560/560             F          300,000.00
    ZZ
    SAULS               JOHN             120        286,122.15
     1
    118 UPDIKE'S MILL ROAD             7.375          3,541.51
    60
                                       7.205          3,541.51
 500,000.00
    MONTGOMERY TWSP  NJ   08502          1            07/08/94
    00
    221508070                            05           09/01/94
     0
    221508070                            O            08/01/04
    0


    1397187          560/560             F          400,000.00
    ZZ
    VETROMILE           GERARD   F       180        390,134.94
     1
    105 TAHOE DRIVE                    7.750          3,765.10
    54
                                       7.580          3,765.10
 745,000.00
    ZEPHYR COVE      NV   89448          1            07/01/94
    00
    221508443                            05           09/01/94
     0
    221508443                            O            08/01/09
    0


    1397188          560/560             F          211,000.00
    ZZ
    RADKE               MICHAEL          180        206,112.61
     1
    4577 CLEARVIEW DRIVE               8.250          2,047.00
    72
                                       8.080          2,047.00
 295,000.00
    CLARKSTON        MI   48348          5            07/07/94
    00
    221509482                            05           09/01/94
     0
    221509482                            O            08/01/09
    0


    1397189          560/560             F          300,000.00
    R
    KELLY               SARAH    A       180        292,512.26
     1
    11 BEECHWOOD LANE                  7.375          2,759.77
    80
                                       7.205          2,759.77
 375,000.00
    WESTPORT         CT   06880          1            07/13/94
    00
    221510167                            05           09/01/94
     0
    221510167                            O            08/01/09
    0


    1397190          560/560             F          260,000.00
    ZZ
    MARIS               MARK     T       180        253,912.62
     1
    1412 SUGAR MILL CT                 8.125          2,503.49
    74
                                       7.955          2,503.49
 356,000.00
    RUSSIAVILLE      IN   46979          1            07/15/94
    00
    221511496                            03           09/01/94
     0
    221511496                            O            08/01/09
    0


    1397191          560/560             F          200,000.00
    ZZ
    HANLEY,             ROBERT   E       180        195,515.11
     1
    4829 COUNTY ROAD 154               8.625          1,984.16
    40
                                       8.455          1,984.16
 500,000.00
1


    GLENWOOD SPGS.   CO   81601          1            07/15/94
    00
    221512999                            05           09/01/94
     0
    221512999                            O            08/01/09
    0


    1397192          560/560             F          100,000.00
    ZZ
    BATTEN              GEORGE   V       180         96,888.69
     1
    2311 BUFFALOE ROAD                 8.375            977.43
    68
                                       8.205            977.43
 148,500.00
    GARNER           NC   27529          1            07/18/94
    00
    221513229                            05           09/01/94
     0
    221513229                            O            08/01/09
    0


    1397193          560/560             F          200,000.00
    ZZ
    LI                  KUN      S       180        195,417.07
     1
    900 PALISADE AVENUE, UNIT 7A       8.375          1,954.85
    69
                                       8.205          1,954.85
 291,000.00
    FORT LEE         NJ   07024          1            07/22/94
    00
    221516990                            01           09/01/94
     0
    221516990                            O            08/01/09
    0


    1397194          560/560             F          224,400.00
    ZZ
    ITTI                SAKDA            180        214,470.50
     1
    16115 NE 42ND CT                   9.250          2,309.51
    57
                                       9.080          2,309.51
 398,500.00
    REDMOND          WA   98052          6            07/22/94
    00
    221520000                            05           09/01/94
     0
    221520000                            O            08/01/09
    0


    1397195          560/560             F          321,600.00
    ZZ
    KIRKUP              RUBY     E       180        313,214.76
     1
    32 SAPPHIRE DRIVE                  8.250          3,119.97
    80
                                       8.080          3,119.97
 402,569.00
    WEST WINDSOR     NJ   08807          1            07/29/94
    00
    221522238                            05           09/01/94
     0
    221522238                            O            08/01/09
    0


    1397196          560/560             F          200,000.00
    ZZ
    KARIM               IQBAL    A       180        190,359.15
     1
    197 STRATFORD STREET               8.375          1,954.85
    72
                                       8.205          1,954.85
 280,000.00
    ROSLYN HEIGHTS   NY   11577          1            08/05/94
    00
    221528136                            05           10/01/94
     0
    221528136                            O            09/01/09
    0
1




    1397197          560/560             F          395,250.00
    ZZ
    HART                BRUCE            180        387,180.23
     1
    699 MILITA HILL DRIVE              8.125          3,805.79
    80
                                       7.955          3,805.79
 495,000.00
    WEST  CHESTER    PA   19382          1            08/08/94
    00
    221528771                            03           10/01/94
     0
    221528771                            O            09/01/09
    0


    1397199          560/560             F          288,000.00
    ZZ
    FURMAN              RICHARD  A       180        282,119.94
     1
    105 MUIRFIELD DRIVE                8.125          2,773.10
    80
                                       7.955          2,773.10
 363,512.00
    BLUE BELL        PA   19422          1            08/10/94
    00
    221529837                            05           10/01/94
     0
    221529837                            O            09/01/09
    0


    1397200          560/560             F          342,800.00
    ZZ
    SHAVER              MARK     D       180        335,950.80
     1
    997 GALAXY WAY                     8.375          3,350.62
    80
                                       8.205          3,350.62
 430,000.00
    INCLINE VILLAGE  NV   89450          2            08/08/94
    00
    221531700                            05           10/01/94
     0
    221531700                            O            09/01/09
    0


    1397201          560/560             F          284,000.00
    T
    BENDER              GARY     N       180        278,447.60
     1
    1005 FOUR O'CLOCK ROAD             8.625          2,817.51
    80
                                       8.455          2,817.51
 355,000.00
    BRECKENRIDGE     CO   80424          1            08/26/94
    00
    221541873                            03           10/01/94
     0
    221541873                            O            09/01/09
    0


    1397202          560/560             F          170,000.00
    ZZ
    YUAN                KE       C       180        166,818.68
     1
    17013 ASHBURTON DRIVE              9.125          1,736.92
    72
                                       8.955          1,736.92
 238,000.00
    LOUISVILLE       KY   40245          1            08/29/94
    00
    221542418                            05           10/01/94
     0
    221542418                            O            09/01/09
    0


    1397203          560/560             F          260,000.00
    ZZ
    CONNELLY            GARY     P       180        254,156.55
     1
1


    30892 LA MER                       7.000          2,336.95
    60
                                       6.830          2,336.95
 440,000.00
    LAGUNA NIGUEL    CA   92677          1            08/19/94
    00
    221543440                            03           10/01/94
     0
    221543440                            O            09/01/09
    0


    1397204          560/560             F           35,000.00
    ZZ
    TRAN                KHANG            120         33,651.87
     1
    5170 ARBOR VIEW WAY                8.250            429.28
    35
                                       8.080            429.28
 101,875.00
    SUGAR HILL       GA   30518          1            08/31/94
    00
    221547417                            05           10/01/94
     0
    221547417                            O            09/01/04
    0


    1397205          560/560             F          288,000.00
    ZZ
    TOLEDO              LUIS     A       180        283,295.51
     1
    575 KING STREET                    8.875          2,899.71
    82
                                       8.705          2,899.71
 355,000.00
    PORT CHESTER     NY   10573          2            09/08/94
    14
    221555469                            05           11/01/94
    17
    221555469                            O            10/01/09
    0


    1397206          560/560             F          240,000.00
    ZZ
    KIM                 STEVE    N       180        236,036.28
     1
    10 FIREBRICK ROAD                  8.750          2,398.68
    71
                                       8.580          2,398.68
 342,645.00
    SHARON           MA   02067          1            09/16/94
    00
    221557838                            05           11/01/94
     0
    221557838                            O            10/01/09
    0


    1397207          560/560             F          100,000.00
    ZZ
    UENG                STELLA           180         98,366.52
     1
    16324 NW 11TH STREET               8.875          1,006.84
    59
                                       8.705          1,006.84
 171,900.00
    PEMBROKE PINES   FL   33028          1            09/22/94
    00
    221560550                            03           11/01/94
     0
    221560550                            O            10/01/09
    0


    1397208          560/560             F          100,000.00
    ZZ
    MITTERLEHNER        WALTER   D       180         98,255.93
     1
    3081 OAK BEND CIRCLE               8.125            962.88
    40
                                       7.955            962.88
 250,000.00
    BRENHAM          TX   77833          1            09/23/94
    00
    221560873                            05           11/01/94
     0
1


    221560873                            O            10/01/09
    0


    1397209          560/560             F           70,000.00
    ZZ
    CAVALIERI           VITO             180         68,599.02
     1
    9145 PICOT COURT                   8.375            684.20
    38
                                       8.205            684.20
 188,900.00
    BOYNTON BEACH    FL   33437          1            09/23/94
    00
    221561582                            03           11/01/94
     0
    221561582                            O            10/01/09
    0


    1397210          560/560             F          100,000.00
    ZZ
    THIND               REWAL            180         98,244.17
     1
    9 MATTHEW COURT                    8.375            977.43
    58
                                       8.205            977.43
 173,000.00
    BORDENTOWN       NJ   08505          1            09/28/94
    00
    221564313                            03           11/01/94
     0
    221564313                            O            10/01/09
    0


    1397211          560/560             F          270,000.00
    ZZ
    NASH                CLAUDE           180        265,499.85
     1
    318 NOTTINGHAM DRIVE               9.000          2,738.52
    71
                                       8.830          2,738.52
 385,000.00
    SPRING CITY      PA   19475          1            09/30/94
    00
    450002571                            05           11/01/94
     0
    450002571                            O            10/01/09
    0


    1397212          560/560             F          335,300.00
    ZZ
    TANG                EDDIE    S       180        330,282.50
     1
    3049 MIWOK WAY                     7.750          3,156.10
    70
                                       7.580          3,156.10
 479,000.00
    CLAYTON          CA   94517          1            10/04/94
    00
    450003272                            05           12/01/94
     0
    450003272                            O            11/01/09
    0


    1397213          560/560             F          160,000.00
    ZZ
    CHANG               KEOL     K       180        157,805.97
     1
    41 RACHAEL DRIVE                   8.750          1,599.12
    72
                                       8.580          1,599.12
 223,000.00
    MARLBORO         NJ   07751          1            10/07/94
    00
    450006424                            05           12/01/94
     0
    450006424                            O            11/01/09
    0


1


    1397214          560/560             F          350,000.00
    ZZ
    WALD                SHELDON  S       180        345,039.84
     1
    13451 EAST SAHUARO SUNSET          8.375          3,420.99
    76
                                       8.205          3,420.99
 464,942.00
    TUCSON           AZ   85749          1            09/19/94
    00
    450008438                            03           12/01/94
     0
    450008438                            O            11/01/09
    0


    1397215          560/560             F           41,500.00
    ZZ
    BOSCH               JOSEPH   A       180         40,897.69
     1
    LOT 2606                           8.500            408.67
    46
                                       8.330            408.67
  91,500.00
    GREENTOWN        PA   18426          1            10/14/94
    00
    450009675                            03           12/01/94
     0
    450009675                            O            11/01/09
    0


    1397463          369/369             F          300,000.00
    ZZ
    HOWE                CHARLES          180        295,794.74
     1
    940 SHORELINE CIRCLE               8.500          2,954.22
    80
                                       8.250          2,954.22
 375,000.00
    CICERO           IN   46034          4            10/25/94
    00
    48238042                             05           12/01/94
     0
    48238042                             O            11/01/09
    0


    1397468          363/363             F          488,000.00
    ZZ
    LAUFMAN             LESLIE   R       180        481,526.61
     1
    4272 DUBLIN RD                     9.125          4,985.97
    80
                                       9.000          4,985.97
 610,000.00
    COLUMBUS         OH   43221          1            10/31/94
    00
    8114003856                           05           12/01/94
     0
    8114003856                           O            11/01/09
    0


    1397496          526/728             F          252,000.00
    ZZ
    RODRIGUEZ           CARMEN   S       180        249,423.80
     1
    7855 SW 84TH COURT                 9.500          2,631.45
    80
                                       9.250          2,631.45
 315,000.00
    MIAMI            FL   33143          1            11/23/94
    00
    0380084708                           05           01/01/95
     0
    00000956                             O            12/01/09
    0


    1397538          375/375             F          208,800.00
    ZZ
    KUMAR               SURESH           180        205,197.67
     1
    328 ST MARKS AVENUE                8.250          2,025.65
    90
                                       8.000          2,025.65
 232,000.00
1


    PISCATAWAY       NJ   08854          1            09/09/94
    04
    454266                               05           11/01/94
    17
    454266                               O            10/01/09
    0


    1397542          180/728             F          540,000.00
    ZZ
    STACEY              JOHN     A       180        534,291.22
     1
    30861 VIA COLINAS                  9.125          5,517.27
    75
                                       8.875          5,517.27
 720,000.00
    COTO DE CAZA AR  CA   92679          1            11/22/94
    00
    0380086554                           03           01/01/95
     0
    2966174                              O            12/01/09
    0


    1397545          375/375             F           70,000.00
    ZZ
    BYRNE               ROBERT   B       180         68,805.38
     1
    13566 CAMINO DE PLATO COURT        8.375            684.20
    42
                                       8.125            684.20
 170,000.00
    CORPUS CHRISTI   TX   78418          1            10/03/94
    00
    364281                               05           11/01/94
     0
    364281                               O            10/01/09
    0


    1397548          375/375             F          203,700.00
    ZZ
    BARZILLA            TERRY    J       180        200,844.67
     1
    3310 CRYSTAL CREEK DRIVE           8.500          2,005.91
    70
                                       8.250          2,005.91
 291,000.00
    SUGAR LAND       TX   77478          1            10/10/94
    00
    363736                               05           12/01/94
     0
    363736                               O            11/01/09
    0


    1397549          375/375             F          239,000.00
    ZZ
    MORTER              JAMES    R       180        235,823.04
     1
    2985 BOOTH CIRCLE DRIVE WEST       9.250          2,459.77
    58
                                       9.000          2,459.77
 415,000.00
    VAIL             CO   81657          5            10/03/94
    00
    365081                               05           12/01/94
     0
    365081                               O            11/01/09
    0


    1397587          375/728             F          245,800.00
    ZZ
    LOWERY              THOMAS   A       180        241,559.35
     1
    28585 S W  CASCADE LOOP            8.250          2,384.60
    90
                                       8.000          2,384.60
 273,125.00
    WILSONVILLE      OR   97070          4            09/20/94
    10
    0380080789                           03           11/01/94
    17
    1431948909                           O            10/01/09
    0
1




    1397645          771/728             F          373,000.00
    ZZ
    MROZ                JANUSZ   B       180        369,056.72
     1
    1070 LAMPLIGHTER ROAD              9.125          3,811.00
    90
                                       8.875          3,811.00
 415,000.00
    NISKAYUNA        NY   12309          1            11/08/94
    04
    0380081415                           05           01/01/95
    25
    940374                               O            12/01/09
    0


    1397655          686/686             F          100,000.00
    ZZ
    JORGE               MERCEDES         180         98,643.75
     1
    902 NW 180TH AVENUE                8.875          1,006.85
    44
                                       8.625          1,006.85
 230,000.00
    PEMBROKE PINES   FL   33029          1            10/25/94
    00
    30816386957                          03           12/01/94
     0
    30816386957                          O            11/01/09
    0


    1397658          686/686             F          103,100.00
    ZZ
    JAY                 TONY             180        101,777.26
     1
    2252 DARTFORD DRIVE                9.500          1,076.60
    75
                                       9.250          1,076.60
 137,500.00
    DUNWOODY         GA   30338          1            10/21/94
    00
    30816387401                          05           12/01/94
     0
    30816387401                          O            11/01/09
    0


    1397659          686/686             F          121,100.00
    ZZ
    MEADE               GISELA   N       180        119,424.67
     1
    1245 MEADOWOOD DRIVE               8.650          1,203.20
    75
                                       8.400          1,203.20
 161,500.00
    LAKELAND         FL   33809          1            10/07/94
    00
    30816040570                          05           12/01/94
     0
    30816040570                          O            11/01/09
    0


    1397732          637/728             F          151,000.00
    ZZ
    LADLEE              ERNEST   L       180        149,776.62
     1
    514 RIDGE ROAD                     9.500          1,576.78
    63
                                       9.250          1,576.78
 240,000.00
    FREDON           NJ   07860          2            12/19/94
    00
    0380089095                           05           02/01/95
     0
    4025557                              O            01/01/10
    0


    1397761          028/728             F          168,750.00
    ZZ
    SANS                RENEE    M       180        166,410.37
     1
1


    21845 BOONES BOROUGH DRIVE         8.625          1,674.14
    75
                                       8.375          1,674.14
 225,000.00
    BEND             OR   97701          5            10/20/94
    00
    0380079773                           03           12/01/94
     0
    166030                               O            11/01/09
    0


    1397783          052/052             F          750,000.00
    ZZ
    STAFFORD            JEFFREY  D       180        737,613.40
    75
    239 CENTRAL PARK WEST,#12A         8.750          7,495.87
    50
                                       8.500          7,495.87
1,500,000.00
    NEW YORK         NY   10024          1            09/29/94
    00
    284892                               12           11/01/94
     0
    284892                               O            10/01/09
    0


    1397787          052/052             F          160,000.00
    ZZ
    CHO                 JOON             120        155,499.25
     1
    73 SOUTHLAWN AVENUE                7.875          1,930.69
    44
    DOBBS FERRY                        7.625          1,930.69
 370,000.00
    T/O GREENBURGH   NY   10522          1            10/28/94
    00
    304733                               05           12/01/94
     0
    304733                               O            11/01/04
    0


    1397810          232/232             F          300,000.00
    ZZ
    FLAXMAN             NEIL             180        296,064.39
     1
    350 ISLA DORADA BLVD               9.250          3,087.58
    25
                                       9.000          3,087.58
1,200,000.00
    CORAL GABLES     FL   33143          5            10/26/94
    00
    859530                               03           12/01/94
     0
    859530                               O            11/01/09
    0


    1397890          462/462             F          100,000.00
    ZZ
    LONDONO             JAIME            180         98,348.46
     1
    4811 S.W. 164TH TERRACE            8.750            999.45
    55
                                       8.500            999.45
 185,000.00
    FT. LAUDERDALE   FL   33331          1            09/30/94
    00
    4318572                              05           11/01/94
     0
    4318572                              O            10/01/09
    0


    1397957          377/377             F          248,600.00
    ZZ
    SLATER              MITCHELL J       180        237,004.82
     1
    102 STEEPLECHASE  COURT            8.500          2,448.07
    90
                                       8.300          2,448.07
 279,000.00
    NICHOLASVILLE    KY   40356          1            09/20/94
    14
    3365855                              05           11/01/94
    20
1


    3365855                              O            10/01/09
    0


    1397965          664/728             F          260,000.00
    ZZ
    BECKER              W        M       180        257,158.16
     1
    8 SAN CLEMENTE DRIVE               8.750          2,598.57
    26
                                       8.500          2,598.57
1,025,000.00
    CARMEL VALLEY    CA   93924          1            11/01/94
    00
    0380087669                           05           01/01/95
     0
    000                                  O            12/01/09
    0


    1397969          757/757             F          400,000.00
    ZZ
    BROWN               FRANK    M       180        395,676.14
     1
    345 STANYAN PLACE                  8.875          4,027.38
    84
                                       8.625          4,027.38
 480,000.00
    ALPHARETTA       GA   30202          4            11/07/94
    12
    2481372                              03           01/01/95
    12
    2481372                              O            12/01/09
    0


    1397991          766/728             F           59,200.00
    T
    LABARCA             CARLOS           180         58,747.90
     1
    530 15 STREET #201                 9.500            618.18
    80
                                       9.250            618.18
  74,000.00
    MIAMI BEACH      FL   33139          1            12/14/94
    00
    0380087495                           01           02/01/95
     0
    941131                               O            01/01/10
    0


    1397992          766/728             F           59,200.00
    T
    LUGO                JOSE     P       180         58,747.90
     1
    530 15 ST #202                     9.500            618.18
    80
                                       9.250            618.18
  74,000.00
    MIAMI BEACH      FL   33139          1            12/15/94
    00
    0380086646                           01           02/01/95
     0
    94HC368                              O            01/01/10
    0


    1397993          637/728             F          100,000.00
    ZZ
    GALLOWAY            WILLIAM          180         99,183.23
     1
    RD #7 WORTHINGTON DRIVE EAST       8.750            999.45
    69
                                       8.500            999.45
 145,000.00
    CARMEL           NY   10512          2            12/20/94
    00
    0380090549                           05           02/01/95
     0
    92536                                O            01/01/10
    0


1


    1398030          740/728             F           70,000.00
    T
    MICCA               FRANCES          180         69,465.42
     1
    4800 WINTERSET DRIVE               9.500            730.96
    58
                                       9.250            730.96
 120,845.00
    LAS VEGAS        NV   89130          1            12/02/94
    00
    0380086885                           09           02/01/95
     0
    520265                               O            01/01/10
    0


    1398032          047/047             F          210,000.00
    ZZ
    GIALLANELLA         RALPH            180        207,724.16
     1
    134 CANDLESTICK ROAD               8.875          2,114.38
    56
                                       8.625          2,114.38
 380,000.00
    NORTH ANDOVER    MA   01845          2            11/03/94
    00
    10889011-2                           05           01/01/95
     0
    10889011                             O            12/01/09
    0


    1398037          201/201             F          120,000.00
    ZZ
    MINERVINI           BENITO   G       180        119,030.71
     1
    130 TERRACE AVENUE                 8.875          1,208.22
    65
    THE BOROUGH OF                     8.625          1,208.22
 185,000.00
    HASBROUK HEIGHT  NJ   07604          1            12/16/94
    00
    2800786374                           05           02/01/95
     0
    2800786374                           O            01/01/10
    0


    1398066          686/686             F          100,000.00
    ZZ
    HOLT                ROGER    E       120         97,880.56
     1
    2092 DROGHEDA LANE                 8.750          1,253.27
    71
                                       8.500          1,253.27
 142,200.00
    MARIETTA         GA   30066          1            11/15/94
    00
    30816385116                          03           01/01/95
     0
    30816385116                          O            12/01/04
    0


    1398067          686/686             F           37,500.00
    ZZ
    BEARD               JEFFREY  E       180         37,103.53
     1
    3924 NOTTINGHAM DRIVE              9.125            383.15
    75
                                       8.875            383.15
  50,000.00
    SARASOTA         FL   34235          1            11/14/94
    00
    30816529457                          05           01/01/95
     0
    30816529457                          O            12/01/09
    0


    1398069          686/686             F           90,000.00
    ZZ
    CHO                 INSU             180         87,625.74
     1
    219-40B 64TH AVENUE                8.600            891.55
    59
                                       8.350            891.55
 155,000.00
1


    BAYSIDE          NY   11364          1            08/05/94
    00
    30816085112                          01           10/01/94
     0
    30816085112                          O            09/01/09
    0


    1398070          686/686             F          130,000.00
    ZZ
    PALMASON            JON      T       180        128,578.61
     1
    7660 SE 22ND STREET                8.750          1,299.29
    34
                                       8.500          1,299.29
 390,000.00
    MERCER ISLAND    WA   98040          5            10/31/94
    00
    30816497408                          05           01/01/95
     0
    30816497408                          O            12/01/09
    0


    1398075          334/334             F          225,000.00
    ZZ
    PALMER              RICHARD  A       180        221,880.47
     1
    8697 E THOROUGHBRED TRAIL          8.625          2,232.19
    77
                                       8.375          2,232.19
 295,000.00
    SCOTTSDALE       AZ   85258          1            10/26/94
    00
    862836                               03           12/01/94
     0
    862836                               O            11/01/09
    0


    1398078          686/686             F           80,000.00
    ZZ
    LIN                 MEI      L       180         79,144.76
     1
    1 BAYCLUB DR UNIT #18U             9.000            811.42
    59
                                       8.750            811.42
 137,000.00
    BAYSIDE          NY   11360          1            11/15/94
    00
    30816086367                          01           01/01/95
     0
    30816086367                          O            12/01/09
    0


    1398105          562/562             F          117,000.00
    ZZ
    PROULX              GOHARIK          180        115,817.25
     2
    70-25 MANSE STREET                 9.625          1,230.59
    65
                                       9.375          1,230.59
 180,000.00
    FOREST HILLS     NY   11375          1            11/22/94
    00
    454025                               05           01/01/95
     0
    454025                               O            12/01/09
    0


    1398137          131/728             F          236,000.00
    ZZ
    PARKER              DAVID    L       180        232,685.31
     1
    2808 RIVER PARKWAY WEST            8.625          2,341.31
    80
                                       8.375          2,341.31
 295,000.00
    MINNEAPOLIS      MN   55406          1            11/30/94
    00
    0380083338                           05           01/01/95
     0
    2571031                              O            12/01/09
    0
1




    1398223          158/158             F          294,300.00
    ZZ
    SEIDMAN             SCOTT            180        290,174.64
     1
    53 MAIN STREET                     8.500          2,898.09
    71
                                       8.250          2,898.09
 420,000.00
    DOVER            MA   02030          2            10/04/94
    00
    2523769                              05           12/01/94
     0
    2523769                              O            11/01/09
    0


    1398224          158/158             F          302,000.00
    ZZ
    HAIKIO              ROGER    V       180        296,957.43
     1
    3685 MERRIWEATHER LANE             8.625          2,996.08
    80
                                       8.250          2,996.08
 380,000.00
    ROCHESTER HILLS  MI   48306          1            09/13/94
    00
    2523611                              03           11/01/94
     0
    2523611                              O            10/01/09
    0


    1398226          158/158             F          350,000.00
    ZZ
    MURPHY              KEVIN    B       180        345,200.59
     1
    73R WARREN AVENUE                  8.750          3,498.07
    70
                                       8.250          3,498.07
 505,000.00
    PLYMOUTH         MA   02360          1            10/11/94
    00
    2519627                              05           12/01/94
     0
    2519627                              O            11/01/09
    0


    1398261          313/728             F          376,000.00
    ZZ
    RAWLS               JOYCE    A       180        372,069.10
     1
    5667-5671 TAYLOR TERRACE           9.250          3,869.77
    80
                                       9.000          3,869.77
 470,000.00
    MACON            GA   31210          4            11/22/94
    00
    0380087388                           05           01/01/95
     0
    5422415                              O            12/01/09
    0


    1398272          083/728             F          648,000.00
    ZZ
    CHURCH              JUDSON   A       180        641,300.85
     1
    506 HAMPTON HILL                   9.375          6,717.79
    90
                                       9.125          6,717.79
 720,000.00
    FRANKLIN LAKES   NJ   07417          1            11/14/94
    04
    0380080821                           05           01/01/95
    22
    1075184                              O            12/01/09
    0


    1398295          450/450             F          326,000.00
    ZZ
    CHIARA              DALE     A       180        321,226.29
     1
1


    22018 YORK MILLS CIRCLE            8.000          3,115.43
    62
                                       7.875          3,115.43
 533,105.00
    NOVI             MI   48374          1            10/31/94
    00
    2497816                              05           12/01/94
     0
    2497816                              O            11/01/09
    0


    1398340          A48/728             F          164,500.00
    ZZ
    GREENHOUSE          BARNEY           180        163,299.36
     2
    1429 EAST 19TH STREET             10.000          1,767.73
    70
                                       9.750          1,767.73
 235,000.00
    BROOKLYN         NY   11230          1            12/23/94
    00
    0380086265                           05           02/01/95
     0
    3068                                 O            01/01/10
    0


    1398736          116/116             F          288,000.00
    ZZ
    HOYT                MAX      B       180        284,886.84
     1
    2909 EAST WILDWIND CIRCLE          8.875          2,899.71
    78
                                       8.750          2,899.71
 370,238.00
    THE WOODLANDS    TX   77380          4            11/16/94
    00
    091065186                            05           01/01/95
     0
    091065186                            O            12/01/09
    0


    1398897          462/462             F          141,700.00
    ZZ
    LIVECCHI            CHARLES  R       180        140,168.27
     1
    9607 WINDY HOLLOW DRIVE            8.875          1,426.70
    75
                                       8.625          1,426.70
 188,990.00
    IRVING           TX   75063          1            11/17/94
    00
    4296588                              03           01/01/95
     0
    4296588                              O            12/01/09
    0


    1398975          367/367             F          245,213.71
    ZZ
    RANA                SAEED    A       130        240,542.53
     1
    9605 REACH ROAD                    8.500          2,892.39
    44
                                       8.250          2,892.39
 565,000.00
    POTOMAC          MD   20854          2            12/02/94
    00
    1147530                              03           01/01/95
     0
    1147530                              O            10/01/05
    0


    1399091          700/728             F          364,000.00
    ZZ
    BLANKS              SIMON    J       180        359,842.13
     1
    340 CAROL COURT                    8.250          3,531.31
    80
                                       8.000          3,531.31
 455,000.00
    HIGHLAND PARK    IL   60035          1            11/23/94
    00
    0380082553                           05           01/01/95
     0
1


    1072344                              O            12/01/09
    0


    1399094          003/728             F          228,000.00
    ZZ
    VU                  DUC      T       180        225,501.69
     1
    1948 EASTGATE DRIVE                8.875          2,295.60
    90
                                       8.625          2,295.60
 255,000.00
    STONE MOUNTAIN   GA   30087          1            11/30/94
    10
    0380082835                           05           01/01/95
    17
    0061060043                           O            12/01/09
    0


    1399096          249/728             F          100,000.00
    ZZ
    TOM                 THOMAS   L       180         98,618.32
     1
    1029 WEST VILLA DRIVE              8.875          1,006.84
    64
                                       8.625          1,006.84
 157,000.00
    DES PLAINES      IL   60016          1            11/18/94
    00
    0380082827                           05           01/01/95
     0
    505265368                            O            12/01/09
    0


    1399097          754/754             F          263,000.00
    ZZ
    ARESON              PETER    D       180        260,341.59
     1
    5 PINEFIELDS LANE                  9.625          2,766.18
    90
                                       9.375          2,766.18
 293,000.00
    BRUNSWICK        ME   04011          2            11/28/94
    10
    42920                                05           01/01/95
    17
    42920                                O            12/01/09
    0


    1399582          562/562             F          229,500.00
    ZZ
    HONG VAN VU         YVONNE           180        227,180.03
     1
    2067 YATES AVENUE                  9.625          2,413.84
    85
                                       9.375          2,413.84
 270,000.00
    BRONX            NY   10461          1            12/01/94
    04
    453746                               05           01/01/95
    25
    453746                               O            12/01/09
    0


    1399930          450/450             F          203,920.00
    ZZ
    KORT                SIDNEY           180        201,811.84
     1
    30635 SEQUOIA                      9.375          2,114.03
    80
                                       9.125          2,114.03
 254,900.00
    FARMINGTON HILL  MI   48331          1            11/30/94
    00
    3428844                              03           01/01/95
     0
    3428844                              O            12/01/09
    0


1


    1399946          686/686             F           30,000.00
    ZZ
    CASTILLA            ANA      M       180         29,690.55
     1
    528 D-2 SHADY PINE WAY             9.400            311.46
    60
                                       9.150            311.46
  50,000.00
    WEST PALM BEACH  FL   33415          1            11/23/94
    00
    30816313431                          01           01/01/95
     0
    30816313431                          O            12/01/09
    0


    1399972          554/554             F          430,000.00
    ZZ
    LIEM                KAREL    F       180        426,487.88
     1
    10 OAKDALE LANE                    8.750          4,297.63
    60
                                       8.500          4,297.63
 725,000.00
    LINCOLN          MA   01773          4            12/30/94
    00
    6807545                              05           02/01/95
     0
    6807545                              O            01/01/10
    0


    1399975          637/728             F          210,675.00
    ZZ
    CHOW                RANDY            180        208,422.83
     1
    379 GRENADINE WAY                  9.000          2,136.81
    75
                                       8.750          2,136.81
 281,000.00
    HERCULES         CA   94547          1            11/17/94
    00
    0380084054                           03           01/01/95
     0
    3498888                              O            12/01/09
    0


    1399977          637/728             F          427,500.00
    ZZ
    ANDERSON            MARK     F       180        422,980.54
     3
    200 - 202 FAIR OAKS STREET         9.125          4,367.84
    75
                                       8.875          4,367.84
 570,000.00
    SAN FRANCISCO    CA   94110          1            11/10/94
    00
    0380084930                           05           01/01/95
     0
    3499076                              O            12/01/09
    0


    1400017          637/728             F          232,000.00
    BB
    LEE                 GEORGE           180        230,287.35
     1
    5893 WEST 74TH STREET              9.875          2,475.38
    80
                                       9.625          2,475.38
 290,000.00
    LOS ANGELES      CA   90045          1            12/02/94
    00
    0380085200                           05           02/01/95
     0
    3458973                              O            01/01/10
    0


    1400070          640/640             F          280,000.00
    ZZ
    FREEMAN             WILLIAM  J       180        277,006.74
     1
    3930 RIVER PLACE                   9.000          2,839.95
    73
                                       8.750          2,839.95
 385,000.00
1


    LOUISVILLE       TN   37777          4            11/21/94
    00
    0794651                              03           01/01/95
     0
    0794651                              O            12/01/09
    0


    1400134          637/728             F          162,000.00
    ZZ
    CUKAK               DENNIS           180        160,662.05
     1
    75 GILLETT AVE.                    8.625          1,607.17
    60
                                       8.375          1,607.17
 270,000.00
    BAYPORT          NY   11705          5            12/05/94
    00
    0380084344                           05           02/01/95
     0
    3240694                              O            01/01/10
    0


    1400139          637/728             F          300,000.00
    ZZ
    HEYDEN              DONALD   T       180        297,364.68
     1
    8920 MAGNOLIA CHASE CIR.           8.500          2,954.22
    64
                                       8.250          2,954.22
 475,236.00
    TAMPA            FL   33647          1            12/06/94
    00
    0380084336                           05           02/01/95
     0
    2855278                              O            01/01/10
    0


    1400216          450/450             F          240,000.00
    ZZ
    STOREN              THOMAS           173        235,038.21
     1
    4395 QUEENSWAY DRIVE               6.875          2,190.20
    56
                                       6.750          2,190.20
 429,750.00
    BLOOMFIELD TWP   MI   48304          1            09/26/94
    00
    3046745                              05           11/01/94
     0
    3046745                              O            03/01/09
    0


    1400220          450/450             F          316,000.00
    ZZ
    BRYLL               DENNIS   E       174        305,407.57
     1
    980 COVE DRIVE                     7.250          2,939.93
    77
                                       7.125          2,939.93
 415,000.00
    ADDISON TOWNSHI  MI   48367          1            05/12/94
    00
    3040086                              01           07/01/94
     0
    3040086                              O            12/01/08
    0


    1400222          450/450             F          300,000.00
    ZZ
    BEST                CAROL    E       165        295,616.51
     1
    7583 BARNSBURY STREET              7.000          2,836.33
    69
                                       6.875          2,836.33
 435,000.00
    WEST BLOOMFIELD  MI   48324          1            11/30/94
    00
    2339943                              05           01/01/95
     0
    2339943                              O            09/01/08
    0
1




    1400227          497/497             F          300,000.00
    ZZ
    JIZRAWI             SOUHAIL          180        297,494.68
     1
    344 RIVIERA DRIVE                  8.500          2,954.22
    67
                                       8.250          2,954.22
 450,000.00
    SAN RAFAEL       CA   94901          1            12/05/94
    00
    9900215915                           05           02/01/95
     0
    9900215915                           O            01/01/10
    0


    1400231          450/450             F          400,000.00
    ZZ
    NICHOLSON           JOHN     T       180        395,281.22
     1
    1800 ALAMEDA DIABLO                8.375          3,909.70
    53
                                       8.125          3,909.70
 760,000.00
    DIABLO           CA   94528          1            11/23/94
    00
    3732260                              05           01/01/95
     0
    3732260                              O            12/01/09
    0


    1400235          450/450             F           60,000.00
    ZZ
    GREGORY JR          ALFRED   W       180         58,992.96
     1
    10485 BERRY ROAD                   9.000            608.56
    61
                                       8.750            608.56
  99,200.00
    WALDORF          MD   20603          1            11/04/94
    00
    22094                                05           12/01/94
     0
    22094                                O            11/01/09
    0


    1400283          637/728             F           60,000.00
    ZZ
    PARADIS             FREDERICKA       180         59,681.69
     1
    328 OLD CONNECTICUT PATH           9.000            608.56
    37
                                       8.750            608.56
 165,000.00
    FRAMINGHAM       MA   01701          2            01/05/95
    00
    0380090812                           05           03/01/95
     0
    4061321                              O            02/01/10
    0


    1400381          286/286             F          270,000.00
    ZZ
    METZ                MARK             180        267,755.38
     1
    1514 UPPER PARKWAY SOUTH           8.875          2,718.48
    78
                                       8.625          2,718.48
 350,000.00
    WAUWATOSA        WI   53213          1            12/02/94
    00
    9410027                              05           02/01/95
     0
    9410027                              O            01/01/10
    0


    1400382          375/728             F          288,000.00
    T
    CURTIS              MARK     S       180        284,817.12
     1
1


    3675 ICICLE CREEK ROAD             8.625          2,857.19
    67
                                       8.375          2,857.19
 430,000.00
    LEAVENWORTH      WA   98826          4            11/14/94
    00
    0380086422                           05           01/01/95
     0
    143238023                            O            12/01/09
    0


    1400387          375/375             F          407,000.00
    ZZ
    RIGGS               CHRIS    W       180        394,740.76
     1
    2517 TOURNAMENT DRIVE              8.375          3,978.13
    80
                                       8.125          3,978.13
 510,000.00
    CASTLE ROCK      CO   80104          1            08/03/94
    00
    359689                               03           10/01/94
     0
    359689                               O            09/01/09
    0


    1400391          375/375             F          100,000.00
    ZZ
    URBAN               TADEUSZ  M       180         98,643.81
     1
    3045 CABERNET COURT                8.875          1,006.84
    46
                                       8.625          1,006.84
 219,000.00
    CUMMING          GA   30131          1            10/24/94
    00
    366060                               03           12/01/94
     0
    366060                               O            11/01/09
    0


    1400394          369/369             F          249,150.00
    ZZ
    SINAGRA III         CHARLES  F       180        246,456.80
     1
    1945 HIGHWAY 20                    8.875          2,508.55
    77
                                       8.625          2,508.55
 324,500.00
    MCDONOUGH        GA   30253          4            11/04/94
    00
    48236160                             05           01/01/95
     0
    48236160                             O            12/01/09
    0


    1400429          694/728             F          100,000.00
    ZZ
    ZOUGHEIB            NICOLAS  S       180         99,183.23
     1
    21 PELHAM STREET                   8.750            999.45
    65
                                       8.500            999.45
 155,000.00
    MARLTON          NJ   08053          2            12/12/94
    00
    0380087446                           05           02/01/95
     0
    0403105780                           O            01/01/10
    0


    1400544          375/375             F          348,000.00
    T
    MICHAELS            WILLIAM          180        342,125.49
     1
    160 MONTEREY DUNES WAY             8.500          3,426.89
    80
                                       8.250          3,426.89
 435,000.00
    CASTROVILLE      CA   95012          1            09/06/94
    00
    362746                               01           11/01/94
     0
1


    362746                               O            10/01/09
    0


    1400591          375/728             F          600,000.00
    ZZ
    SHARKEY             THOMAS   G       180        593,070.82
     1
    LOT 21 THOREAU DR                  8.125          5,777.30
    67
                                       7.875          5,777.30
 900,000.00
    MOOSIC           PA   18507          1            11/22/94
    00
    0380085762                           05           01/01/95
     0
    210040305                            O            12/01/09
    0


    1400592          375/375             F          464,000.00
    ZZ
    BLUDWORTH III       JOHN     L       180        457,351.91
     1
    21511 HEGAR ROAD                   8.250          4,501.46
    80
                                       8.000          4,501.46
 580,000.00
    HOCKLEY          TX   77447          1            10/26/94
    00
    1432355630                           05           12/01/94
     0
    1432355630                           O            11/01/09
    0


    1400594          375/375             F          277,000.00
    ZZ
    SENSI               CARL     L       180        273,730.39
     1
    5217 WHISPER WILLOW DRIVE          7.875          2,627.21
    79
                                       7.625          2,627.21
 352,223.00
    CENTREVILLE      VA   22020          1            11/23/94
    00
    22086502                             05           01/01/95
     0
    22086502                             O            12/01/09
    0


    1400596          375/728             F           95,900.00
    ZZ
    DESIMONE            RONALD   J       180         93,612.09
     1
    5100 SAN FELIPE #154               8.500            944.37
    69
                                       8.250            944.37
 140,000.00
    HOUSTON          TX   77056          1            10/31/94
    00
    0380086331                           01           12/01/94
     0
    365910                               O            11/01/09
    0


    1400629          028/728             F          108,500.00
    ZZ
    SON                 MIN              180        107,613.81
     1
    1321 EDINBORO LANE                 8.750          1,084.40
    70
                                       8.500          1,084.40
 155,000.00
    CARROLLTON       TX   75006          1            12/07/94
    00
    0380086240                           03           02/01/95
     0
    91429496169                          O            01/01/10
    0


1


    1400667          491/491             F          362,400.00
    ZZ
    MORRISON            JOHN     M       180        359,505.27
     1
    2309 GREEN ACRES DRIVE             9.000          3,675.71
    80
                                       8.750          3,675.71
 453,000.00
    VISALIA          CA   93291          1            12/05/94
    00
    3906531                              05           02/01/95
     0
    3906531                              O            01/01/10
    0


    1400669          686/686             F          115,100.00
    ZZ
    CHEN                CHUN     S       180        113,891.28
     1
    7907 ELPHIN COURT                  9.200          1,181.16
    63
                                       8.950          1,181.16
 185,100.00
    CHARLOTTE        NC   28270          1            12/01/94
    00
    30816053698                          03           01/01/95
     0
    30816053698                          O            12/01/09
    0


    1400670          686/686             F           92,500.00
    ZZ
    LAUTENSLAGER        GREGORY  J       180         91,769.37
     1
    3310 CALAIS CIRCLE                 9.125            945.09
    75
                                       8.875            945.09
 123,379.00
    MCKINNEY         TX   75070          1            12/06/94
    00
    30816433205                          05           02/01/95
     0
    30816433205                          O            01/01/10
    0


    1400675          686/686             F           25,000.00
    ZZ
    PONTON              LEOSVALDO        180         24,513.65
     1
    14661 SW 151 TERRACE               9.200            256.55
    19
                                       8.950            256.55
 133,000.00
    MIAMI            FL   33186          1            12/14/94
    00
    30816373419                          05           02/01/95
     0
    30816373419                          O            01/01/10
    0


    1400724          131/728             F          600,000.00
    T
    MILES               ROBERT   H       180        595,153.65
     1
    177 FOX HILL ROAD                  8.875          6,041.06
    75
                                       8.625          6,041.06
 800,000.00
    CHATHAM          MA   02633          1            12/22/94
    00
    0380086752                           05           02/01/95
     0
    6576552                              O            01/01/10
    0


    1400745          131/728             F          633,500.00
    ZZ
    RATTE               ROBERT   W       180        628,267.93
     1
    1 ISLAND ROAD                      8.625          6,284.83
    65
                                       8.375          6,284.83
 977,000.00
1


    NORTH OAKS       MN   55127          2            12/16/94
    00
    0380086737                           05           02/01/95
     0
    2571020                              O            01/01/10
    0


    1400758          575/728             F          185,000.00
    ZZ
    GALPERIN            MIKHAIL          180        183,488.97
     1
    14 WILTSHIRE DRIVE                 8.750          1,848.98
    50
                                       8.500          1,848.98
 370,000.00
    MANALAPAN        NJ   07726          1            12/19/94
    00
    0380086794                           05           02/01/95
     0
    1045590                              O            01/01/10
    0


    1400771          637/728             F          300,000.00
    ZZ
    RASHIDIDOUST        HABIBOLLA        180        295,554.55
     2
    139-141 N CLARK DRIVE              8.875          3,020.54
    55
                                       8.625          3,020.54
 550,000.00
    BEVERLY HILLS    CA   90211          1            12/01/94
    00
    0380092453                           05           02/01/95
     0
    3458916                              O            01/01/10
    0


    1400865          A46/728             F          275,600.00
    ZZ
    HANEY               MICHAEL  L       180        273,348.94
     1
    14203 RIDGEWOOD LAKE COURT         8.750          2,754.49
    67
                                       8.500          2,754.49
 415,000.00
    HOUSTON          TX   77062          2            12/30/94
    00
    0380087826                           03           02/01/95
     0
    2882739                              O            01/01/10
    0


    1400903          375/728             F           65,000.00
    ZZ
    POSADAS             ERNESTO          180         64,457.18
     1
    8214 POLISHED STONE CIRCLE         8.500            640.08
    52
                                       8.250            640.08
 125,000.00
    HOUSTON          TX   77095          1            12/30/94
    00
    0380088006                           03           02/01/95
     0
    368723                               O            01/01/10
    0


    1400968          249/728             F           93,000.00
    ZZ
    GALDI               PETER            180         92,297.73
     1
    23 OLD LAKESIDE RD                 9.625            978.16
    70
                                       9.375            978.16
 133,000.00
    HEWITT           NJ   07421          1            12/16/94
    00
    0380088170                           05           02/01/95
     0
    101474139                            O            01/01/10
    0
1




    1401009          640/640             F          468,750.00
    ZZ
    JEWELL III          JOHN     B       180        464,835.42
     1
    529 SNEED ROAD                     8.500          4,615.97
    74
                                       8.250          4,615.97
 635,000.00
    FRANKLIN         TN   37064          2            12/19/94
    00
    0860411                              05           02/01/95
     0
    0860411                              O            01/01/10
    0


    1401011          686/686             F           80,000.00
    ZZ
    LI                  CHI      Y       180         79,363.83
     1
    66 LAFAYETTE LANE                  9.050            813.80
    71
                                       8.800            813.80
 113,000.00
    CHERRY HILL      NJ   08003          1            12/16/94
    00
    30816404537                          03           02/01/95
     0
    30816404537                          O            01/01/10
    0


    1401020          686/686             F           35,600.00
    ZZ
    KADAR               LUDMILA          180         35,328.72
     1
    250 GATE ROAD APT. #256            9.525            372.29
    75
                                       9.275            372.29
  47,500.00
    HOLLYWOOD        FL   33024          1            12/22/94
    00
    30816525448                          01           02/01/95
     0
    30816525448                          O            01/01/10
    0


    1401021          686/686             F          186,000.00
    ZZ
    ESQUIVEL            HERMAN           180        183,643.04
     1
    725 KITTYHAWK WAY                  9.500          1,942.26
    67
                                       9.250          1,942.26
 280,000.00
    NORTH PALM BEAC  FL   33408          5            12/15/94
    00
    30816626980                          05           02/01/95
     0
    30816626980                          O            01/01/10
    0


    1401026          686/686             F          118,000.00
    ZZ
    GOWNI               KAMIL    F       180        117,113.93
     1
    1348 VALLEY PINE CIRCLE            9.700          1,246.47
    75
                                       9.450          1,246.47
 157,500.00
    APOPKA           FL   32712          1            12/30/94
    00
    30816464903                          03           02/01/95
     0
    30816464903                          O            01/01/10
    0


    1401079          286/286             F          278,400.00
    ZZ
    HAYES               TERRENCE J       180        276,176.24
     1
1


    539 GINGERMILL LANE                9.000          2,823.72
    80
                                       8.750          2,823.72
 348,000.00
    LEXINGTON        KY   40509          1            12/29/94
    00
    8330861                              05           02/01/95
     0
    8330861                              O            01/01/10
    0


    1401188          628/728             F          300,000.00
    ZZ
    DUFFY               EDWARD   J       180        297,476.06
     1
    15 PLANTE LANE                     8.875          3,020.54
    72
                                       8.625          3,020.54
 420,000.00
    SHELTON          CT   06484          1            12/29/94
    00
    0380089533                           05           02/01/95
     0
    88880                                O            01/01/10
    0


    1401970          766/728             F           50,000.00
    ZZ
    LOPEZ               DULCE    M       180         50,000.00
     1
    14226 SW 23 LANE                   8.875            503.42
    36
                                       8.625            503.42
 141,000.00
    MIAMI            FL   33175          1            03/09/95
    00
    0380099193                           05           05/01/95
     0
    94HC378                              O            04/01/10
    0


    1401976          450/450             F          261,200.00
    ZZ
    MCKOOL              MOLLIE           175        258,000.47
     1
    11940 JAMESTOWN ROAD               8.000          2,533.26
    80
                                       7.750          2,533.26
 326,525.00
    DALLAS           TX   75248          1            06/29/94
    00
    3480092                              05           01/01/95
     0
    3480092                              O            07/01/09
    0


    1402059          696/728             F          300,000.00
    ZZ
    BUXTON              CLARENCE M       180        273,280.75
     1
    17009 LAKEWOOD COURT               9.500          3,132.67
    76
                                       9.250          3,132.67
 395,000.00
    PURCELLVILLE     VA   22132          1            01/12/95
    00
    0380090093                           05           03/01/95
     0
    4045123                              O            02/01/10
    0


    1402063          450/450             F          217,000.00
    ZZ
    MAENNLE             DIANE    L       180        215,911.97
     1
    1304 BERKSHIRE                     9.625          2,282.36
    73
                                       9.375          2,282.36
 300,000.00
    GROSSE POINTE P  MI   48230          2            12/29/94
    00
    3663903                              05           03/01/95
     0
1


    3663903                              O            02/01/10
    0


    1402086          462/462             F          125,000.00
    ZZ
    COHEN               DOROTHY          180        124,066.71
     1
    10575 EAST KEY DRIVE               9.750          1,324.21
    46
                                       9.500          1,324.21
 275,000.00
    BOCA RATON       FL   33498          1            12/27/94
    00
    4300646                              03           02/01/95
     0
    4300646                              O            01/01/10
    0


    1402098          377/377             F          220,000.00
    ZZ
    WILDER              RENEE    M       180        218,142.33
     1
    105 COMMONS DRIVE                  8.375          2,150.34
    74
                                       8.175          2,150.34
 298,000.00
    SPARTANBURG      SC   29302          1            12/14/94
    00
    4839163                              05           02/01/95
     0
    4839163                              O            01/01/10
    0


    1402099          377/377             F          525,000.00
    ZZ
    JOHNSON             JAMES    E       180        521,035.63
     1
    6230 WINKLER MILL                  9.625          5,521.85
    70
                                       9.425          5,521.85
 760,000.00
    ROCHESTER HILLS  MI   48306          1            12/08/94
    00
    4595070                              05           02/01/95
     0
    4595070                              O            01/01/10
    0


    1402115          249/728             F          400,000.00
    ZZ
    SIEGEL              BERTRAM          180        397,047.19
     1
    11 HUNTER RIDGE                    9.875          4,267.88
    40
                                       9.625          4,267.88
1,000,000.00
    WOODCLIFF LAKE   NJ   07675          1            01/04/95
    00
    0380089756                           05           02/01/95
     0
    101463652                            O            01/01/10
    0


    1402138          375/728             F          250,000.00
    ZZ
    ROCHE               THOMAS   M       180        248,613.07
     1
    6010 CHARMING CREEK COURT          8.500          2,461.85
    53
                                       8.250          2,461.85
 478,000.00
    KINWOOD          TX   77345          1            01/13/95
    00
    0380089764                           03           03/01/95
     0
    360904                               O            02/01/10
    0


1


    1402186          550/550             F          432,000.00
    ZZ
    REYNOLDS            MICHAEL  D       180        429,733.78
     1
    127 TIBURON BOULEVARD              9.125          4,413.82
    80
    UNINCORPORATED AREA OF             8.875          4,413.82
 540,000.00
    MARIN COUNTY     CA   94941          1            01/10/95
    00
    120174524                            05           03/01/95
     0
    120174524                            O            02/01/10
    0


    1402223          478/728             F          106,000.00
    ZZ
    BREWER              MICHAEL  H       180        105,181.32
     1
    46 WOODS WAY                       9.375          1,098.90
    62
                                       9.125          1,098.90
 172,000.00
    WILMINGTON       DE   19809          2            12/09/94
    00
    0380090523                           09           02/01/95
     0
    6214561239                           O            01/01/10
    0


    1402230          736/728             F          151,000.00
    ZZ
    MACIAS              LEOPOLDO         180        150,225.54
     1
    2280 APPOLINARIS DRIVE             9.375          1,565.41
    73
                                       9.125          1,565.41
 209,000.00
    UKIAH            CA   95482          2            01/03/95
    00
    0380090226                           03           03/01/95
     0
    428022                               O            02/01/10
    0


    1402232          400/728             F          235,000.00
    ZZ
    OPALAK              MICHAEL  E       180        233,101.86
     1
    422 STRATFIELD ROAD                8.875          2,366.08
    80
                                       8.625          2,366.08
 295,000.00
    FAIRFIELD        CT   06432          2            12/23/94
    00
    0380090085                           05           02/01/95
     0
    8424973                              O            01/01/10
    0


    1402233          400/728             F          472,000.00
    ZZ
    WATTS               MIKAL    C       180        466,840.98
     1
    205 ATLANTIC STREET                8.750          4,717.40
    80
                                       8.500          4,717.40
 590,000.00
    CORPUS CHRISTI   TX   78404          4            11/04/94
    00
    0380093634                           05           01/01/95
     0
    8430124                              O            12/01/09
    0


    1402234          400/728             F          600,000.00
    ZZ
    MALIK               MARIA    K       180        586,337.36
     1
    LOT #20 NORRANS RIDGE DRIVE        8.500          5,908.44
    80
                                       8.250          5,908.44
 755,000.00
1


    RIDGEFIELD       CT   06877          1            08/24/94
    00
    0380093642                           05           10/01/94
     0
    8424714                              O            09/01/09
    0


    1402235          400/728             F          400,000.00
    ZZ
    LAKSHMIKANTH        B        N       180        389,762.70
     1
    220 RESACA LANE                    8.500          3,938.96
    62
                                       8.250          3,938.96
 650,000.00
    BROWNSVILLE      TX   78520          4            06/29/94
    00
    0380093832                           05           08/01/94
     0
    8419779                              O            07/01/09
    0


    1402236          400/728             F          213,600.00
    ZZ
    KWATINETZ           ANDREW           180        211,265.34
     1
    2110 E HAMLIN ST                   8.750          2,134.82
    80
                                       8.500          2,134.82
 267,000.00
    SEATTLE          WA   98112          1            11/11/94
    00
    0380093626                           05           01/01/95
     0
    8416086                              O            12/01/09
    0


    1402424          637/728             F        1,000,000.00
    ZZ
    KING                BRIAN    E       180        994,986.02
     1
    5862 NORTHWEST 25TH COURT          9.625         10,517.81
    62
                                       9.375         10,517.81
1,630,000.00
    BOCA RATON       FL   33496          1            01/31/95
    00
    0380092347                           03           03/01/95
     0
    3969680                              O            02/01/10
    0


    1402430          661/661             F          460,000.00
    T
    CASASNOVAS          ANTONIO          180        455,190.96
     1
    3056 TIMPANA POINT                 9.250          4,734.28
    60
                                       9.000          4,734.28
 775,000.00
    LONGWOOD         FL   32779          2            11/10/94
    00
    2039311                              03           01/01/95
     0
    2039311                              O            12/01/09
    0


    1402431          661/661             F          137,000.00
    T
    STEARNS             CRAIG    B       180        135,941.90
     1
    572 LOWER HIGHLAND                 9.375          1,420.27
    70
                                       9.125          1,420.27
 197,000.00
    ROXBURY          NY   12421          5            12/06/94
    00
    2000214                              05           02/01/95
     0
    2000214                              O            01/01/10
    0
1




    1402442          249/728             F          126,000.00
    T
    GIMELI              PAUL             180        125,026.85
     1
    60 BAYSIDE PLACE                   9.375          1,306.24
    70
                                       9.125          1,306.24
 180,000.00
    AMITYVILLE       NY   11701          1            01/04/95
    00
    0380090259                           05           02/01/95
     0
    606056758                            O            01/01/10
    0


    1402446          882/728             F          110,000.00
    ZZ
    TORRENTE            GLORIA           180        109,706.01
     1
    6720 SW 68 TERRACE                 8.875          1,107.53
    44
                                       8.625          1,107.53
 255,000.00
    MIAMI            FL   33143          1            02/14/95
    00
    0380095118                           05           04/01/95
     0
    940706                               O            03/01/10
    0


    1402597          637/728             F          337,000.00
    ZZ
    GEE                 JOSEPH   K       180        335,232.13
     1
    10325 NORTH GOLDEN OAK LN          9.125          3,443.19
    47
                                       8.875          3,443.19
 730,000.00
    HIGHLAND         UT   84003          5            01/03/95
    00
    0380091547                           03           03/01/95
     0
    4162178                              O            02/01/10
    0


    1402611          637/728             F          618,750.00
    ZZ
    ODZAK               JOSIP            180        617,133.21
     1
    240 LIGHT SPRINGS ROAD             9.125          6,321.87
    75
                                       8.875          6,321.87
 825,000.00
    APTOS            CA   95003          4            02/03/95
    00
    0380100025                           05           04/01/95
     0
    3430436                              O            03/01/10
    0


    1402643          375/728             F          223,400.00
    ZZ
    DEWITZ              SCOTT    D       180        222,187.98
     1
    39 BOUGH LEAF PLACE                8.750          2,232.77
    90
                                       8.500          2,232.77
 248,289.00
    THE WOODLANDS    TX   77381          1            01/11/95
    14
    0380090770                           03           03/01/95
    17
    364287                               O            02/01/10
    0


    1402644          A53/A53             F          350,000.00
    ZZ
    COHEN               STEVEN   M       180        348,143.20
     1
1


    30 SOUTH PENTWATER                 9.000          3,549.93
    47
                                       8.750          3,549.93
 760,000.00
    SOUTH BARRINGTO  IL   60010          1            01/27/95
    00
    95084486                             05           03/01/95
     0
    95084486                             O            02/01/10
    0


    1402658          375/728             F           52,000.00
    ZZ
    RAINOSEK            ROMAN    R       180         51,727.22
     1
    18314 CAPE BAHAMAS LANE            9.125            531.29
    47
                                       8.875            531.29
 112,000.00
    NASSAU BAY       TX   77058          1            01/05/95
    00
    0380090788                           03           03/01/95
     0
    369234                               O            02/01/10
    0


    1402659          375/728             F          350,000.00
    ZZ
    PLISKA              JIM              180        347,044.63
     1
    7300 SE 190TH DRIVE                8.375          3,420.99
    56
                                       8.125          3,420.99
 626,918.00
    GRESHAM          OR   97080          4            12/08/94
    00
    0380091000                           05           02/01/95
     0
    1431953965                           O            01/01/10
    0


    1402810          405/405             F          125,000.00
    ZZ
    DITTO               JERRY    R       180        124,680.69
     1
    15050 ORIOLE ROAD                  9.375          1,295.87
    14
                                       9.125          1,295.87
 950,000.00
    SARATOGA         CA   95070          5            02/08/95
    00
    3579596                              05           04/01/95
     0
    3579596                              O            03/01/10
    0


    1402851          169/169             F          250,000.00
    ZZ
    REILLY              ROBERT   J       180        248,613.07
     1
    4103 N KENNICOTT AVE               8.500          2,461.85
    70
                                       8.375          2,461.85
 360,000.00
    ARLINGTON HEIGH  IL   60004          1            01/13/95
    00
    8903743                              05           03/01/95
     0
    8903743                              O            02/01/10
    0


    1402930          353/353             F          524,000.00
    ZZ
    JOHNSON             DOUGLAS  W       180        521,342.71
     1
    1720 A PAULA DRIVE                 9.500          5,471.74
    80
                                       9.250          5,471.74
 655,000.00
    HONOLULU         HI   96816          2            01/24/95
    00
    16068178                             05           03/01/95
     0
1


    16068178                             O            02/01/10
    0


    1402950          028/728             F          325,000.00
    ZZ
    MAI                 THUAN            180        324,160.34
     1
    3638 VIEWCREST DRIVE               9.250          3,344.87
    49
                                       9.000          3,344.87
 675,000.00
    BURBANK          CA   91504          1            02/08/95
    00
    0380096124                           05           04/01/95
     0
    162871                               O            03/01/10
    0


    1402952          163/728             F          236,000.00
    ZZ
    MAFFEI              JOSEPH           180        234,114.92
     1
    2842 NORTH SHADY GLEN LANE         9.000          2,393.67
    80
                                       8.750          2,393.67
 295,000.00
    ORANGE           CA   92667          1            12/01/94
    00
    0380092008                           05           02/01/95
     0
    10007997                             O            01/01/10
    0


    1402955          163/728             F          238,500.00
    ZZ
    WHITEHURST          MARK     C       180        236,573.58
     1
    8 OXFORD BLVD                      8.875          2,401.32
    90
                                       8.625          2,401.32
 265,000.00
    PLEASANT RIDGE   MI   48069          1            12/21/94
    14
    0380092230                           05           02/01/95
    17
    10230900                             O            01/01/10
    0


    1402957          163/728             F          237,600.00
    ZZ
    BILBRAY             CHARLES  E       180        235,702.14
     1
    18272 HWY 1061                     9.000          2,409.90
    76
                                       8.750          2,409.90
 315,000.00
    AMITE            LA   70422          1            12/23/94
    00
    0380092057                           05           02/01/95
     0
    0010019502                           O            01/01/10
    0


    1402959          163/728             F          220,000.00
    ZZ
    DODDS JR            ROBERT   H       180        218,222.98
     1
    606 DEER RUN DRIVE                 8.875          2,215.06
    87
                                       8.625          2,215.06
 255,000.00
    MAHOMET          IL   61853          1            12/27/94
    04
    0380092214                           05           02/01/95
    17
    0010259509                           O            01/01/10
    0


1


    1402963          163/728             F          232,350.00
    ZZ
    ANSPACH             JUDITH           180        230,494.08
     1
    6 CAMINO NORTE VISTA               9.000          2,356.65
    72
                                       8.750          2,356.65
 325,000.00
    PLACITAS         NM   87043          4            12/16/94
    00
    0380092206                           05           02/01/95
     0
    7700899                              O            01/01/10
    0


    1402967          163/728             F          300,000.00
    ZZ
    STUBBLEFIELD        PHILLIP  G       180        298,426.24
     1
    31 ALLERTON STREET                 9.125          3,065.15
    60
                                       8.875          3,065.15
 500,000.00
    BROOKLINE        MA   02146          1            01/03/95
    00
    0380092180                           05           03/01/95
     0
    0371572948                           O            02/01/10
    0


    1403011          052/052             F          250,000.00
    ZZ
    PIRONE              ANTHONY          180        247,556.93
     1
    786 SANTA FE TRAIL                10.000          2,686.52
    36
                                       9.750          2,686.52
 694,400.00
    FRANKLIN LAKES   NJ   07417          1            11/29/94
    00
    278999                               05           01/01/95
     0
    278999                               O            12/01/09
    0


    1403018          052/052             F          285,000.00
    ZZ
    NELSON              MICHAEL  J       180        281,850.28
     1
    35 WEST MAPLE ROAD                 8.625          2,827.43
    75
                                       8.375          2,827.43
 385,000.00
    GREENLAWN        NY   11740          1            11/04/94
    00
    278977                               05           01/01/95
     0
    278977                               O            12/01/09
    0


    1403103          637/728             F          152,600.00
    ZZ
    SPARACO             JOSEPH           180        152,600.00
     2
    53 DAWSON STREET                   9.750          1,616.59
    70
                                       9.500          1,616.59
 218,000.00
    HUNTINGTON STAT  NY   11746          1            03/03/95
    00
    0380098609                           05           05/01/95
     0
    3243250                              O            04/01/10
    0


    1403554          562/728             F          160,000.00
    ZZ
    DO CARMO            ALBERTO  M       180        160,000.00
     2
    18 MANSION AVENUE                  9.250          1,646.71
    64
                                       9.000          1,646.71
 250,000.00
1


    YONKERS          NY   10704          1            03/16/95
    00
    0380101312                           05           05/01/95
     0
    90020264                             O            04/01/10
    0


    1403558          163/728             F          283,000.00
    ZZ
    DEAR                ANNE             180        273,225.36
     1
    2823 AVENUE L                      8.500          2,786.82
    67
                                       8.250          2,786.82
 425,000.00
    BROOKLYN         NY   11210          1            03/17/94
    00
    0380100751                           05           05/01/94
     0
    53561390                             O            04/01/09
    0


    1403566          450/450             F          328,000.00
    ZZ
    ESCHENBACH          CHARLES  H       180        326,279.36
     1
    39 WINDEMERE DRIVE                 9.125          3,351.23
    70
                                       8.875          3,351.23
 470,000.00
    GROSSE POINTE F  MI   48236          1            01/25/95
    00
    3791043                              01           03/01/95
     0
    3791043                              O            02/01/10
    0


    1403599          450/450             F          248,800.00
    ZZ
    SMITH               SIDNEY   L       180        248,142.50
     1
    2706 PARK PLACE COURT              9.000          2,523.50
    80
                                       8.750          2,523.50
 311,000.00
    DALWORTHINGTON   TX   76016          1            02/02/95
    00
    3872611                              05           04/01/95
     0
    3872611                              O            03/01/10
    0


    1403623          324/728             F          240,000.00
    ZZ
    DAVIS III           REESE    H       180        238,726.76
     1
    4180 AMBERFIELD CIRCLE             9.000          2,434.24
    80
                                       8.750          2,434.24
 300,000.00
    NORCROSS         GA   30092          1            02/01/95
    00
    0380094434                           05           03/01/95
     0
    5017783                              O            02/01/10
    0


    1403648          562/728             F          133,000.00
    ZZ
    NAJERA              MARCIAL          180        133,000.00
     1
    4 LAMARCUS AVENUE                  9.250          1,368.83
    70
                                       9.000          1,368.83
 190,000.00
    GLEN COVE        NY   11542          1            03/14/95
    00
    0380101270                           05           05/01/95
     0
    456087                               O            04/01/10
    0
1




    1403680          686/686             F          178,500.00
    ZZ
    PARENTE             MICHELE          180        177,594.79
     1
    2151 NE 26TH STREET                9.500          1,863.95
    70
                                       9.250          1,863.95
 255,000.00
    LIGHTHOUSE POIN  FL   33064          5            01/27/95
    00
    30816681738                          05           03/01/95
     0
    30816681738                          O            02/01/10
    0


    1403681          686/686             F          100,000.00
    ZZ
    CHECK               KEI      F       180         99,483.61
     1
    7609 BOSHAM LANE                   9.300          1,032.20
    49
                                       9.050          1,032.20
 206,500.00
    CHARLOTTE        NC   28270          1            01/19/95
    00
    30816054290                          03           03/01/95
     0
    30816054290                          O            02/01/10
    0


    1403752          083/728             F          369,000.00
    ZZ
    SAKELLARIS          LEANDER  D       180        367,170.75
     1
    73 BETHANY CIRCLE                  9.750          3,909.05
    90
                                       9.500          3,909.05
 410,000.00
    CLOSTER          NJ   07624          1            01/30/95
    04
    0380094764                           05           03/01/95
    22
    1075004                              O            02/01/10
    0


    1403757          562/728             F          217,500.00
    ZZ
    MAIO                JOHN             180        216,944.40
     1
    22 WACHS WAY                       9.375          2,254.82
    75
                                       9.125          2,254.82
 290,000.00
    VALLEY COTTAGE   NY   10989          1            02/13/95
    00
    0380094715                           05           04/01/95
     0
    455113                               O            03/01/10
    0


    1403843          562/728             F          172,500.00
    ZZ
    POLEZHAYEV          VLADIMIR         180        172,074.15
     1
    13 CLUB ROAD                       9.750          1,827.41
    75
                                       9.500          1,827.41
 230,000.00
    SEA CLIFF        NY   11579          1            02/15/95
    00
    0380095332                           05           04/01/95
     0
    90020223                             O            03/01/10
    0


    1403847          702/702             F          255,000.00
    ZZ
    HAYWOOD             CHARLES  F       180        255,000.00
     1
1


    1221 SHORE ROAD                    9.375          2,643.57
    63
                                       9.125          2,643.57
 405,000.00
    CAPE ELIZABETH   ME   04107          2            03/06/95
    00
    105277                               05           05/01/95
     0
    105277                               O            04/01/10
    0


    1403874          635/728             F          550,000.00
    ZZ
    ROBSON              DONALD   J       168        541,907.17
     1
    7 GIFFORD LAKE DRIVE               9.375          5,890.35
    73
                                       9.125          5,890.35
 760,000.00
    ARMONK           NY   10504          4            11/01/94
    00
    0380098435                           05           12/01/94
     0
    3108883                              O            11/01/08
    0


    1403897          686/686             F          150,000.00
    ZZ
    DEATON              JEWEL    G       180        149,622.02
     1
    703 PEREGRINE DRIVE                9.525          1,568.61
    72
                                       9.275          1,568.61
 210,000.00
    INDIALANTIC      FL   32903          1            02/10/95
    00
    30816494520                          03           04/01/95
     0
    30816494520                          O            03/01/10
    0


    1403911          369/369             F          368,000.00
    ZZ
    MORRAL              DENNIS   G       180        367,049.24
     1
    4520 39TH STREET NORTH             9.250          3,787.43
    67
                                       9.000          3,787.43
 550,000.00
    ARLINGTON        VA   22207          1            02/01/95
    00
    48094254                             05           04/01/95
     0
    48094254                             O            03/01/10
    0


    1404479          698/728             F          277,500.00
    ZZ
    LEWIS               JON      S       180        276,774.90
     1
    8913 DORRINGTON AVENUE             9.125          2,835.26
    75
    CITY OF                            8.875          2,835.26
 370,000.00
    WEST HOLLYWOOD   CA   90046          2            02/07/95
    00
    0380096157                           05           04/01/95
     0
    5400014                              O            03/01/10
    0


    1404496          070/070             F          532,000.00
    ZZ
    MACHIN              DORAN            180        522,207.85
     1
    11 SEA TERRACE                     7.500          4,931.71
    80
                                       7.250          4,931.71
 665,000.00
    NEWPORT COAST    CA   92657          1            09/19/94
    00
    1434008                              03           11/01/94
     0
1


    1434008                              O            10/01/09
    0


    1404497          070/070             F          250,000.00
    ZZ
    CONROY              ANTHONY          180        244,614.65
     1
    KEARNEY LANE                       7.500          2,317.53
    26
                                       7.250          2,317.53
 975,000.00
    MUTTONTOWN       NY   11771          1            08/19/94
    00
    9536526                              05           10/01/94
     0
    9536526                              O            09/01/09
    0


    1404498          070/070             F          116,600.00
    ZZ
    GANGONE             CONRAD           180        112,229.33
     1
    156 GRASSY POND DRIVE              7.750          1,097.53
    48
                                       7.500          1,097.53
 245,000.00
    SMITHTOWN        NY   11787          2            03/28/94
    00
    9303592                              05           05/01/94
     0
    9303592                              O            04/01/09
    0


    1404499          070/070             F          255,000.00
    ZZ
    O'TOOLE             MARK     E       180        249,680.40
     1
    836 PLYMOUTH DR.                   7.875          2,418.55
    80
                                       7.625          2,418.55
 320,000.00
    EAST GRAND RAPI  MI   49506          1            08/29/94
    00
    1098371                              05           10/01/94
     0
    1098371                              O            09/01/09
    0


    1404500          070/070             F          250,000.00
    ZZ
    WADE                WALLACE  J       180        245,544.50
     1
    28052 PASEO ALDONZA                7.875          2,371.12
    56
                                       7.625          2,371.12
 450,000.00
    SAN JUAN CAPIST  CA   92675          1            09/14/94
    00
    1298244                              03           11/01/94
     0
    1298244                              O            10/01/09
    0


    1404501          070/070             F           47,300.00
    ZZ
    JAROS               STANLEY  K       120         44,037.11
     1
    4 CLARKE'S LANE                    7.875            570.76
    30
                                       7.625            570.76
 160,000.00
    MARLBORO         NY   12542          2            04/27/94
    00
    9368156                              05           06/01/94
     0
    9368156                              O            05/01/04
    0


1


    1404502          070/070             F          276,000.00
    ZZ
    BIANCHINI           DAVID    E       180        270,242.35
     1
    339 BORICA PLACE                   7.875          2,617.72
    76
                                       7.625          2,617.72
 365,000.00
    DANVILLE         CA   94526          2            08/03/94
    00
    9454266                              03           10/01/94
     0
    9454266                              O            09/01/09
    0


    1404503          070/070             F          304,800.00
    ZZ
    WARWICK             JOHN     L       180        300,950.36
     1
    9O19 GEORGIA LANE                  8.000          2,912.83
    80
                                       7.750          2,912.83
 381,500.00
    MODESTO          CA   95350          1            11/01/94
    00
    9244356                              05           01/01/95
     0
    9244356                              O            12/01/09
    0


    1404504          070/070             F          503,750.00
    ZZ
    ADELSON             DAVID    M       180        493,353.54
     1
    2121 EAST 26TH PLACE               8.000          4,814.10
    65
                                       7.750          4,814.10
 775,000.00
    TULSA            OK   74114          1            08/18/94
    00
    9674544                              05           10/01/94
     0
    9674544                              O            09/01/09
    0


    1404505          070/070             F          250,000.00
    ZZ
    CUFF                THOMAS   M       180        244,187.55
     1
    6069 ROCKRIDGE BOULEVARD           8.125          2,407.21
    68
                                       7.875          2,407.21
 369,000.00
    OAKLAND          CA   94618          1            09/12/94
    00
    1788487                              05           11/01/94
     0
    1788487                              O            10/01/09
    0


    1404506          070/070             F          400,000.00
    ZZ
    KINZLER             GORDON   J       180        393,023.65
     1
    929 NORTH NEWTON AVENUE            8.125          3,851.53
    80
                                       7.875          3,851.53
 500,000.00
    GLEN ELLYN       IL   60137          1            09/29/94
    00
    1858989                              05           11/01/94
     0
    1858989                              O            10/01/09
    0


    1404507          070/070             F          294,000.00
    ZZ
    KOHANTEB            DAVID            180        288,061.93
     1
    3846 WESTFALL DRIVE                8.250          2,852.21
    70
                                       8.000          2,852.21
 420,000.00
1


    ENCINO           CA   91436          1            08/19/94
    00
    1018711                              05           10/01/94
     0
    1018711                              O            09/01/09
    0


    1404508          070/070             F          400,000.00
    ZZ
    KEMP                JEFF     R       180        393,098.98
     1
    5699 SOUTH REGENCY DRIVE           8.250          3,880.56
    68
                                       8.000          3,880.56
 590,000.00
    OGDEN            UT   84403          2            09/23/94
    00
    1311334                              05           11/01/94
     0
    1311334                              O            10/01/09
    0


    1404509          070/070             F          352,000.00
    ZZ
    WOODS               DANIEL   E       180        345,927.04
     1
    3 HORSE SHOE PATH                  8.250          3,414.89
    80
                                       8.000          3,414.89
 440,000.00
    LLOYD NECK       NY   11743          1            09/30/94
    00
    2002408                              05           11/01/94
     0
    2002408                              O            10/01/09
    0


    1404510          070/070             F           45,900.00
    ZZ
    CUEVAS              MARY     A       180         44,422.91
     1
    3347 PUENTE AVE                    8.250            445.29
    34
                                       8.000            445.29
 137,000.00
    BALDWIN PARK     CA   91706          2            05/04/94
    00
    9418622                              05           06/01/94
     0
    9418622                              O            05/01/09
    0


    1404511          070/070             F           57,700.00
    ZZ
    KAWAGUCHI           MITSUKAZU        180         55,809.13
     1
    74169 RUTLEDGE AVENUE              8.250            559.77
    42
                                       8.000            559.77
 140,000.00
    PALM DESERT      CA   92260          2            05/04/94
    00
    9418684                              05           06/01/94
     0
    9418684                              O            05/01/09
    0


    1404512          070/070             F           39,800.00
    ZZ
    RUELAS              JESUS    C       180         38,639.60
     1
    15704 LUJON STREET                 8.250            386.12
    25
                                       8.000            386.12
 165,000.00
    (HACIENDA HIEGH  CA   91745          2            05/09/94
    00
    9418708                              05           07/01/94
     0
    9418708                              O            06/01/09
    0
1




    1404514          070/070             F          354,600.00
    ZZ
    MAI                 MICHAEL  T       180        346,386.45
     1
    5070 GREENHAVEN STREET             8.250          3,440.12
    90
                                       8.000          3,440.12
 394,061.00
    YORBA LINDA      CA   92687          1            07/05/94
    10
    9600380                              05           09/01/94
    17
    9600380                              O            08/01/09
    0


    1404515          070/070             F           55,000.00
    ZZ
    QUARLTERE           ALAN     J       180         53,901.11
     1
    122 NORTH CIRCUIT ROAD             8.375            537.58
    28
                                       8.125            537.58
 199,000.00
    BELLPORT         NY   11713          5            07/28/94
    00
    1055272                              05           10/01/94
     0
    1055272                              O            09/01/09
    0


    1404516          070/070             F          228,000.00
    ZZ
    FRAHM               LARAINE          180        224,108.97
     1
    8726 LOST COVE                     8.375          2,228.53
    61
                                       8.125          2,228.53
 378,000.00
    ORLANDO          FL   32819          1            09/30/94
    00
    1295290                              03           11/01/94
     0
    1295290                              O            10/01/09
    0


    1404517          070/070             F          220,000.00
    ZZ
    BOWERMAN            WILLIAM  R       180        215,604.36
     1
    158-15 82ND STREET                 8.375          2,150.34
    75
                                       8.125          2,150.34
 295,000.00
    HOWARD BEACH     NY   11414          5            08/11/94
    00
    1331194                              05           10/01/94
     0
    1331194                              O            09/01/09
    0


    1404519          070/070             F          100,000.00
    ZZ
    DZHALALYANTS        IRINA            180         98,293.39
     1
    155 FAIRFAX STREET                 8.375            977.43
    41
                                       8.125            977.43
 247,000.00
    DENVER           CO   80220          2            09/21/94
    00
    1432392                              05           11/01/94
     0
    1432392                              O            10/01/09
    0


    1404520          070/070             F          220,000.00
    ZZ
    ANN                 DAVID    K       180        216,882.17
     1
1


    703 COUNTRY OAKS LANE              8.375          2,150.34
    55
                                       8.125          2,150.34
 405,000.00
    ARCADIA          CA   91006          1            10/03/94
    00
    1763967                              03           12/01/94
     0
    1763967                              O            11/01/09
    0


    1404521          070/070             F          397,500.00
    ZZ
    SINENI              THOMAS   J       180        390,716.29
     1
    302 PRINZ DRIVE                    8.375          3,885.27
    85
                                       8.125          3,885.27
 470,000.00
    SAN ANTONIO      TX   78213          2            09/12/94
    10
    9423888                              05           11/01/94
    12
    9423888                              O            10/01/09
    0


    1404522          070/070             F          660,000.00
    ZZ
    PENNEY              LEO      J       180        646,955.45
     1
    10 ACORN COURT                     8.500          6,499.28
    80
                                       8.250          6,499.28
 825,000.00
    NOVATO           CA   94949          1            08/01/94
    00
    1054039                              03           10/01/94
     0
    1054039                              O            09/01/09
    0


    1404523          070/070             F          196,000.00
    ZZ
    NEMTEANU            GABRIEL          180        192,126.16
     1
    243 WEST 98TH STREET UNIT 5D       8.500          1,930.09
    70
                                       8.250          1,930.09
 280,000.00
    NEW YORK         NY   10025          2            08/17/94
    00
    1092066                              08           10/01/94
     0
    1092066                              O            09/01/09
    0


    1404524          070/070             F          286,400.00
    ZZ
    WILSON              IAN      M       180        281,565.36
     1
    23 ENSUENO EAST                    8.500          2,820.29
    80
                                       8.250          2,820.29
 358,000.00
    IRVINE           CA   92720          1            09/01/94
    00
    1112139                              03           11/01/94
     0
    1112139                              O            10/01/09
    0


    1404525          070/070             F          412,500.00
    ZZ
    RILANDER            HARVEY           180        404,347.17
     1
    10 ROBIN WAY                       8.500          4,062.05
    75
                                       8.250          4,062.05
 550,000.00
    GREAT NECK       NY   11021          5            08/26/94
    00
    1319282                              05           10/01/94
     0
1


    1319282                              O            09/01/09
    0


    1404526          070/070             F          400,000.00
    ZZ
    LIEBERT             BRUCE    E       180        392,094.18
     1
    1905 JUDD HILLSIDE ROAD            8.500          3,938.96
    41
                                       8.250          3,938.96
 990,000.00
    HONOLULU         HI   96822          1            08/23/94
    00
    1328800                              05           10/01/94
     0
    1328800                              O            09/01/09
    0


    1404527          070/070             F           96,700.00
    ZZ
    VANDERWALT          DOUW     G       180         92,593.43
     1
    1985 BRANCH VALLEY DRIVE           8.500            952.24
    66
                                       8.250            952.24
 148,000.00
    ROSWELL          GA   30076          2            09/26/94
    00
    1347025                              03           11/01/94
     0
    1347025                              O            10/01/09
    0


    1404528          070/070             F          125,000.00
    ZZ
    SHEVLIN             MICHAEL          180        122,486.52
     1
    10801 BECKFORD AVENUE              8.500          1,230.92
    55
                                       8.250          1,230.92
 230,000.00
    LOS ANGELES      CA   91326          2            09/09/94
    00
    1453455                              05           11/01/94
     0
    1453455                              O            10/01/09
    0


    1404529          070/070             F          348,750.00
    ZZ
    BARTLOW             BRUCE    G       180        342,862.70
     1
    22132 LASSEN VIEW DR               8.500          3,434.28
    90
                                       8.250          3,434.28
 387,500.00
    PALO CEDRO       CA   96073          1            09/27/94
    01
    1748299                              05           11/01/94
    17
    1748299                              O            10/01/09
    0


    1404530          070/070             F          228,800.00
    ZZ
    MICHELSEN           PETER    J       180        224,937.70
     1
    36 HILLSIDE ROAD                   8.500          2,253.08
    80
                                       8.250          2,253.08
 286,000.00
    DANBURY          CT   06811          1            09/14/94
    00
    2148708                              05           11/01/94
     0
    2148708                              O            10/01/09
    0


1


    1404531          070/070             F          132,000.00
    ZZ
    WINSTON             WILLIAM  A       180        127,841.33
     1
    212 EAST ROBLIN STREET             8.500          1,299.86
    60
                                       8.250          1,299.86
 220,000.00
    CARSON           CA   90746          2            05/12/94
    00
    9418766                              05           06/01/94
     0
    9418766                              O            05/01/09
    0


    1404532          070/070             F           85,000.00
    ZZ
    TODD                FREDERIC B       180         82,083.25
     1
    11180 EDGEWOOD ROAD                8.500            837.03
    65
                                       8.250            837.03
 132,500.00
    AUBURN           CA   95603          2            04/22/94
    00
    9418798                              05           06/01/94
     0
    9418798                              O            05/01/09
    0


    1404533          070/070             F           29,500.00
    ZZ
    RUNYAN              BEVERLY  A       180         28,420.31
     1
    467 S CALLE EL SEGUNDO APT D14     8.500            290.50
    63
                                       8.250            290.50
  47,500.00
    PALM SPRINGS     CA   92262          2            04/26/94
    00
    9418890                              01           06/01/94
     0
    9418890                              O            05/01/09
    0


    1404534          070/070             F          114,700.00
    ZZ
    CLAGG               REFORD   J       180        111,086.35
     1
    6200 ROSEWOOD AVE                  8.500          1,129.50
    72
                                       8.250          1,129.50
 160,000.00
    BAKERSFIELD      CA   93306          2            04/19/94
    00
    9418980                              05           06/01/94
     0
    9418980                              O            05/01/09
    0


    1404535          070/070             F           54,900.00
    ZZ
    WIGLEY              KEITH    E       180         51,533.59
     1
    1066 O'DONNELL AVE                 8.500            540.62
    66
                                       8.250            540.62
  84,000.00
    SACRAMENTO       CA   95838          2            05/03/94
    00
    9463328                              05           06/01/94
     0
    9463328                              O            05/01/09
    0


    1404536          070/070             F           83,500.00
    ZZ
    YOUNG               DAVID    V       180         80,869.33
     3
    803 S ENCINA ST                    8.500            822.26
    67
                                       8.250            822.26
 126,000.00
1


    VISALLIA         CA   93277          2            04/19/94
    00
    9463432                              05           06/01/94
     0
    9463432                              O            05/01/09
    0


    1404537          070/070             F           63,200.00
    ZZ
    ZUEHLKE             ROGER    L       180         62,144.76
     2
    1130 SOUTH 91ST STREET             8.625            626.99
    80
                                       8.375            626.99
  79,000.00
    WEST ALLIS       WI   53214          5            09/16/94
    00
    1120977                              05           11/01/94
     0
    1120977                              O            10/01/09
    0


    1404538          070/070             F          127,000.00
    ZZ
    REHEM               SAMY             180        123,653.01
     1
    4807 BURBURY ST.                   8.625          1,259.94
    51
                                       8.375          1,259.94
 252,811.00
    SUGAR LAND       TX   77479          1            09/19/94
    00
    1274916                              03           11/01/94
     0
    1274916                              O            10/01/09
    0


    1404540          070/070             F          102,500.00
    ZZ
    THOMAS              JOHN     W       180        100,736.23
     1
    1716 CHILDERLEE LANE NE            8.625          1,016.88
    67
                                       8.375          1,016.88
 153,500.00
    ATLANTA          GA   30329          2            08/31/94
    00
    1643658                              05           11/01/94
     0
    1643658                              O            10/01/09
    0


    1404541          070/070             F          160,000.00
    ZZ
    MALIK               ABBAS            180        157,328.42
     1
    236 HOLLYWOOD AVENUE               8.625          1,587.33
    62
                                       8.375          1,587.33
 260,000.00
    LONG BRANCH      NJ   07740          1            09/19/94
    00
    1651034                              05           11/01/94
     0
    1651034                              O            10/01/09
    0


    1404542          070/070             F          283,500.00
    T
    ASHER               KEITH    G       180        278,766.31
     1
    730 BERMUDA STREET                 8.625          2,812.55
    90
                                       8.375          2,812.55
 315,000.00
    AUSTIN           TX   78734          1            09/22/94
    04
    1784221                              05           11/01/94
    30
    1784221                              O            10/01/09
    0
1




    1404543          070/070             F          256,450.00
    ZZ
    MARTIN              MICHAEL          180        252,167.96
     1
    5745 143RD PLACE SOUTHEAST         8.625          2,544.19
    90
                                       8.375          2,544.19
 284,950.00
    BELLEVUE         WA   98006          1            09/22/94
    10
    1828267                              05           11/01/94
    17
    1828267                              O            10/01/09
    0


    1404544          070/070             F          245,000.00
    ZZ
    PITOCK              TODD             180        240,909.13
     1
    131 RADNOR AVENUE                  8.625          2,430.60
    70
                                       8.375          2,430.60
 350,000.00
    VILLANOVA        PA   19085          1            09/28/94
    00
    1992683                              05           11/01/94
     0
    1992683                              O            10/01/09
    0


    1404545          070/070             F          300,000.00
    ZZ
    BRITO               OCTAVIO  N       180        294,990.80
     1
    676 GROVE STREET                   8.625          2,976.24
    78
                                       8.375          2,976.24
 385,000.00
    FRAMINGHAM       MA   01701          2            09/26/94
    00
    1999086                              05           11/01/94
     0
    1999086                              O            10/01/09
    0


    1404547          070/070             F          324,000.00
    ZZ
    DAVIS   III         THOMAS   L       180        319,507.93
     1
    4617 NINTH STREET                  8.625          3,214.34
    80
                                       8.375          3,214.34
 405,000.00
    RIVERSIDE        CA   92501          2            10/04/94
    00
    9240916                              05           12/01/94
     0
    9240916                              O            11/01/09
    0


    1404549          070/070             F          157,000.00
    ZZ
    SMITH               THOMAS   M       120        148,440.26
     1
    1070 HAPPY VALLEY RD               8.625          1,957.09
    44
                                       8.375          1,957.09
 360,000.00
    PLEASANTON       CA   94566          2            05/27/94
    00
    9476166                              05           07/01/94
     0
    9476166                              O            06/01/04
    0


    1404551          070/070             F          344,540.00
    ZZ
    LIVERMORE           DOUGLAS  S       180        339,763.18
     1
1


    34478 MCKENZIE VIEW DRIVE          8.625          3,418.11
    69
                                       8.375          3,418.11
 502,000.00
    SPRINGFIELD      OR   97478          2            09/30/94
    00
    9541848                              05           12/01/94
     0
    9541848                              O            11/01/09
    0


    1404552          070/070             F          245,700.00
    ZZ
    DZOGHI              PETER            180        242,293.52
     1
    4637 CONCHITA WAY                  8.625          2,437.54
    70
                                       8.375          2,437.54
 351,000.00
    TARZANA (AREA)   CA   91356          1            10/13/94
    00
    9635942                              05           12/01/94
     0
    9635942                              O            11/01/09
    0


    1404553          070/070             F          244,000.00
    ZZ
    KING                STEVEN           180        237,236.54
     1
    6 SPARTA                           8.625          2,420.68
    80
                                       8.375          2,420.68
 305,000.00
    IRVINE           CA   92714          1            07/11/94
    00
    9694946                              03           09/01/94
     0
    9694946                              O            08/01/09
    0


    1404554          070/070             F          125,000.00
    ZZ
    EL-KHAZEN           CHEIK    F       180        121,869.03
     1
    951 VIA ONDULANDO                  8.750          1,249.31
    50
                                       8.500          1,249.31
 250,000.00
    VENTURA          CA   93003          1            06/27/94
    00
    1011498                              05           08/01/94
     0
    1011498                              O            07/01/09
    0


    1404555          070/070             F          164,500.00
    ZZ
    PATEL               HARSHAD  B       180        157,631.81
     1
    1-24 LYNCREST AVENUE               8.750          1,644.09
    70
                                       8.500          1,644.09
 235,000.00
    FAIRLAWN         NJ   07410          1            08/31/94
    00
    1030152                              05           10/01/94
     0
    1030152                              O            09/01/09
    0


    1404556          070/070             F          250,000.00
    ZZ
    SELIG               JOSEPH   N       180        245,871.16
     1
    194 HARBOR VIEW SOUTH              8.750          2,498.62
    50
                                       8.500          2,498.62
 505,000.00
    LAWRENCE         NY   11559          1            09/30/94
    00
    1031616                              05           11/01/94
     0
1


    1031616                              O            10/01/09
    0


    1404557          070/070             F          350,000.00
    ZZ
    MEYSKENS JR         FRANK    L       180        344,219.61
     1
    30 MORNING BREEZE                  8.750          3,498.07
    87
                                       8.500          3,498.07
 405,000.00
    IRVINE           CA   92715          1            09/13/94
    10
    1112155                              01           11/01/94
    17
    1112155                              O            10/01/09
    0


    1404558          070/070             F          350,000.00
    T
    POWERS              ROBERT   A       180        343,231.47
     1
    214 BITTERROOT ROAD                8.750          3,498.07
    50
                                       8.500          3,498.07
 700,000.00
    SUN VALLEY       ID   83353          1            08/22/94
    00
    1212414                              05           10/01/94
     0
    1212414                              O            09/01/09
    0


    1404559          070/070             F          506,250.00
    ZZ
    MCGAW               ROBERT           180        495,295.05
     1
    2416 SARAH SPENCE                  8.750          5,059.71
    75
                                       8.500          5,059.71
 680,000.00
    WILLIAMSBURG     VA   23185          4            09/15/94
    00
    1228795                              03           11/01/94
     0
    1228795                              O            10/01/09
    0


    1404560          070/070             F          322,400.00
    ZZ
    SAKAI               SHOKO            180        317,979.06
     1
    4338 MANORVIEW COURT               8.750          3,222.22
    78
                                       8.500          3,222.22
 415,805.00
    MOORPARK         CA   93021          1            10/12/94
    00
    1283014                              03           12/01/94
     0
    1283014                              O            11/01/09
    0


    1404561          070/070             F          300,000.00
    ZZ
    LEE                 KIL      U       180        295,045.34
     1
    2101 RIMCREST DRIVE                8.750          2,998.35
    45
                                       8.500          2,998.35
 675,000.00
    GLENDALE         CA   91202          1            09/27/94
    00
    1649739                              05           11/01/94
     0
    1649739                              O            10/01/09
    0


1


    1404562          070/070             F          472,000.00
    ZZ
    CHEN                JOHN             180        464,204.70
     1
    2137 KAHALA CIRCLE                 8.750          4,717.40
    77
                                       8.500          4,717.40
 614,290.00
    CASTLE ROCK      CO   80104          1            09/23/94
    00
    1669455                              03           11/01/94
     0
    1669455                              O            10/01/09
    0


    1404563          070/070             F          319,000.00
    ZZ
    WILLIAMS            SUSAN    S       180        314,625.67
     1
    29 FOXWOOD COVE                    8.750          3,188.24
    78
                                       8.500          3,188.24
 414,000.00
    HOLLISTON        MA   01746          2            10/27/94
    00
    2052876                              05           12/01/94
     0
    2052876                              O            11/01/09
    0


    1404564          070/070             F           70,000.00
    ZZ
    KIM                 WOONG    R       180         68,541.01
     1
    7701 DE PALMA STREET               8.750            699.61
    33
                                       8.500            699.61
 215,000.00
    DOWNEY           CA   90241          1            09/12/94
    00
    2142970                              05           11/01/94
     0
    2142970                              O            10/01/09
    0


    1404565          070/070             F          249,200.00
    ZZ
    O'KEEFE             PATRICK          180        244,957.96
     1
    3196 HAMPSHIRE CT                  8.750          2,490.63
    80
                                       8.500          2,490.63
 311,500.00
    FRISCO           TX   75034          1            09/14/94
    00
    2258711                              03           11/01/94
     0
    2258711                              O            10/01/09
    0


    1404566          070/070             F          250,000.00
    ZZ
    KOWALSKI            THOMAS   R       180        245,871.16
     1
    5285 SANFORD CIRCLE EAST           8.750          2,498.62
    65
                                       8.500          2,498.62
 390,000.00
    ENGLEWOOD        CO   80110          5            09/21/94
    00
    9587926                              05           11/01/94
     0
    9587926                              O            10/01/09
    0


    1404567          070/070             F          175,000.00
    ZZ
    COHEN               HANNA            180        172,141.35
     1
    2275 EAST 65TH STREET              8.875          1,761.98
    64
                                       8.625          1,761.98
 275,000.00
1


    BROOKLYN         NY   11234          1            09/22/94
    00
    1030966                              05           11/01/94
     0
    1030966                              O            10/01/09
    0


    1404568          070/070             F          195,000.00
    ZZ
    KIM                 KIHEON           180        191,814.64
     1
    111 BRANDYWINE WAY                 8.875          1,963.35
    63
                                       8.625          1,963.35
 310,000.00
    WALNUT CREEK     CA   94598          2            09/09/94
    00
    1360981                              05           11/01/94
     0
    1360981                              O            10/01/09
    0


    1404569          070/070             F          310,000.00
    ZZ
    DEL VECCHIO         JOSEPH           180        304,872.76
     1
    6 BELLAIN AVENUE                   8.875          3,121.22
    66
                                       8.625          3,121.22
 475,000.00
    HARRISON         NY   10528          2            09/06/94
    00
    1811186                              05           11/01/94
     0
    1811186                              O            10/01/09
    0


    1404571          070/070             F          136,500.00
    ZZ
    HAM                 YONG-PAE         180        133,917.43
     1
    43570 COLUMBIA                     9.000          1,384.47
    70
                                       8.750          1,384.47
 195,000.00
    CLINTON TOWNSHI  MI   48038          1            08/18/94
    00
    1350253                              05           10/01/94
     0
    1350253                              O            09/01/09
    0


    1404573          070/070             F          350,000.00
    ZZ
    DAVIES              ALLEN    D       180        344,943.76
     1
    5823 LAKE HARBOR                   9.000          3,549.93
    56
                                       8.750          3,549.93
 625,000.00
    NORTON SHORES    MI   49441          2            10/04/94
    00
    1740035                              05           12/01/94
     0
    1740035                              O            11/01/09
    0


    1404574          070/070             F          225,000.00
    ZZ
    SPRINGER            LAURA    J       180        220,742.98
     1
    36 HASTINGS DRIVE                  9.000          2,282.10
    75
                                       8.750          2,282.10
 300,000.00
    FORT SALONGA     NY   11768          1            08/29/94
    00
    1747640                              05           10/01/94
     0
    1747640                              O            09/01/09
    0
1




    1404789          356/356             F          292,000.00
    ZZ
    HILO                NARCISO  B       180        292,000.00
     1
    3759 BENTON STREET                 9.250          3,005.25
    60
                                       9.125          3,005.25
 492,000.00
    SANTA CLARA      CA   95051          1            03/06/95
    00
    2255966                              05           05/01/95
     0
    2255966                              O            04/01/10
    0


    1404806          450/450             F          252,000.00
    ZZ
    HERBERHOLZ          MICHAEL  W       180        251,341.53
     1
    32530 EASTLADY                     9.125          2,574.72
    79
    VILLAGE OF                         8.875          2,574.72
 320,000.00
    BEVERLY HILLS    MI   48025          1            02/03/95
    00
    3819406                              05           04/01/95
     0
    3819406                              O            03/01/10
    0


    1405007          405/405             F           38,500.00
    ZZ
    GUERRERO            OLIVIA           180         38,016.98
     1
    2202 NORTH 29TH STREET             9.750            407.86
    70
                                       9.500            407.86
  55,000.00
    PHOENIX          AZ   85008          1            10/28/94
    00
    3536265                              05           12/01/94
     0
    3536265                              O            11/01/09
    0


    1405018          635/728             F          359,300.00
    ZZ
    DOEHLA              WOLFGANG H       180        359,300.00
     1
    193 CEDAR LANE                     9.125          3,671.03
    56
                                       8.875          3,671.03
 650,000.00
    NEW CANAAN       CT   06840          5            03/23/95
    00
    0380102385                           05           05/01/95
     0
    6114151                              O            04/01/10
    0


    1405023          450/450             F           55,950.00
    ZZ
    GUINN               VIRGINIA L       180         55,802.15
     1
    6120 MERRIFIELD DRIVE              9.000            567.48
    70
                                       8.750            567.48
  79,950.00
    RICHMOND         VA   23235          1            02/17/95
    00
    45911063                             05           04/01/95
     0
    45911063                             O            03/01/10
    0


    1405027          822/728             F          220,000.00
    T
    GROFF               HARVEY   G       180        218,300.85
     1
1


    9 DELAWARE AVENUE                  9.375          2,280.73
    80
                                       9.125          2,280.73
 275,000.00
    REHOBOTH BEACH   DE   19971          1            12/05/94
    00
    0380098336                           05           02/01/95
     0
    0106050974                           O            01/01/10
    0


    1405150          696/728             F          192,000.00
    ZZ
    LARIJANI            ZIAEDDIN         180        191,486.86
     1
    10 RED GRANITE COURT               8.875          1,933.14
    72
                                       8.625          1,933.14
 270,000.00
    GAITHERSBURG     MD   20877          2            02/27/95
    00
    0380097080                           05           04/01/95
     0
    6020248                              O            03/01/10
    0


    1405165          363/363             F          275,000.00
    ZZ
    MILLER              R        A       180        274,281.43
     1
    535 RETREAT LANE NORTH             9.125          2,809.72
    70
                                       9.000          2,809.72
 395,000.00
    POWELL           OH   43065          1            02/28/95
    00
    1814000017                           05           04/01/95
     0
    1814000017                           O            03/01/10
    0


    1405166          764/728             F          212,000.00
    ZZ
    KIM                 SHARLENE C       180        212,000.00
     1
    895 SOUTH BRONSON AVENUE           8.750          2,118.83
    80
                                       8.500          2,118.83
 265,000.00
    LOS ANGELES      CA   90005          1            03/13/95
    00
    0380099961                           05           05/01/95
     0
    889466                               O            04/01/10
    0


    1405198          195/728             F          355,000.00
    ZZ
    ELLIOTT             G        L       180        354,029.67
     1
    3003 WESTHURST COURT               8.625          3,521.89
    50
                                       8.375          3,521.89
 710,000.00
    OAKTON           VA   22124          1            02/23/95
    00
    0380098351                           05           04/01/95
     0
    45767                                O            03/01/10
    0


    1405205          158/158             F          228,000.00
    ZZ
    LUIB                RAYMUNDO E       180        227,383.76
     1
    75-39 179TH STREET                 8.750          2,278.74
    80
                                       8.500          2,278.74
 285,000.00
    FRESH MEADOWS    NY   11366          1            02/24/95
    00
    2537884                              05           04/01/95
     0
1


    2537884                              O            03/01/10
    0


    1405236          070/070             F          350,000.00
    ZZ
    OGREN               KATHRYN  L       180        344,155.94
     1
    3295 LORRAINE DRIVE                8.625          3,472.28
    54
                                       8.375          3,472.28
 650,000.00
    MISSOULA         MT   59803          5            10/14/94
    00
    9228662                              05           11/01/94
     0
    9228662                              O            10/01/09
    0


    1405265          686/686             F           53,250.00
    ZZ
    VO                  KHOA     V       180         53,108.64
     1
    1742 TINSMAN AVENUE                8.950            538.52
    75
                                       8.700            538.52
  71,000.00
    PENNSAUKEN       NJ   08110          1            02/28/95
    00
    30816060016                          05           04/01/95
     0
    30816060016                          O            03/01/10
    0


    1405266          686/686             F           30,000.00
    ZZ
    NASH                RODNEY   S       180         29,920.71
     1
    7197 LINNIE COVE                   9.000            304.29
    38
                                       8.750            304.29
  79,900.00
    ARLINGTON        TN   38002          1            02/24/95
    00
    30816186969                          05           04/01/95
     0
    30816186969                          O            03/01/10
    0


    1405267          686/686             F          141,200.00
    ZZ
    NGUYEN              THANH    V       180        140,539.31
     1
    1100 SADLERS CLOSE                 9.375          1,463.82
    75
                                       9.125          1,463.82
 188,295.00
    MARIETTA         GA   30068          1            02/28/95
    00
    30816685523                          03           04/01/95
     0
    30816685523                          O            03/01/10
    0


    1405338          052/052             F          170,000.00
    ZZ
    KIM                 GYE      R       180        168,672.18
     1
    LOT 12 MESA PLACE                  9.250          1,749.63
    56
    NANUET T/O                         9.000          1,749.63
 304,180.00
    CLARKSTOWN       NY   10954          1            12/15/94
    00
    303512                               05           02/01/95
     0
    303512                               O            01/01/10
    0


1


    1405339          052/052             F           50,700.00
    ZZ
    LITTEL              BRADLEY  G       180         50,350.68
     1
    2122 RUSK STREET                   9.875            540.96
    44
                                       9.625            540.96
 115,759.00
    MADISON          WI   53704          2            01/23/95
    00
    311265                               05           03/01/95
     0
    311265                               O            02/01/10
    0


    1405340          052/052             F          121,400.00
    ZZ
    RAJPUT              HASHMAT  A       180        120,419.41
     1
    1 BEACH ROAD                       8.875          1,222.31
    75
                                       8.625          1,222.31
 162,000.00
    OSSINING         NY   10562          1            12/20/94
    00
    308611                               05           02/01/95
     0
    308611                               O            01/01/10
    0


    1405359          324/728             F          252,000.00
    ZZ
    BRINZ               LAURA    A       180        251,318.88
     1
    206 RUE ST  PETER                  8.750          2,518.62
    90
                                       8.500          2,518.62
 280,000.00
    METAIRIE         LA   70005          1            03/03/95
    04
    0380099862                           07           04/01/95
    25
    2443131641                           O            03/01/10
    0


    1405365          169/169             F          425,000.00
    ZZ
    MALEK               KENNETH  J       180        423,931.50
     1
    16215 THOROUGHBRED DR              9.550          4,450.79
    61
                                       9.125          4,450.79
 700,000.00
    WADSWORTH        IL   60083          2            02/17/95
    00
    4224175                              03           04/01/95
     0
    4224175                              O            03/01/10
    0


    1405370          828/728             F          167,250.00
    ZZ
    PAYNE  III          WILLIE           180        167,250.00
     1
    6726 PEBBLE BEACH DRIVE            8.750          1,671.58
    79
                                       8.500          1,671.58
 213,000.00
    HOUSTON          TX   77069          2            03/27/95
    00
    0380105271                           05           05/01/95
     0
    50060044                             O            04/01/10
    0


    1405378          686/686             F           20,000.00
    ZZ
    SINCLAIR            DENNIS           180         20,000.00
     1
    21 DALLAS PARK DRIVE #210          8.925            201.97
    29
                                       8.675            201.97
  69,900.00
1


    DRACUT           MA   01826          1            03/03/95
    00
    30816561914                          01           05/01/95
     0
    30816561914                          O            04/01/10
    0


    1405407          299/728             F          208,150.00
    ZZ
    DILLARD             GLENN    W       180        206,449.87
     1
    3211 PINELAND ROAD, S.W.           8.750          2,080.36
    79
                                       8.500          2,080.36
 264,000.00
    ROANOKE          VA   24018          2            12/02/94
    00
    0380099011                           05           02/01/95
     0
    269975                               O            01/01/10
    0


    1405413          299/728             F          225,000.00
    ZZ
    PANCAKE             CHERRI   M       180        222,373.44
     1
    6815 NW CONCORD DRIVE              8.500          2,215.66
    63
                                       8.250          2,215.66
 360,000.00
    CORVALLIS        OR   97330          4            11/03/94
    00
    0380098880                           05           01/01/95
     0
    277690                               O            12/01/09
    0


    1405462          249/249             F          250,000.00
    ZZ
    GRELLA              NUNZIO   J       180        250,000.00
     1
    12 MARYLAND STREET                 9.625          2,629.45
    70
                                       9.375          2,629.45
 360,000.00
    DIX HILLS        NY   11746          2            03/03/95
    00
    606060966                            05           05/01/95
     0
    606060966                            O            04/01/10
    0


    1405508          116/116             F          540,000.00
    ZZ
    DING                VINCENT  S       180        540,000.00
     1
    45 RED SABLE POINT                 8.625          5,357.23
    80
                                       8.500          5,357.23
 675,000.00
    THE WOODLANDS    TX   77380          1            03/31/95
    00
    465419753                            03           05/01/95
     0
    465419753                            O            04/01/10
    0


    1405517          652/652             F          280,000.00
    T
    KASPAREK            GEORGE           180        279,243.21
     1
    13175 SMILEY PLACE                 8.750          2,798.46
    64
                                       8.500          2,798.46
 440,000.00
    ATASCADERO       CA   93422          1            02/23/95
    00
    9648023                              03           04/01/95
     0
    9648023                              O            03/01/10
    0
1




    1405518          299/728             F          275,000.00
    ZZ
    LAGARCE             JEFFREY  P       180        274,222.74
     1
    145 GREYSTONE LANE                 8.250          2,667.89
    40
                                       8.000          2,667.89
 700,000.00
    SUDBURY          MA   01776          1            02/06/95
    00
    0380098955                           05           04/01/95
     0
    275741                               O            03/01/10
    0


    1405521          729/729             F          491,400.00
    ZZ
    COOPER              JERRY    D       180        491,400.00
     1
    3243 RILMAN LAKE COURT             8.875          4,947.64
    70
                                       8.625          4,947.64
 702,550.00
    ATLANTA          GA   30327          1            03/17/95
    00
    100103782                            05           05/01/95
     0
    100103782                            O            04/01/10
    0


    1405524          299/728             F          275,000.00
    ZZ
    RICKS JR            ROBERT   E       180        274,265.02
     1
    3024 TRAVIS POND ROAD              8.875          2,768.83
    76
                                       8.625          2,768.83
 365,000.00
    WILLIAMSBURG     VA   23185          2            02/03/95
    00
    0380099094                           05           04/01/95
     0
    280101                               O            03/01/10
    0


    1405601          776/728             F          350,000.00
    ZZ
    ABBOTT              JAMES    A       180        350,000.00
     1
    1018 SANDCASTLE DRIVE              8.875          3,523.95
    54
    CORONA DEL MAR AREA                8.625          3,523.95
 650,000.00
    NEWPORT BEACH    CA   92625          1            03/13/95
    00
    0380106006                           03           05/01/95
     0
    1120603                              O            04/01/10
    0


    1405619          018/018             F          230,400.00
    ZZ
    AVANT               MICHAEL  D       180        230,400.00
     1
    4164 OLD LEEDS LANE                8.375          2,251.99
    72
                                       8.125          2,251.99
 320,000.00
    BIRMINGHAM       AL   35213          1            03/10/95
    00
    219923                               05           05/01/95
     0
    219923                               O            04/01/10
    0


    1405780          480/728             F           34,500.00
    T
    RIVERA              JOSE             180         34,500.00
     1
1


    8107 SW 72 AVENUE #405             9.500            360.26
    50
                                       9.250            360.26
  69,000.00
    MIAMI            FL   33143          1            03/15/95
    00
    0380099508                           01           05/01/95
     0
    1066364                              O            04/01/10
    0


    1405790          324/728             F          206,150.00
    ZZ
    YING                TSAI-LUNG        180        206,150.00
     1
    8140 JESTER BOULEVARD              9.000          2,090.92
    75
                                       8.750          2,090.92
 274,900.00
    AUSTIN           TX   78750          1            03/09/95
    00
    0380099722                           03           05/01/95
     0
    50252831                             O            04/01/10
    0


    1405806          076/076             F          357,700.00
    ZZ
    HERMANS             MICHAEL  R       180        354,810.74
     1
    2806  SLEEPY HOLLOW LANE           8.875          3,601.49
    79
                                       8.625          3,601.49
 455,000.00
    TEMPLE           TX   76502          2            12/14/94
    00
    4284902                              05           02/01/95
     0
    4284902                              O            01/01/10
    0


    1405807          076/076             F          272,100.00
    ZZ
    MITCHELL            FRANK    E       180        269,125.92
     1
    9213  PEGASUS COURT                8.750          2,719.50
    28
                                       8.500          2,719.50
 985,000.00
    POTOMAC          MD   20854          2            11/07/94
    00
    4346292                              03           01/01/95
     0
    4346292                              O            12/01/09
    0


    1405808          076/076             F          350,000.00
    ZZ
    KLEINFELDER         JAMES    H       180        349,116.04
     1
    35310  INDIAN CAMP TRAIL           9.500          3,654.79
    37
                                       9.250          3,654.79
 950,000.00
    SCOTTSDALE       AZ   85262          2            02/14/95
    00
    4364032                              03           04/01/95
     0
    4364032                              O            03/01/10
    0


    1405809          076/076             F          243,000.00
    ZZ
    DRAKE               JOHN     E       180        241,753.69
     1
    14212  PLAYA DEL REY               9.375          2,519.17
    54
                                       9.125          2,519.17
 450,000.00
    CORPUS CHRISTI   TX   78418          2            01/06/95
    00
    4421102                              03           03/01/95
     0
1


    4421102                              O            02/01/10
    0


    1405810          076/076             F          228,000.00
    ZZ
    COLLINSWORTH        ROBERT   F       180        226,869.73
     1
    MARCH HILL ROAD                    9.750          2,415.35
    84
                                       9.500          2,415.35
 272,000.00
    WALPOLE          NH   03608          2            01/31/95
    04
    4423192                              05           03/01/95
    12
    4423192                              O            02/01/10
    0


    1405811          076/076             F          110,500.00
    ZZ
    PAUSEWANG           CARL     B       180        109,933.26
     1
    860 LAKE VIEW DRIVE                9.375          1,145.55
    63
                                       9.125          1,145.55
 177,500.00
    MONTGOMERY       TX   77356          2            01/26/95
    00
    4429652                              03           03/01/95
     0
    4429652                              O            02/01/10
    0


    1405812          076/076             F          246,400.00
    ZZ
    REDDY               GOPAL            180        245,748.85
     1
    35 FERNGLEN DR                     9.000          2,499.15
    80
                                       8.750          2,499.15
 311,000.00
    THE WOODLANDS    TX   77380          1            02/15/95
    00
    4435402                              03           04/01/95
     0
    4435402                              O            03/01/10
    0


    1405813          076/076             F          250,000.00
    ZZ
    PARKER              BARRY    M       180        249,346.75
     1
    2480 CLAXTON DAIRY ROAD            9.125          2,554.29
    56
                                       8.875          2,554.29
 450,000.00
    DUBLIN           GA   31021          5            02/03/95
    00
    4548602                              05           04/01/95
     0
    4548602                              O            03/01/10
    0


    1405960          822/728             F          296,250.00
    ZZ
    BULLEN              ANNABELLEA       180        292,051.55
     1
    1867  GLENWOLD DRIVE               8.375          2,895.63
    75
                                       8.125          2,895.63
 395,000.00
    PAOLI            PA   19301          2            10/19/94
    00
    0380099771                           03           12/01/94
     0
    0136049087                           O            11/01/09
    0


1


    1406581          661/661             F          384,000.00
    ZZ
    DALLMAN             THOMAS   G       180        383,030.18
     1
    2024 CACTUS COURT                  9.500          4,009.82
    80
                                       9.250          4,009.82
 480,000.00
    BULLHEAD CITY    AZ   86442          1            02/28/95
    00
    2097012                              03           04/01/95
     0
    2097012                              O            03/01/10
    0


    1406828          375/728             F          216,000.00
    ZZ
    BARTEL              TAD      D       180        215,435.59
     1
    35886 WILLAMA VISTA STREET         9.125          2,206.91
    80
                                       8.875          2,206.91
 270,000.00
    PLEASANT HILL    OR   97455          1            02/14/95
    00
    0380100207                           05           04/01/95
     0
    370728                               O            03/01/10
    0


    1406940          637/728             F          300,000.00
    T
    SPIEGEL             MORTON   L       180        300,000.00
     1
    1400 S. OCEAN BLVD. N1006          9.250          3,087.58
    33
                                       9.000          3,087.58
 920,000.00
    BOCA RATON       FL   33432          1            03/15/95
    00
    0380100942                           06           05/01/95
     0
    4430732                              O            04/01/10
    0


    1407014          249/249             F           94,000.00
    ZZ
    PAGANO              DIANE    M       180         94,000.00
     1
    631 PENNSYLVANIA COURT             9.375            974.49
    33
                                       9.125            974.49
 293,000.00
    ARLINGTON HEIGH  IL   60005          2            03/09/95
    00
    505273669                            05           05/01/95
     0
    505273669                            O            04/01/10
    0


    1407612          083/728             F          200,000.00
    ZZ
    KIM                 KWANG    S       180        197,376.30
     1
    224-38 77TH AVENUE                 9.250          2,058.38
    68
                                       9.000          2,058.38
 297,000.00
    BAYSIDE          NY   11364          1            10/03/94
    00
    0380102328                           05           12/01/94
     0
    1072260                              O            11/01/09
    0


    1407635          439/439             F          250,000.00
    ZZ
    FINGAL              MARY     M       180        250,000.00
     1
    7343 EAST SADDLEHORN WAY           8.500          2,461.85
    79
                                       8.250          2,461.85
 320,000.00
1


    ORANGE           CA   92669          2            03/09/95
    00
    17645896                             05           05/01/95
     0
    17645896                             O            04/01/10
    0


    1407648          450/728             F          400,000.00
    ZZ
    SIGNORI             OSCAR            174        400,000.00
     1
    12 GLENEAGLES CT                   7.875          3,862.64
    69
                                       7.625          3,862.64
 585,435.00
    DEARBORN         MI   48126          1            03/07/95
    00
    0380101221                           01           05/01/95
     0
    3604386                              O            10/01/09
    0


    1407656          083/728             F          400,000.00
    ZZ
    AMMONS              ROBERT   E       180        398,930.95
     1
    3823 ARNOLD STREET                 8.875          4,027.38
    78
                                       8.625          4,027.38
 515,000.00
    HOUSTON          TX   77005          1            02/10/95
    00
    0380102286                           05           04/01/95
     0
    1078934                              O            03/01/10
    0


    1407660          686/686             F           76,500.00
    ZZ
    ENG                 RAYMOND          180         76,500.00
     1
    1221 ROLLING MEADOWS DRIVE         9.100            780.48
    75
                                       8.850            780.48
 102,000.00
    ROCKLEDGE        FL   32955          1            03/13/95
    00
    30816192850                          05           05/01/95
     0
    30816192850                          O            04/01/10
    0


    1407661          686/686             F           60,000.00
    ZZ
    CHESNES             GERARD   J       180         60,000.00
     1
    4301 RIDGEWOOD COURT  UNIT 43A     9.500            626.54
    71
                                       9.250            626.54
  85,000.00
    PALM BCH GARDEN  FL   33403          1            03/10/95
    00
    30816741524                          03           05/01/95
     0
    30816741524                          O            04/01/10
    0


    1407663          686/686             F          131,200.00
    ZZ
    POSSENTI            VALERIE          180        131,200.00
     1
    1281 NW 94TH AVENUE                9.150          1,342.46
    75
                                       8.900          1,342.46
 175,000.00
    PLANTATION       FL   33322          1            03/17/95
    00
    30816526362                          03           05/01/95
     0
    30816526362                          O            04/01/10
    0
1




    1407665          686/686             F           30,000.00
    ZZ
    BEZERRA             JEANETTE         180         30,000.00
     1
    3725 NE 169TH ST #106              8.900            302.50
    55
                                       8.650            302.50
  55,000.00
    N MIAMI BEACH    FL   33160          1            03/15/95
    00
    30816595599                          01           05/01/95
     0
    30816595599                          O            04/01/10
    0


    1407675          083/728             F           98,700.00
    ZZ
    GORDON              STEPHEN  P       180         97,376.14
     1
    1706 WOODPOND WAY                  9.000          1,001.08
    73
                                       8.750          1,001.08
 136,500.00
    LUTZ             FL   33549          1            11/05/94
    00
    0380102278                           05           12/01/94
     0
    1064091                              O            11/01/09
    0


    1407688          083/728             F          450,000.00
    ZZ
    HAUSKE              JAMES    R       180        448,810.80
     1
    168 ALTA VISTA WAY                 9.000          4,564.20
    80
                                       8.750          4,564.20
 562,500.00
    DANVILLE         CA   94506          1            02/02/95
    00
    0380102351                           03           04/01/95
     0
    1067843                              O            03/01/10
    0


    1407697          051/728             F          615,000.00
    ZZ
    ANSELL              LEE      V       180        615,000.00
     1
    415 FALL RIVER ROAD                8.500          6,056.15
    75
                                       8.250          6,056.15
 820,000.00
    HOUSTON          TX   77024          2            03/17/95
    00
    0380101478                           03           05/01/95
     0
    30100283                             O            04/01/10
    0


    1407709          249/249             F          160,000.00
    ZZ
    KIM                 IN       S       180        160,000.00
     1
    941 BUCKEYE DRIVE                  8.875          1,610.95
    52
                                       8.625          1,610.95
 310,000.00
    SUNNYVALE        CA   94086          1            03/17/95
    00
    309710583                            05           05/01/95
     0
    309710583                            O            04/01/10
    0


    1407721          450/728             F          110,000.00
    ZZ
    KENNEL              WILLIAM  P       180        110,000.00
     1
1


    6548 ANDERSONVILLE ROAD            8.500          1,083.21
    53
                                       8.250          1,083.21
 210,000.00
    INDEPENDENCE TW  MI   48329          1            03/17/95
    00
    0380101213                           05           05/01/95
     0
    3819596                              O            04/01/10
    0


    1407723          450/728             F          400,000.00
    ZZ
    TYLER               NATALIE          174        346,121.26
     1
    5003 ELMGATE DRIVE                 7.375          3,749.45
    48
                                       7.125          3,749.45
 850,000.00
    ORCHARD LAKE VI  MI   48324          1            12/29/94
    00
    0380101205                           05           02/01/95
     0
    3638111                              O            07/01/09
    0


    1407736          447/447             F          220,000.00
    ZZ
    DANIGELES           ATHINA   J       180        174,971.98
     3
    6520 WEST GUNNISON                 9.000          2,231.39
    71
                                       8.750          2,231.39
 310,000.00
    HARWOOD HEIGHTS  IL   60656          1            06/14/91
    00
    800530                               05           08/01/91
     0
    800530                               O            07/01/06
    0


    1407880          614/728             F          231,900.00
    T
    AUSTIN              DANIEL   C       180        231,314.32
     1
    259 FAWN COURT                     9.500          2,421.56
    80
                                       9.250          2,421.56
 289,900.00
    SILVERTHORNE     CO   80498          1            02/28/95
    00
    0380101940                           05           04/01/95
     0
    3500075292                           O            03/01/10
    0


    1414775          429/429             F           60,000.00
    ZZ
    NATALE              DENNIS   M       180         59,329.56
     1
    832 PITTSBURGH ROAD                8.500            590.84
    57
                                       8.250            590.84
 107,000.00
    BUTLER           PA   16001          5            11/23/94
    00
    94113316                             05           01/01/95
     0
    94113316                             O            12/01/09
    0


    1414777          429/429             F           83,000.00
    ZZ
    COATES              DAVID    S       180         82,306.85
     1
    1703 GLENDALE ROAD                 8.500            817.34
    57
                                       8.250            817.34
 148,000.00
    E. NOTTINGHAM T  PA   19363          1            12/05/94
    00
    94113372                             05           02/01/95
     0
1


    94113372                             O            01/01/10
    0


    1414778          429/429             F          115,000.00
    ZZ
    LEE                 KWANG    S       180        113,686.35
     1
    1943 CHESTER AVENUE                8.250          1,115.67
    67
                                       8.000          1,115.67
 173,500.00
    TOWNSHIP OF ABI  PA   19001          1            11/21/94
    00
    94088349                             05           01/01/95
     0
    94088349                             O            12/01/09
    0


    1414779          429/429             F          309,200.00
    ZZ
    O'BRIEN             STEPHEN          180        305,857.63
     1
    14 LISA LANE                       8.875          3,113.17
    80
                                       8.625          3,113.17
 386,500.00
    WALTHAM          MA   02154          1            11/10/94
    00
    94090626                             05           01/01/95
     0
    94090626                             O            12/01/09
    0


    1414780          429/429             F          644,000.00
    ZZ
    RAMNATH             RAMACHAND        180        636,961.01
     1
    6 WHITE BIRCH ROAD                 8.750          6,436.45
    70
                                       8.500          6,436.45
 920,000.00
    OYSTER BAY COVE  NY   11791          5            12/01/94
    00
    94036155                             05           01/01/95
     0
    94036155                             O            12/01/09
    0


    1414783          429/429             F          320,000.00
    ZZ
    LI                  MING     Y       180        316,654.55
     1
    1 COLUMBINE ROAD                   9.250          3,293.42
    59
                                       9.000          3,293.42
 550,000.00
    WESTON           MA   02193          1            12/01/94
    00
    94113671                             05           01/01/95
     0
    94113671                             O            12/01/09
    0


    1414784          429/429             F           50,000.00
    ZZ
    ALEXIADES           MICHAEL  T       180         49,737.70
     1
    921 WATERFORD DRIVE BLDG. #9       9.125            510.86
    56
                                       8.875            510.86
  89,990.00
    EDISON           NJ   08817          1            01/20/95
    00
    94102745                             01           03/01/95
     0
    94102745                             O            02/01/10
    0


1


    1414785          429/429             F          269,000.00
    ZZ
    MORRIS              PETER    L       180        269,000.00
     1
    225 9TH STREET, SE                 9.500          2,808.97
    75
                                       9.250          2,808.97
 360,000.00
    WASHINGTON       DC   20003          5            03/03/95
    00
    95012068                             07           05/01/95
     0
    95012068                             O            04/01/10
    0


    1414786          429/429             F          252,000.00
    ZZ
    MASSEY              KEVIN    A       180        249,184.06
     1
    38 R SILVERBROOK LANE              8.500          2,481.55
    80
                                       8.250          2,481.55
 316,000.00
    NORTH GRANBY     CT   06060          1            11/23/94
    00
    94101220                             05           01/01/95
     0
    94101220                             O            12/01/09
    0


    1414787          429/429             F          176,000.00
    ZZ
    ROTH                ERIC             180        174,118.53
     1
    8 CULPEPER KEY                     9.000          1,785.11
    70
                                       8.750          1,785.11
 252,475.00
    COLTS NECK       NJ   07722          1            11/15/94
    00
    94063461                             01           01/01/95
     0
    94063461                             O            12/01/09
    0


    1414788          429/429             F          235,000.00
    ZZ
    BOTTINO             WILLIAM  A       180        233,164.47
     1
    23 ARUNDEL ROAD                    9.250          2,418.61
    67
                                       9.000          2,418.61
 355,000.00
    POMPTON PLAINS   NJ   07444          1            12/30/94
    00
    94113363                             05           02/01/95
     0
    94113363                             O            01/01/10
    0


    1414789          429/429             F          275,000.00
    ZZ
    STEIN               HENRY    A       180        273,524.61
     1
    1241 SNELL ISLE BLVD. N.E.         8.875          2,768.83
    70
                                       8.625          2,768.83
 395,000.00
    ST. PETERSBURG   FL   33704          1            01/11/95
    00
    94113867                             05           03/01/95
     0
    94113867                             O            02/01/10
    0


    1414791          429/429             F          265,600.00
    ZZ
    YIM                 KEUN     T       180        263,478.47
     1
    1610 RIDGE HAVEN RUN               9.000          2,693.90
    72
                                       8.750          2,693.90
 374,000.00
1


    ALPHARETTA       GA   30202          1            12/07/94
    00
    94113877                             03           02/01/95
     0
    94113877                             O            01/01/10
    0


    1414793          429/429             F          305,000.00
    ZZ
    KOSCICA             JAMES    P       180        303,381.91
     1
    14 ALLAIRE AVENUE                  9.000          3,093.52
    71
                                       8.750          3,093.52
 430,000.00
    MIDDLETOWN       NJ   07748          1            01/13/95
    00
    94102892                             05           03/01/95
     0
    94102892                             O            02/01/10
    0


    1414794          429/429             F          143,500.00
    ZZ
    GHALE               NARENDRA         180        143,120.43
     1
    14 SEVENTH STREET                  8.990          1,454.62
    70
                                       8.740          1,454.62
 205,000.00
    GARDEN CITY PAR  NY   11040          1            02/08/95
    00
    94102064                             05           04/01/95
     0
    94102064                             O            03/01/10
    0


    1414797          429/429             F           50,000.00
    ZZ
    KELLY               EDWARD           180         49,737.70
     1
    6 REDWOOD DRIVE                    9.125            510.86
    22
                                       8.875            510.86
 237,000.00
    GREAT RIVER      NY   11739          1            01/10/95
    00
    94113791                             05           03/01/95
     0
    94113791                             O            02/01/10
    0


    1414800          429/429             F          196,000.00
    ZZ
    DAVIDSON            JAMES    E       180        194,326.61
     1
    4 HOOPES DRIVE                     8.250          1,901.48
    70
                                       8.000          1,901.48
 280,000.00
    NEW GARDEN TOWN  PA   19350          1            12/09/94
    00
    94075808                             05           02/01/95
     0
    94075808                             O            01/01/10
    0


    1414801          429/429             F           50,000.00
    ZZ
    CAMDEN              HOWARD   D       180         49,719.50
     1
    27 PARKER PASS U 1 LOWER B 5-7     8.375            488.72
    68
                                       8.125            488.72
  73,990.00
    COLTS NECK       NJ   07722          1            01/20/95
    00
    94088974                             01           03/01/95
     0
    94088974                             O            02/01/10
    0
1




    1414802          429/429             F          500,000.00
    ZZ
    HU                  KUNG     C       180        494,531.89
     1
    12508 PALATINE COURT               8.750          4,997.25
    61
                                       8.500          4,997.25
 824,000.00
    POTOMAC          MD   20854          1            12/01/94
    00
    94101241                             05           01/01/95
     0
    94101241                             O            12/01/09
    0


    1414803          429/429             F          189,000.00
    ZZ
    CHEUNG              JAMES            180        187,997.31
     1
    141 WEST PLAIN STREET              9.000          1,916.97
    70
                                       8.750          1,916.97
 270,000.00
    WAYLAND          MA   01778          1            01/13/95
    00
    94127154                             05           03/01/95
     0
    94127154                             O            02/01/10
    0


    1414805          429/429             F          210,000.00
    ZZ
    COPPIELLIE          RAYMOND  L       180        210,000.00
     1
    7396 STONEBROOK DRIVE              8.875          2,114.37
    72
                                       8.625          2,114.37
 295,000.00
    CANTON           MI   48187          4            03/14/95
    00
    95023125                             05           05/01/95
     0
    95023125                             O            04/01/10
    0


    1414850          696/728             F          280,000.00
    ZZ
    COSTANZO            ANTHONY  P       180        280,000.00
     1
    310 NORTH PITT STREET              9.375          2,902.75
    67
                                       9.125          2,902.75
 420,000.00
    ALEXANDRIA       VA   22314          1            03/15/95
    00
    0380103763                           07           05/01/95
     0
    2085168                              O            04/01/10
    0


    1414851          131/728             F           41,400.00
    ZZ
    LARSON              DONALD   L       180         41,289.36
     1
    2544 MCKNIGHT ROAD                 8.875            416.83
    48
                                       8.625            416.83
  88,000.00
    NORTH SAINT PAU  MN   55109          2            02/22/95
    00
    0380105339                           05           04/01/95
     0
    2571961                              O            03/01/10
    0


    1414894          083/728             F          110,000.00
    ZZ
    VOGELSBERG          WILLIAM          180        108,474.92
     1
1


    139 GILMAR LANE                    8.625          1,091.29
    40
                                       8.375          1,091.29
 280,000.00
    ROSLYN HEIGHTS   NY   11577          1            10/14/94
    00
    0380105834                           05           12/01/94
     0
    1074082                              O            11/01/09
    0


    1414905          083/728             F          257,200.00
    ZZ
    LACLAUSTRA          YVETTE           180        257,200.00
     1
    1672 FLAGLER MANOR CIRCLE          9.125          2,627.85
    90
                                       8.875          2,627.85
 286,000.00
    WEST PALM BEACH  FL   33411          1            03/17/95
    14
    0380105487                           03           05/01/95
    22
    1082171                              O            04/01/10
    0


    1414911          742/728             F          114,000.00
    ZZ
    MATTHEWS            PARTICK  B       180        114,000.00
     1
    70 BANK STREET                     9.625          1,199.03
    60
                                       9.375          1,199.03
 190,000.00
    VALLEY STREAM    NY   11580          1            03/29/95
    00
    0380105990                           05           05/01/95
     0
    2883304                              O            04/01/10
    0

   TOTAL NUMBER OF LOANS   :        433

   TOTAL ORIGINAL BALANCE  :   106,808,773.71

   TOTAL PRINCIPAL BALANCE :   105,020,175.63

   TOTAL ORIGINAL P+I      :     1,069,008.72

   TOTAL CURRENT P+I       :     1,069,008.72


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 04/17/95           RFC DISCLOSURE SYSTEM
RFFSDFIX-01
  AT         : 14.13.03           FIXED PASSTHRU REPORT
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S4
CUTOFF : 04/01/95
  POOL       : 0004168
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP


      1352282                              .2500
      213,837.68                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.1700                         .0000

      1355180                              .1250
       44,583.09                           .0800
            6.8750                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1360118                              .1700
      106,840.47                           .0300
            7.5000                         .0000
            7.3300                         .0000
            7.3000                         .0000
            7.3000                         .0000

      1370509                              .2500
      351,888.14                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1377755                              .2500
       67,164.01                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.4200                         .0000

      1377867                              .2500
      107,077.16                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000
1



      1377876                              .2500
      157,147.67                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .0000

      1379329                              .1250
      117,567.24                           .0800
            7.1250                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1380115                              .2500
      233,202.41                           .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.9200                         .0000

      1381068                              .2500
      396,875.73                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1381295                              .2500
      122,899.22                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1383214                              .2500
      265,757.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1383948                              .2500
      241,258.15                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1384395                              .2500
      126,708.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1385300                              .1700
      123,917.35                           .0300
            7.1250                         .0000
            6.9550                         .0000
            6.9250                         .0000
            6.9250                         .0000

      1385713                              .1250
       99,527.57                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1385888                              .1250
    1,100,743.20                           .0800
            8.0000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1385903                              .1250
      220,842.48                           .0800
            7.3750                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000

      1385959                              .1700
      165,741.93                           .0300
            8.7500                         .0000
            8.5800                         .0000
            8.5500                         .0000
            8.0000                         .5500

      1385963                              .1700
      124,759.19                           .0300
            8.6250                         .0000
            8.4550                         .0000
            8.4250                         .0000
            8.0000                         .4250

      1386357                              .2500
       97,523.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1387356                              .2500
      122,242.56                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1387761                              .2500
      248,026.58                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1387830                              .1250
      261,792.32                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1389439                              .2500
      490,829.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1390218                              .2500
      113,207.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1390851                              .2500
      635,610.29                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1391245                              .1700
      552,150.16                           .0300
            8.5000                         .0000
            8.3300                         .0000
            8.3000                         .0000
            8.0000                         .3000

      1392132                              .2500
      211,786.19                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1392869                              .2500
      276,160.45                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1392871                              .1700
      286,368.08                           .0300
            8.7500                         .0000
            8.5800                         .0000
            8.5500                         .0000
            8.0000                         .5500

      1392942                              .2500
      271,180.73                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1393036                              .1700
      148,733.41                           .0300
            8.3750                         .0000
            8.2050                         .0000
            8.1750                         .0000
            8.0000                         .1750

      1393980                              .1700
      207,044.90                           .0300
            8.5000                         .0000
            8.3300                         .0000
            8.3000                         .0000
            8.0000                         .3000

      1394057                              .1700
      394,268.94                           .0300
            8.2500                         .0000
            8.0800                         .0000
            8.0500                         .0000
            8.0000                         .0500

      1394185                              .2500
      258,164.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1394248                              .1700
      244,140.55                           .0300
            7.8750                         .0000
            7.7050                         .0000
            7.6750                         .0000
            7.6750                         .0000

      1394324                              .1700
      335,211.91                           .0300
            8.5000                         .0000
            8.3300                         .0000
            8.3000                         .0000
            8.0000                         .3000
1



      1394337                              .2500
      294,880.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394409                              .1700
      216,406.26                           .0300
            8.8750                         .0000
            8.7050                         .0000
            8.6750                         .0000
            8.0000                         .6750

      1394412                              .2500
      270,356.93                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1394592                              .2500
      321,430.30                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1394715                              .2500
       83,131.60                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1394775                              .2500
      442,873.52                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1394861                              .6250
      210,230.71                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394862                              .6250
      245,165.28                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1394863                              .3750
      242,118.15                           .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394864                              .6250
      176,519.01                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394865                              .8750
      391,807.25                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394866                              .8750
      349,264.49                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394867                              .6250
      256,677.04                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394868                              .3750
      351,161.98                           .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394869                              .6250
      342,129.55                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394870                             1.0000
      196,612.77                           .0800
            9.1250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1394872                              .7500
      352,427.14                           .0800
            8.8750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394873                              .5000
      323,548.25                           .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394874                             1.1250
      162,187.22                           .0800
            9.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394875                              .2500
      152,354.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394876                              .5000
      343,157.21                           .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394877                              .8750
      274,702.34                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394878                              .7500
      299,754.31                           .0800
            8.8750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394879                              .5000
      239,108.60                           .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1394880                              .8750
      362,999.53                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394881                              .3750
      232,021.73                           .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394882                              .2500
      245,004.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394883                              .6250
      196,696.89                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394884                              .2500
      226,188.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394885                              .1250
      122,450.86                           .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394886                              .2500
      325,547.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394887                              .6250
      241,937.16                           .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1394888                              .8750
      221,364.84                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394890                              .2500
      221,160.15                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1394891                              .1250
      221,740.90                           .0800
            8.1250                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1394892                              .8750
      295,976.09                           .0800
            9.0000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1396975                              .2500
      429,888.34                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1396995                              .2500
      288,847.62                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1396996                              .2500
      138,058.95                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1397053                              .2500
      191,477.05                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700
1



      1397122                              .1250
      233,232.29                           .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1397141                              .2500
      251,816.34                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1397143                              .2500
       49,283.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1397144                              .1250
      290,607.50                           .0800
            6.7500                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5450                         .0000

      1397177                              .1700
      439,298.68                           .0800
            7.7500                         .0000
            7.5800                         .0000
            7.5000                         .0000
            7.5000                         .0000

      1397178                              .1700
       43,111.60                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000

      1397180                              .1700
      213,105.76                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000

      1397181                              .1700
      331,109.48                           .0800
            8.2500                         .0000
            8.0800                         .0000
            8.0000                         .0000
            8.0000                         .0000
1



      1397182                              .1700
      243,321.71                           .0800
            8.0000                         .0000
            7.8300                         .0000
            7.7500                         .0000
            7.7500                         .0000

      1397183                              .1700
      268,351.41                           .0800
            7.7500                         .0000
            7.5800                         .0000
            7.5000                         .0000
            7.5000                         .0000

      1397184                              .1700
      111,415.82                           .0800
            8.5000                         .0000
            8.3300                         .0000
            8.2500                         .0000
            8.0000                         .2500

      1397185                              .1700
      254,042.17                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397186                              .1700
      286,122.15                           .0800
            7.3750                         .0000
            7.2050                         .0000
            7.1250                         .0000
            7.1250                         .0000

      1397187                              .1700
      390,134.94                           .0800
            7.7500                         .0000
            7.5800                         .0000
            7.5000                         .0000
            7.5000                         .0000

      1397188                              .1700
      206,112.61                           .0800
            8.2500                         .0000
            8.0800                         .0000
            8.0000                         .0000
            8.0000                         .0000

      1397189                              .1700
      292,512.26                           .0800
            7.3750                         .0000
            7.2050                         .0000
            7.1250                         .0000
            7.1250                         .0000
1



      1397190                              .1700
      253,912.62                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000

      1397191                              .1700
      195,515.11                           .0800
            8.6250                         .0000
            8.4550                         .0000
            8.3750                         .0000
            8.0000                         .3750

      1397192                              .1700
       96,888.69                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397193                              .1700
      195,417.07                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397194                              .1700
      214,470.50                           .0800
            9.2500                         .0000
            9.0800                         .0000
            9.0000                         .0000
            8.0000                        1.0000

      1397195                              .1700
      313,214.76                           .0800
            8.2500                         .0000
            8.0800                         .0000
            8.0000                         .0000
            8.0000                         .0000

      1397196                              .1700
      190,359.15                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397197                              .1700
      387,180.23                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000
1



      1397199                              .1700
      282,119.94                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000

      1397200                              .1700
      335,950.80                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397201                              .1700
      278,447.60                           .0800
            8.6250                         .0000
            8.4550                         .0000
            8.3750                         .0000
            8.0000                         .3750

      1397202                              .1700
      166,818.68                           .0800
            9.1250                         .0000
            8.9550                         .0000
            8.8750                         .0000
            8.0000                         .8750

      1397203                              .1700
      254,156.55                           .0800
            7.0000                         .0000
            6.8300                         .0000
            6.7500                         .0000
            6.7500                         .0000

      1397204                              .1700
       33,651.87                           .0800
            8.2500                         .0000
            8.0800                         .0000
            8.0000                         .0000
            8.0000                         .0000

      1397205                              .1700
      283,295.51                           .0800
            8.8750                         .0000
            8.7050                         .0000
            8.6250                         .0000
            8.0000                         .6250

      1397206                              .1700
      236,036.28                           .0800
            8.7500                         .0000
            8.5800                         .0000
            8.5000                         .0000
            8.0000                         .5000
1



      1397207                              .1700
       98,366.52                           .0800
            8.8750                         .0000
            8.7050                         .0000
            8.6250                         .0000
            8.0000                         .6250

      1397208                              .1700
       98,255.93                           .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.8750                         .0000

      1397209                              .1700
       68,599.02                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397210                              .1700
       98,244.17                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250

      1397211                              .1700
      265,499.85                           .0800
            9.0000                         .0000
            8.8300                         .0000
            8.7500                         .0000
            8.0000                         .7500

      1397212                              .1700
      330,282.50                           .0800
            7.7500                         .0000
            7.5800                         .0000
            7.5000                         .0000
            7.5000                         .0000

      1397213                              .1700
      157,805.97                           .0800
            8.7500                         .0000
            8.5800                         .0000
            8.5000                         .0000
            8.0000                         .5000

      1397214                              .1700
      345,039.84                           .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            8.0000                         .1250
1



      1397215                              .1700
       40,897.69                           .0800
            8.5000                         .0000
            8.3300                         .0000
            8.2500                         .0000
            8.0000                         .2500

      1397463                              .2500
      295,794.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1397468                              .1250
      481,526.61                           .0800
            9.1250                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1397496                              .2500
      249,423.80                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1397538                              .2500
      205,197.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1397542                              .2500
      534,291.22                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1397545                              .2500
       68,805.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1397548                              .2500
      200,844.67                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700
1



      1397549                              .2500
      235,823.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1397587                              .2500
      241,559.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1397645                              .2500
      369,056.72                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1397655                              .2500
       98,643.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1397658                              .2500
      101,777.26                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1397659                              .2500
      119,424.67                           .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            8.0000                         .3200

      1397732                              .2500
      149,776.62                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1397761                              .2500
      166,410.37                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450
1



      1397783                              .2500
      737,613.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1397787                              .2500
      155,499.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1397810                              .2500
      296,064.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1397890                              .2500
       98,348.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1397957                              .2000
      237,004.82                           .0800
            8.5000                         .0000
            8.3000                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1397965                              .2500
      257,158.16                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1397969                              .2500
      395,676.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1397991                              .2500
       58,747.90                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200
1



      1397992                              .2500
       58,747.90                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1397993                              .2500
       99,183.23                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1398030                              .2500
       69,465.42                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1398032                              .2500
      207,724.16                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1398037                              .2500
      119,030.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1398066                              .2500
       97,880.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1398067                              .2500
       37,103.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1398069                              .2500
       87,625.74                           .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            8.0000                         .2700
1



      1398070                              .2500
      128,578.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1398075                              .2500
      221,880.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1398078                              .2500
       79,144.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1398105                              .2500
      115,817.25                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1398137                              .2500
      232,685.31                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1398223                              .2500
      290,174.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1398224                              .3750
      296,957.43                           .0800
            8.6250                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1398226                              .5000
      345,200.59                           .0800
            8.7500                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700
1



      1398261                              .2500
      372,069.10                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1398272                              .2500
      641,300.85                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1398295                              .1250
      321,226.29                           .0800
            8.0000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1398340                              .2500
      163,299.36                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.0000                        1.7200

      1398736                              .1250
      284,886.84                           .0800
            8.8750                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1398897                              .2500
      140,168.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1398975                              .2500
      240,542.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1399091                              .2500
      359,842.13                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000
1



      1399094                              .2500
      225,501.69                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1399096                              .2500
       98,618.32                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1399097                              .2500
      260,341.59                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1399582                              .2500
      227,180.03                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1399930                              .2500
      201,811.84                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1399946                              .2500
       29,690.55                           .0800
            9.4000                         .0000
            9.1500                         .0000
            9.0700                         .0000
            8.0000                        1.0700

      1399972                              .2500
      426,487.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1399975                              .2500
      208,422.83                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1399977                              .2500
      422,980.54                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1400017                              .2500
      230,287.35                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.0000                        1.5950

      1400070                              .2500
      277,006.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1400134                              .2500
      160,662.05                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1400139                              .2500
      297,364.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1400216                              .1250
      235,038.21                           .0800
            6.8750                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.6700                         .0000

      1400220                              .1250
      305,407.57                           .0800
            7.2500                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0000

      1400222                              .1250
      295,616.51                           .0800
            7.0000                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.7950                         .0000
1



      1400227                              .2500
      297,494.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1400231                              .2500
      395,281.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1400235                              .2500
       58,992.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1400283                              .2500
       59,681.69                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1400381                              .2500
      267,755.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1400382                              .2500
      284,817.12                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1400387                              .2500
      394,740.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1400391                              .2500
       98,643.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450
1



      1400394                              .2500
      246,456.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1400429                              .2500
       99,183.23                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1400544                              .2500
      342,125.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1400591                              .2500
      593,070.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.8450                         .0000

      1400592                              .2500
      457,351.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1400594                              .2500
      273,730.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1400596                              .2500
       93,612.09                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1400629                              .2500
      107,613.81                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1400667                              .2500
      359,505.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1400669                              .2500
      113,891.28                           .0800
            9.2000                         .0000
            8.9500                         .0000
            8.8700                         .0000
            8.0000                         .8700

      1400670                              .2500
       91,769.37                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1400675                              .2500
       24,513.65                           .0800
            9.2000                         .0000
            8.9500                         .0000
            8.8700                         .0000
            8.0000                         .8700

      1400724                              .2500
      595,153.65                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1400745                              .2500
      628,267.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1400758                              .2500
      183,488.97                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1400771                              .2500
      295,554.55                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1400865                              .2500
      273,348.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1400903                              .2500
       64,457.18                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1400968                              .2500
       92,297.73                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1401009                              .2500
      464,835.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1401011                              .2500
       79,363.83                           .0800
            9.0500                         .0000
            8.8000                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1401020                              .2500
       35,328.72                           .0800
            9.5250                         .0000
            9.2750                         .0000
            9.1950                         .0000
            8.0000                        1.1950

      1401021                              .2500
      183,643.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1401026                              .2500
      117,113.93                           .0800
            9.7000                         .0000
            9.4500                         .0000
            9.3700                         .0000
            8.0000                        1.3700
1



      1401079                              .2500
      276,176.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1401188                              .2500
      297,476.06                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1401970                              .2500
       50,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1401976                              .2500
      258,000.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1402059                              .2500
      273,280.75                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1402063                              .2500
      215,911.97                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1402086                              .2500
      124,066.71                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1402098                              .2000
      218,142.33                           .0800
            8.3750                         .0000
            8.1750                         .0000
            8.0950                         .0000
            8.0000                         .0950
1



      1402099                              .2000
      521,035.63                           .0800
            9.6250                         .0000
            9.4250                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1402115                              .2500
      397,047.19                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.0000                        1.5950

      1402138                              .2500
      248,613.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1402186                              .2500
      429,733.78                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1402223                              .2500
      105,181.32                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1402230                              .2500
      150,225.54                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1402232                              .2500
      233,101.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1402233                              .2500
      466,840.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700
1



      1402234                              .2500
      586,337.36                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1402235                              .2500
      389,762.70                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1402236                              .2500
      211,265.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1402424                              .2500
      994,986.02                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

      1402430                              .2500
      455,190.96                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1402431                              .2500
      135,941.90                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1402442                              .2500
      125,026.85                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1402446                              .2500
      109,706.01                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1402597                              .2500
      335,232.13                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1402611                              .2500
      617,133.21                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1402643                              .2500
      222,187.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1402644                              .2500
      348,143.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1402658                              .2500
       51,727.22                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1402659                              .2500
      347,044.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1402810                              .2500
      124,680.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1402851                              .1250
      248,613.07                           .0800
            8.5000                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1402930                              .2500
      521,342.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1402950                              .2500
      324,160.34                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1402952                              .2500
      234,114.92                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1402955                              .2500
      236,573.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1402957                              .2500
      235,702.14                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1402959                              .2500
      218,222.98                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1402963                              .2500
      230,494.08                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1402967                              .2500
      298,426.24                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450
1



      1403011                              .2500
      247,556.93                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            8.0000                        1.6700

      1403018                              .2500
      281,850.28                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1403103                              .2500
      152,600.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.0000                        1.4700

      1403554                              .2500
      160,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1403558                              .2500
      273,225.36                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1403566                              .2500
      326,279.36                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1403599                              .2500
      248,142.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1403623                              .2500
      238,726.76                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200
1



      1403648                              .2500
      133,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1403680                              .2500
      177,594.79                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1403681                              .2500
       99,483.61                           .0800
            9.3000                         .0000
            9.0500                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1403752                              .2500
      367,170.75                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.0000                        1.4700

      1403757                              .2500
      216,944.40                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1403843                              .2500
      172,074.15                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.0000                        1.4700

      1403847                              .2500
      255,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1403874                              .2500
      541,907.17                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950
1



      1403897                              .2500
      149,622.02                           .0800
            9.5250                         .0000
            9.2750                         .0000
            9.1950                         .0000
            8.0000                        1.1950

      1403911                              .2500
      367,049.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1404479                              .2500
      276,774.90                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1404496                              .2500
      522,207.85                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000

      1404497                              .2500
      244,614.65                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000

      1404498                              .2500
      112,229.33                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.4200                         .0000

      1404499                              .2500
      249,680.40                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1404500                              .2500
      245,544.50                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000
1



      1404501                              .2500
       44,037.11                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1404502                              .2500
      270,242.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1404503                              .2500
      300,950.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1404504                              .2500
      493,353.54                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1404505                              .2500
      244,187.55                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1404506                              .2500
      393,023.65                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1404507                              .2500
      288,061.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404508                              .2500
      393,098.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000
1



      1404509                              .2500
      345,927.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404510                              .2500
       44,422.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404511                              .2500
       55,809.13                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404512                              .2500
       38,639.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404514                              .2500
      346,386.45                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404515                              .2500
       53,901.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1404516                              .2500
      224,108.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1404517                              .2500
      215,604.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450
1



      1404519                              .2500
       98,293.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1404520                              .2500
      216,882.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1404521                              .2500
      390,716.29                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1404522                              .2500
      646,955.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404523                              .2500
      192,126.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404524                              .2500
      281,565.36                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404525                              .2500
      404,347.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404526                              .2500
      392,094.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700
1



      1404527                              .2500
       92,593.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404528                              .2500
      122,486.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404529                              .2500
      342,862.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404530                              .2500
      224,937.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404531                              .2500
      127,841.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404532                              .2500
       82,083.25                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404533                              .2500
       28,420.31                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404534                              .2500
      111,086.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700
1



      1404535                              .2500
       51,533.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404536                              .2500
       80,869.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1404537                              .2500
       62,144.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404538                              .2500
      123,653.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404540                              .2500
      100,736.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404541                              .2500
      157,328.42                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404542                              .2500
      278,766.31                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404543                              .2500
      252,167.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950
1



      1404544                              .2500
      240,909.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404545                              .2500
      294,990.80                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404547                              .2500
      319,507.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404549                              .2500
      148,440.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404551                              .2500
      339,763.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404552                              .2500
      242,293.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404553                              .2500
      237,236.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1404554                              .2500
      121,869.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1404555                              .2500
      157,631.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404556                              .2500
      245,871.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404557                              .2500
      344,219.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404558                              .2500
      343,231.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404559                              .2500
      495,295.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404560                              .2500
      317,979.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404561                              .2500
      295,045.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404562                              .2500
      464,204.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200
1



      1404563                              .2500
      314,625.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404564                              .2500
       68,541.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404565                              .2500
      244,957.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404566                              .2500
      245,871.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1404567                              .2500
      172,141.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1404568                              .2500
      191,814.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1404569                              .2500
      304,872.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1404571                              .2500
      133,917.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1404573                              .2500
      344,943.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1404574                              .2500
      220,742.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1404789                              .1250
      292,000.00                           .0800
            9.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1404806                              .2500
      251,341.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1405007                              .2500
       38,016.98                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1405018                              .2500
      359,300.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1405023                              .2500
       55,802.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1405027                              .2500
      218,300.85                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950
1



      1405150                              .2500
      191,486.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1405165                              .1250
      274,281.43                           .0800
            9.1250                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1405166                              .2500
      212,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1405198                              .2500
      354,029.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1405205                              .2500
      227,383.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1405236                              .2500
      344,155.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.0000                         .2950

      1405265                              .2500
       53,108.64                           .0800
            8.9500                         .0000
            8.7000                         .0000
            8.6200                         .0000
            8.0000                         .6200

      1405266                              .2500
       29,920.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1405267                              .2500
      140,539.31                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1405338                              .2500
      168,672.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1405339                              .2500
       50,350.68                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.0000                        1.5450

      1405340                              .2500
      120,419.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1405359                              .2500
      251,318.88                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1405365                              .4250
      423,931.50                           .0800
            9.5500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1405370                              .2500
      167,250.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1405378                              .2500
       20,000.00                           .0800
            8.9250                         .0000
            8.6750                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1405407                              .2500
      206,449.87                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.0000                         .4700

      1405413                              .2500
      222,373.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1405462                              .2500
      250,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.0000                        1.2950

      1405508                              .1250
      540,000.00                           .0800
            8.6250                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1405517                              .2500
      279,243.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1405518                              .2500
      274,222.74                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1405521                              .2500
      491,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1405524                              .2500
      274,265.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1405601                              .2500
      350,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1405619                              .2500
      230,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1405780                              .2500
       34,500.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1405790                              .2500
      206,150.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1405806                              .2500
      354,810.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1405807                              .2500
      269,125.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1405808                              .2500
      349,116.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1405809                              .2500
      241,753.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450
1



      1405810                              .2500
      226,869.73                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.0000                        1.4200

      1405811                              .2500
      109,933.26                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1405812                              .2500
      245,748.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1405813                              .2500
      249,346.75                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1405960                              .2500
      292,051.55                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            8.0000                         .0950

      1406581                              .2500
      383,030.18                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1406828                              .2500
      215,435.59                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1406940                              .2500
      300,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700
1



      1407014                              .2500
       94,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.0000                        1.0450

      1407612                              .2500
      197,376.30                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.0000                         .9700

      1407635                              .2500
      250,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1407648                              .2500
      400,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1407656                              .2500
      398,930.95                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950

      1407660                              .2500
       76,500.00                           .0800
            9.1000                         .0000
            8.8500                         .0000
            8.7700                         .0000
            8.0000                         .7700

      1407661                              .2500
       60,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1407663                              .2500
      131,200.00                           .0800
            9.1500                         .0000
            8.9000                         .0000
            8.8200                         .0000
            8.0000                         .8200
1



      1407665                              .2500
       30,000.00                           .0800
            8.9000                         .0000
            8.6500                         .0000
            8.5700                         .0000
            8.0000                         .5700

      1407675                              .2500
       97,376.14                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1407688                              .2500
      448,810.80                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.0000                         .7200

      1407697                              .2500
      615,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1407709                              .2500
      160,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1407721                              .2500
      110,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            8.0000                         .2200

      1407723                              .2500
      346,121.26                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0950                         .0000

      1407736                              .2500
      174,971.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700
1



      1407880                              .2500
      231,314.32                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.0000                        1.2200

      1414775                              .2500
       59,329.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1414777                              .2500
       82,306.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1414778                              .2500
      113,686.35                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1414779                              .2500
      305,857.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1414780                              .2500
      636,961.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1414783                              .2500
      316,654.55                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1414784                              .2500
       49,737.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950
1



      1414785                              .2500
      269,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.0000                        1.1700

      1414786                              .2500
      249,184.06                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.0000                         .1700

      1414787                              .2500
      174,118.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1414788                              .2500
      233,164.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.0000                         .9200

      1414789                              .2500
      273,524.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1414791                              .2500
      263,478.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1414793                              .2500
      303,381.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1414794                              .2500
      143,120.43                           .0800
            8.9900                         .0000
            8.7400                         .0000
            8.6600                         .0000
            8.0000                         .6600
1



      1414797                              .2500
       49,737.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.0000                         .7950

      1414800                              .2500
      194,326.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1414801                              .2500
       49,719.50                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0000                         .0450

      1414802                              .2500
      494,531.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.0000                         .4200

      1414803                              .2500
      187,997.31                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.0000                         .6700

      1414805                              .2500
      210,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.0000                         .5450

      1414850                              .2500
      280,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.0000                        1.0950

      1414851                              .2500
       41,289.36                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.0000                         .5950
1



      1414894                              .2500
      108,474.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.0000                         .3450

      1414905                              .2500
      257,200.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.0000                         .8450

      1414911                              .2500
      114,000.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.0000                        1.3450

  TOTAL NUMBER OF LOANS:      433
  TOTAL BALANCE........:        105,020,175.63



  RUN ON     : 04/17/95            RFC DISCLOSURE SYSTEM
RFFSDFIX-01
  AT         : 14.13.03            INITIAL SECURITY FEES
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S4      FIXED SUMMARY REPORT
CUTOFF : 04/01/95
  POOL       : 0004168
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM
    TO

  CURR NOTE RATE                        8.7018            6.2500
  10.0000
  RFC NET RATE                          8.4398            6.0000
   9.7500
  NET MTG RATE(INVSTR RATE)             8.3761            5.9200
   9.7200
  POST STRIP RATE                       7.9199            5.9200
   8.0000
  SUB SERV FEE                           .2620             .1250
   1.1250
  MSTR SERV FEE                          .0637             .0300
    .0800
  ALL EXP                                .0000             .0000
    .0000
  MISC EXP                               .0000             .0000
    .0000
  SPREAD                                 .0000             .0000
    .0000
  STRIP                                  .4562             .0000
   1.7200







  TOTAL NUMBER OF LOANS:   433
  TOTAL BALANCE........:     105,020,175.63


                             ***************************
                             *      END OF REPORT      *
                             ***************************



EXHIBIT G




             FORM OF SELLER/SERVICER CONTRACT


                    This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and,
together with Residential Funding, the "parties" and each, individually, a "party").

                    WHEREAS, the Seller/Servicer desires to sell
Loans
to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and
Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

                    NOW, THEREFORE, in consideration of the
premises,
and the terms, conditions and agreements set forth below, the parties agree as follows:

1.                  Incorporation of Guides by Reference.

                    The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential
Funding in writing; provided, further that if the Seller/Servicer does not service Loans for Residential
Funding, the provisions of the Residential Funding
Servicer Guide shall be inapplicable, and if the Seller/Servicer does not sell Loans to Residential
Funding, the provisions of the Residential Funding
Seller Guide shall be inapplicable, in each case until such time as the Seller/Servicer does service Loans for or, as appropriate, does sell Loans to Residential
Funding. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.                  Amendments.

                    This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.                  Representations and Warranties.

    a.                  Reciprocal Representations and Warranties.

                     The Seller/Servicer and Residential
Funding
each represents and warrants to the other that as of the date of this Contract:

    (1)                 Each party is duly
organized, validly
 existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority
to enter into this
 Contract and all other
agreements which
 are contemplated by
this Contract and to
  carry out its
obligations hereunder and
    under the Guides.

 (2)                 This Contract has been
duly authorized, executed and delivered by each party and
        constitutes a valid and legally binding
         agreement of each party enforceable in
      accordance with its terms.

   (3)                 There is no action,
proceeding or
                          investigation pending
or threatened, nor
    any basis therefor
known to either
 party, that questions
the validity or
prospective validity
of this Contract.

 (4)                 Insofar as its
capacity to carry out any
          obligation under this
Contract is
  concerned, neither
party is in violation
  of any charter,
articles of
incorporation, bylaws,
mortgage,
              indenture,
indebtedness, agreement,
          instrument, judgment,
decree, order,
          statute, rule or
regulation and no such
       obligation adversely
affects its
  capacity to fulfill
any of its promises
or duties under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.
         b.                  Seller/Servicer's Representations,
Warranties
and Covenants.

            In addition to the representations,
           warranties and covenants made by the
        Seller/Servicer pursuant to subparagraph
(a)
       of this paragraph 3, the Seller/Servicer
        makes the representations, warranties and
       covenants set forth in the Guides and,
upon
       request, agrees to deliver to Residential
        Funding the certified Resolution of Board
of   Directors which authorizes the execution
and  delivery of this Contract.
4.                  Remedies of Residential Funding.

                    If an Event of Seller Default, or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.                  Seller/Servicer's Status as Independent
Contractor.

                    At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding.
The Seller/Servicer shall, at all times, act as an independent contractor.

6.                  Prior Agreements Superseded.

                    This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.                  Assignment.

                    This Contract may not be assigned or
transferred,
in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan. Unless Residential Funding specifies otherwise, any such sale, assignment, conveyance, hypothecation, pledge or transfer shall be effective upon written notice by Residential Funding to the Seller/Servicer.

8.                  Notices.

                    All notices, requests, demands or other
communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by certified mail, return receipt requested, postage prepaid, to the addresses below.
However, another name or address or both may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or by Residential
Funding pursuant to an amendment to the Guides.

If to Residential Funding, notice must be sent to the appropriate address specified in the Guides.

If to the Seller/Servicer, notice must be sent to:
















                    Attention:





9.                  Jurisdiction and Venue.

                    Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.                 Miscellaneous.

                    This Contract, including all documents
incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All section headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

                    IN WITNESS WHEREOF, the duly authorized
officers
of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:

                                       SELLER/SERVICER

[Corporate Seal]
(If none, so state.)









(Name of
Seller/Servicer)



                                       By:






(Signature)




                                       By:


   (Typed Name)



                  (Typed
Name)


Title:

                                       Title:





ATTEST:

                                       RESIDENTIAL FUNDING
CORPORATION



                                       By:






(Signature)




                                       By:


   (Typed Name)



                  (Typed
Name)


Title:

                                       Title:



EXHIBIT H


               FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:                                     REQUEST FOR RELEASE OF
DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)



                  Mortgage
Loan Prepaid in Full


   Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing
Agreement."




Residential Funding Corporation
Authorized Signature

*******************************************************
***********************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                                        Enclosed Documents:

                                       [ ] Promissory Note


                                       [ ] Primary Insurance
Policy


                                       [ ] Mortgage or Deed of
Trust


                                       [ ] Assignment(s) of
Mortgage or Deed of Trust


                                       [ ] Title Insurance
Policy


                                       [ ] Other:







Name



Title



Date


                        EXHIBIT I-1



         FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                                                    )
                                                            : ss.:
COUNTY OF                               )

                      [NAME OF OFFICER], being first duly sworn, deposes and says:

                       1.  That he is [Title of Officer] of [Name
of
Owner] (record or beneficial owner of the Mortgage
Pass-Through Certificates, Series 1995-S4, Class R (the
"Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                   2.  That the Owner (i) is not and will not
be
a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                3.  That the Owner is aware (i) of the tax
that would be imposed on transfers of Class R
Certificates to disqualified organizations under the Code, that applies to all transfers of Class R
Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                   4.  That the Owner is aware of the tax
imposed on a "pass-through entity" holding Class R
Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                     5.  That the Owner is aware that the
Trustee
will not register the transfer of any Class R
Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                6.  That the Owner has reviewed the
restrictions set forth on the face of the Class R
Certificates and the provisions of Section 5.02(g) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause
(iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The
Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                   7.  That the Owner consents to any
additional
restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R
Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                 8.  The Owner's Taxpayer Identification
Number is ______________.

                   9.  This affidavit and agreement relates
only
to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The
Owner understands that the liabilities described herein relate only to the Class R Certificates.

               10.  That no purpose of the Owner relating
to
the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

         11.                 That the Owner has no
present knowledge
or expectation that it will be unable to pay any United
States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R
Certificate.

          12.                 That the Owner has no
present knowledge
or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                13.                 The Owner is a citizen
or resident of
the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.



                                       [NAME OF OWNER]




                                       By:




                                       [Name of Officer]


                                       [Title of Officer]
[Corporate Seal]

ATTEST:





[Assistant] Secretary



                     Personally appeared before me the
above-named
[Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

              Subscribed and sworn before me this ____ day of ________________, 199__.










                                       NOTARY PUBLIC



                                       COUNTY OF




                                       STATE OF




                                       My Commission expires the


                                       ____ day of


                                       _______________, 19__.



                        EXHIBIT I-2



              FORM OF TRANSFEROR CERTIFICATE




                         __________________,19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series
1995-S4

Re:                 Mortgage Pass-Through
Certificates,
Series 1995-S4, Class
R

Ladies and Gentlemen:

              This letter is delivered to you in
connection
with the transfer by _______________________________
(the "Seller") to _______________________________ (the
"Purchaser") of $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S4, Class R (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of April 1, 1995, among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1.                  No purpose of the
Seller relating to the
transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2.                  The Seller understands
that the
Purchaser has delivered to the Trustee and the Master
Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as
Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.


               3.                  The Seller has at the
time of the
transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United
States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

               4.                  The Seller has no
actual knowledge that
the proposed Transferee is not both a United States
Person and a Permitted Transferee.



                                             Very truly yours,










                                              (Seller)




                                                 By:




                                                Name:




                                                Title:




                         EXHIBIT J



          FORM OF INVESTOR REPRESENTATION LETTER




                   ______________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series
1995-S4

                RE:                 Mortgage Pass-Through
Certificates,
                                  Series 1995-S4, Class



Ladies and Gentlemen:

                                        _________________________
(the
"Purchaser")
intends to purchase from ___________________________
(the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S4, Class __ (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of April 1, 1995, among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

      1.
The Purchaser understands that (a)
the Certificates have not been and will
not
          be registered or qualified under the
          Securities Act of 1933, as amended (the
         "Act") or any state securities law, (b)
the
         Company is not required to so register or qualify the Certificates, (c) the
         Certificates may be resold only if
registered
         and qualified pursuant to the provisions of
         the Act or any state securities law, or
if an
          exemption from such registration and
           qualification is available, (d) the
Pooling
           and Servicing Agreement contains
restrictions
           regarding the transfer of the Certificates
               and (e) the Certificates will bear a
legend
            to the foregoing effect.

             2.
The Purchaser is acquiring the
Certificates for its own account for
investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the
Act or any applicable state securities
laws.

 3.   The Purchaser is (a) a substantial,
sophisticated institutional investor
having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and
(c)      an "accredited investor" within the
meaning of Rule 501(a) promulgated pursuant to the Act.

4.
The Purchaser has been furnished
with, and has had an opportunity to review
 (a) [a copy of the Private Placement
Memorandum, dated ___________________, 19__,
relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the
Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private
Placement Memorandum (the "Memorandum")
relating to the original sale (the
"Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such
Memorandum was provided to it by the
Seller,
that the Memorandum was prepared by the
Company solely for use in connection with the
Original Sale and the Company did not
participate in or facilitate in any way
the purchase of the Certificates by the
Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or
(b)  any information, development or event
arising after the date of the Memorandum.]
  5.
The Purchaser has not and will not
nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any
Certificate
or any other similar security to any
person
in any manner, (b) solicit any offer to
buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any
Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the
Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.
  6.
The Purchaser is not an employee
benefit plan subject to the Employee
Retirement Income Security Act of 1974,
as amended ("ERISA"), or the Internal Revenue
Code of 1986 (the "Code"), or an
investment
manager, a named fiduciary or a trustee
of any such plan or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any
Certificate
to any such employee benefit plan, or to any person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such employee benefit plan delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master
Servicer,to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of such plan is permissible under applicable law, would not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or
 Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.

7.
The Purchaser is not a non-United
States person.



                                                  Very truly yours,










                                                    By:





                                                  Name:





                                                 Title:





                         EXHIBIT K



         FORM OF TRANSFEROR REPRESENTATION LETTER






                            , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention: Residential Funding Corporation Series 1995-
S4

       Re:                 Mortgage Pass-Through
Certificates,  Series 1995-S4, Class


Ladies and Gentlemen:

                  In connection with the sale by

(the "Seller") to                    (the "Purchaser")
of $            Initial Certificate Principal Balance
of Mortgage Pass-Through Certificates, Series 1995-S4,
Class   (the "Certificates"), issued pursuant to the
Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of April 1, 1995, among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                   Neither the Seller nor anyone acting on
its
behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the
"Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The
Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate.
The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
Agreement.



                   Very truly yours,







                   (Seller)





                   By:



                   Name:



                   Title:



                         EXHIBIT L



       [FORM OF RULE 144A INVESTMENT REPRESENTATION]




  Description of Rule 144A Securities, including numbers:


      _______________________________________________


      _______________________________________________


      _______________________________________________


      _______________________________________________


                     The undersigned  seller, as registered
holder
(the "Seller"), intends to transfer the Rule 144A
Securities described above to the undersigned buyer
(the "Buyer").

                   1.  In connection with such transfer and
in
accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A
Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A
Securities under the Securities Act of 1933, as amended
(the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A
Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                2.  The Buyer warrants and represents to,
and
covenants with, the Seller, the Trustee and the Master
Servicer (as defined in the Pooling and Servicing
Agreement (the "Agreement"), dated as of April 1, 1995, among Residential Funding Corporation as Master
Servicer, Residential Funding Mortgage Securities I,
Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust as trustee, as follows:

                  a.  The Buyer
understands that the Rule
              144A Securities have not been registered under the
               1933 Act or the securities laws of any state.

                                   b.  The Buyer
considers itself a
                    substantial, sophisticated institutional investor
                    having such knowledge and experience in
financial
                    and business matters that it is capable of evaluating the merits and risks of investment in
                    the Rule 144A Securities.

                     c.  The Buyer has been
furnished with
                    all information regarding the Rule 144A
Securities
                    that it has requested from the Seller, the Trustee
                    or the Servicer.

                      d.  Neither the Buyer
nor anyone acting
                    on its behalf has offered, transferred,
pledged,
                    sold or otherwise disposed of the Rule 144A
                    Securities, any interest in the Rule 144A
                    Securities or any other similar security to, or solicited any offer to buy or accept a transfer,
                    pledge or other disposition of the Rule 144A
                    Securities, any interest in the Rule 144A
                    Securities or any other similar security from, or
                    otherwise approached or negotiated with respect to
                    the Rule 144A Securities, any interest in the Rule
                    144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any
                    other action, that would constitute a
distribution
                    of the Rule 144A Securities under the 1933 Act or
                    that would render the disposition of the Rule
144A
                    Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor
                    will it act, nor has it authorized or will it authorize any person to act, in such manner with
                    respect to the Rule 144A Securities.

               e.  The Buyer is a
"qualified
                    institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.
The
                    Buyer is aware that the sale to it is being made
                    in reliance on Rule 144A.  The Buyer is
acquiring
                    the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A
Securities
                    may be resold, pledged or transferred only (i) to
                    a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that
                    the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another
                    exemption from registration under the 1933 Act.

                [3. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, Master
Servicer and the Company that either (1) the Buyer is
(A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal
Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan (delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.]

                4.  This document may be executed in one
or
more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                     IN WITNESS WHEREOF, each of the parties
has
executed this document as of the date set forth below.








Print Name of Seller



                  Print Name
of Buyer

By:

                                              By:



         Name:

                                             Name:
         Title:



                  Title:

Taxpayer Identification:

                                              Taxpayer
Identification:

No.

                                         No.



Date:

                                              Date:











                                      ANNEX 1 TO EXHIBIT L




    QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A



  [For Buyers Other Than Registered Investment Companies]






                    The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice
President or other executive officer of the Buyer.

                2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis
$______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal
              Revenue Code.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an
             audited net worth of at least $25,000,000 as
              demonstrated in its latest annual financial statements, a copy of which is attached hereto.
         ___  Savings and Loan.  The Buyer (a) is a savings
                and loan association, building and loan
            association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b)
               has an audited net worth of at least
           $25,000,000 as demonstrated in its latest annual financial statements.

            Broker-Dealer.  The Buyer is a dealer
            registered pursuant to Section 15 of the
                   Securities Exchange Act of 1934.

            Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

 State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

 ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the
  Employee Retirement Income Security Act of
                             1974.

         ___                 Investment Adviser.   The Buyer is an
                             investment adviser registered under
the
                             Investment Advisers Act of 1940.

         ___                 SBIC.  The Buyer is a Small Business
Investment
                             Company licensed by the U.S. Small
Business
                             Administration under Section 301(c) or
(d) of
                             the Small Business Investment Act of
1958.

         ___                 Business Development Company.  The
Buyer is a
                             business development company as
defined in
                             Section 202(a)(22) of the Investment
Advisers
                             Act of 1940.

         ___                 Trust Fund.  The Buyer is a trust fund
whose
                             trustee is a bank or trust company and
whose
                             participants are exclusively (a) plans
                             established and maintained by a State,
its
                             political subdivisions, or any agency
or
                             instrumentality of the State or its
political
                             subdivisions, for the benefit of its
employees,
                             or (b) employee benefit plans within
the
                             meaning of Title I of the Employee
Retirement
                             Income Security Act of 1974, but is
not a trust
                             fund that includes as participants
individual
                             retirement accounts or H.R. 10 plans.

 3.                             The term "securities"
as used herein
does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4.                             For purposes of
determining the
aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

    5.                             The Buyer acknowledges
that it is
familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

    ___  Will the Buyer be purchasing the Rule
144A
  Yes    No   Securities only for the Buyer's own
account?

     6.                             If the answer to the
foregoing question
is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

   7.                             The Buyer will notify
each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.









                   Print Name of Buyer



                   By:







                                       Name:


                                       Title:


                   Date:







                                      ANNEX 2 TO EXHIBIT L




    QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A



   [For Buyers That Are Registered Investment Companies]


The undersigned hereby certifies as follows in connection with the Rule 144A Investment
Representation to which this Certification is attached:

             1.   As indicated below, the undersigned
is
the President, Chief Financial Officer or Senior Vice
President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933
("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

              2. In connection with purchases by Buyer, the
Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least
$100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

___         The Buyer owned $___________________ in
            securities (other than the excluded
            securities referred to below) as of the
end  of the Buyer's most recent fiscal year
(such)    amount being calculated in accordance with
Rule 144A).    The Buyer is part of a Family of
Investment  Companies which owned in the aggregate
  $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3.                  The term "Family of
Investment
Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

       4.                  The term "securities"
as used herein
does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

       5.                  The Buyer is familiar
with Rule 144A and
understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.
In addition, the Buyer will only purchase for the Buyer's own account.

       6.                  The undersigned will
notify each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice, the Buyer's purchase of Rule 144A
Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.








                                       Print Name of Buyer




                                       By:





                                          Name:





                                          Title:






                                       IF AN ADVISER:







                                       Print Name of Buyer




                                       Date:







                         EXHIBIT M



        [Text of Amendment to Pooling and Servicing


       Agreement Pursuant to Section 12.01(e) for a


                     Limited Guaranty]



                        ARTICLE XII



  Subordinate Certificate Loss Coverage; Limited Guaranty

                    Section 12.01.  Subordinate Certificate
Loss
Coverage; Limited Guaranty.  (a) Subject to subsection
(c) below, prior to the later of the third Business Day prior to each Distribution Date or the related
Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related
Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a).

      (b)                 Subject to subsection
(c) below, prior
to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard
Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Sections
4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B
Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05.
Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

          (c)                 Demands for payments
pursuant to this
Section shall be made prior to the later of the third
Business Day prior to each Distribution Date or the
related Determination Date by the Master Servicer with
written notice thereof to the Trustee.  The maximum
amount that Residential Funding shall be required to
pay pursuant to this Section on any Distribution Date
(the "Amount Available") shall be equal to the lesser
of (X)                  minus the sum of (i) all
previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate
Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section
12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d)                 The Trustee will
promptly notify General
Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty
(the "Limited Guaranty"), executed by General Motors
Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount
Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution
Date for such month, with a copy to the Master
Servicer.

           (e)  All payments made by Residential
Funding
pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B
Certificateholders.

         (f)                 The Company shall have
the option, in
its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate
Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute
Limited Guaranty or Subordinate Certificate Loss
Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate
Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate
Loss Obligation (if not supported by the Limited
Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General
Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors
Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of
(a) the then-current rating assigned to the Class B
Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited
Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

           Section 12.02.  Amendments Relating to the
Limited Guaranty.  Notwithstanding Sections 11.01 or
12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited
Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master
Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class
B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless
(A) the Holder of 100% of the Class B Certificates is
Residential Funding or an Affiliate of Residential
Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section
12.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate
Certificate Loss Obligation), an Opinion of Counsel
(which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.
A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.
EXHIBIT N



                [Form of Limited Guaranty]



                     LIMITED GUARANTY



      RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.



            Mortgage Pass-Through Certificates


                      Series 1995-S4






                        ,
1995

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series
1995-S4

Ladies and Gentlemen:

WHEREAS, Residential Funding Corporation, a
Delaware corporation ("Residential Funding"), an
indirect wholly-owned subsidiary of General Motors
Acceptance Corporation, a New York corporation
("GMAC"), plans to incur certain obligations as
described under Section 11.01 of the Pooling and
Servicing Agreement dated as of April 1, 1995, (the
"Servicing Agreement"), among Residential Funding
Mortgage Securities I, Inc. (the "Company"),
Residential Funding and Bankers Trust Company (the
"Trustee") as amended by Amendment No. 1 thereto, dated
as of         , with respect to the Mortgage
Pass-Through Certificates, Series 1995-S4 (the
"Certificates"); and

     WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

      WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential
Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

      NOW THEREFORE, in consideration of the
premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

        1.                  Provision of Funds.
(a) GMAC agrees to
contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related
Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate
Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 11.01 of the Servicing
Agreement.

     (b)                 The agreement set
forth in the preceding
clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential
Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing
Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

       2.                  Waiver.  GMAC hereby
waives any failure
or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

           3.                  Modification,
Amendment and Termination.
This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

   4.                  Successor.  Except as
otherwise
expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

    5.                  Governing Law.  This
Limited Guaranty
shall be governed by the laws of the State of New York.
6.                  Authorization and Reliance.  GMAC
understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

 7.                  Definitions.
Capitalized terms used but
not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

  8.                  Counterparts.  This
Limited Guaranty may
be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, GMAC has caused this
Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                                  GENERAL MOTORS


                                                   ACCEPTANCE


                                                   CORPORATION




                                                    By:





                                                   Name:





                                                   Title:





Acknowledged by:

Bankers Trust Company
  as Trustee


By:


Name:


Title:




RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:


Name:


Title:




                         EXHIBIT O



  FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE
LOAN




                           __________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1995-
S4

 Re:                 Mortgage Pass-Through Certificates,
Series 1995-S4 Assignment of Mortgage Loan.



Ladies and Gentlemen:

             This letter is delivered to you in
connection
with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section
3.13(d) of the Pooling and Servicing Agreement (the
"Pooling and Servicing Agreement"), dated as of April 1,
1995, among Residential Funding Mortgage Securities I,
Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

  (i)                                   the Mortgage Loan is
secured by Mortgaged
Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

  (ii)                                   the substance of the
assignment is, and is
intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

 (iii)                                   the Mortgage Loan
following the proposed
assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

 (iv)                                   such assignment is at
the request of the
borrower under the related Mortgage Loan.



                                       Very truly yours,








                                       (Lender)



                                       By:




                                       Name:




                                       Title:



                              EXHIBIT P


                     Schedule of Discount Fractions




1995-S4 SCHEDULE OF DISCOUNT MORTGAGE LOANS

LOAN     PRINCIPAL    NET MTG    DISCOUNT        PO
NUMBER   BALANCE       RATE      FRACTION       BALANCE
1380115   233,202.41   5.92%  26.0000000000%   $60,632.63
1352282   213,837.68   6.17%  22.8750000000%   $48,915.37
1377755    67,164.01   6.42%  19.7500000000%   $13,264.89
1397144   290,607.50   6.55%  18.1875000000%   $52,854.24
1355180    44,583.09   6.67%  16.6250000000%    $7,411.94
1400216   235,038.21   6.67%  16.6250000000%   $39,075.10
1370509   351,888.14   6.67%  16.6250000000%   $58,501.40
1397203   254,156.55   6.75%  15.6250000000%   $39,711.96
1400222   295,616.51   6.80%  15.0625000000%   $44,527.24
1379329   117,567.24   6.92%  13.5000000000%   $15,871.58
1385300   123,917.35   6.93%  13.4375000000%   $16,651.39
1400220   305,407.57   7.05%  11.9375000000%   $36,458.03
1407723   346,121.26   7.10%  11.3125000000%   $39,154.97
1397189   292,512.26   7.13%  10.9375000000%   $31,993.53
1397186   286,122.15   7.13%  10.9375000000%   $31,294.61
1404497   244,614.65   7.17%  10.3750000000%   $25,378.77
1377867   107,077.16   7.17%  10.3750000000%   $11,109.26
1385903   220,842.48   7.17%  10.3750000000%   $22,912.41
1404496   522,207.85   7.17%  10.3750000000%   $54,179.06
1377876   157,147.67   7.30%   8.8125000000%   $13,848.64
1360118   106,840.47   7.30%   8.7500000000%    $9,348.54
1404498   112,229.33   7.42%   7.2500000000%    $8,136.63
1397212   330,282.50   7.50%   6.2500000000%   $20,642.66
1397187   390,134.94   7.50%   6.2500000000%   $24,383.43
1397177   439,298.68   7.50%   6.2500000000%   $27,456.17
1397183   268,351.41   7.50%   6.2500000000%   $16,771.96
1404501    44,037.11   7.55%   5.6875000000%    $2,504.61
1400594   273,730.39   7.55%   5.6875000000%   $15,568.42
1397141   251,816.34   7.55%   5.6875000000%   $14,322.05
1404500   245,544.50   7.55%   5.6875000000%   $13,965.34
1397787   155,499.25   7.55%   5.6875000000%    $8,844.02
1404499   249,680.40   7.55%   5.6875000000%   $14,200.57
1404502   270,242.35   7.55%   5.6875000000%   $15,370.03
1407648   400,000.00   7.60%   5.0625000000%   $20,250.00
1404504   493,353.54   7.67%   4.1250000000%   $20,350.83
1401976   258,000.47   7.67%   4.1250000000%   $10,642.52
1404503   300,950.36   7.67%   4.1250000000%   $12,414.20
1394248   244,140.55   7.68%   4.0625000000%    $9,918.21
1397182   243,321.71   7.75%   3.1250000000%    $7,603.80
1404506   393,023.65   7.80%   2.5625000000%   $10,071.23
1404505   244,187.55   7.80%   2.5625000000%    $6,257.31
1385888 1,100,743.20   7.80%   2.5625000000%   $28,206.54
1398295   321,226.29   7.80%   2.5625000000%    $8,231.42
1400591   593,070.82   7.85%   1.9375000000%   $11,490.75
1397208    98,255.93   7.88%   1.5625000000%    $1,535.25
1397199   282,119.94   7.88%   1.5625000000%    $4,408.12
1397197   387,180.23   7.88%   1.5625000000%    $6,049.69
1397180   213,105.76   7.88%   1.5625000000%    $3,329.78
1397178    43,111.60   7.88%   1.5625000000%      $673.62
1397190   253,912.62   7.88%   1.5625000000%    $3,967.38
1414778   113,686.35   7.92%   1.0000000000%    $1,136.86
1404507   288,061.93   7.92%   1.0000000000%    $2,880.62
1397143    49,283.56   7.92%   1.0000000000%      $492.84
1414800   194,326.61   7.92%   1.0000000000%    $1,943.27
1404514   346,386.45   7.92%   1.0000000000%    $3,463.86
1394891   221,740.90   7.92%   1.0000000000%    $2,217.41
1404508   393,098.98   7.92%   1.0000000000%    $3,930.99
1404510    44,422.91   7.92%   1.0000000000%      $444.23
1404509   345,927.04   7.92%   1.0000000000%    $3,459.27
1404512    38,639.60   7.92%   1.0000000000%      $386.40
1397538   205,197.67   7.92%   1.0000000000%    $2,051.98
1404511    55,809.13   7.92%   1.0000000000%      $558.09
1400592   457,351.91   7.92%   1.0000000000%    $4,573.52
1397587   241,559.35   7.97%   0.3750000000%      $905.85
1405518   274,222.74   7.97%   0.3750000000%    $1,028.34
1399091   359,842.13   7.97%   0.3750000000%    $1,349.41


      $17,346,580.89           6.0616270328%  $1,051,485.04